EXECUTION VERSION

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT,
FIRST AMENDMENT TO U.S. GUARANTY AGREEMENT
AND FIRST AMENDMENT TO U.S. SECURITY AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT Agreement, FIRST AMENDMENT TO U.S. GUARANTY agreement AND FIRST AMENDMENT TO U.S. SECURITY AGREEMENT, dated as of May 9, 2016 (this “Amendment”), is by and among Bank of America, N.A., in its capacity as administrative agent and collateral agent for the Lenders, pursuant to the Credit Agreement defined below (in such capacity, the “Administrative Agent”), the Lenders party hereto, the Exiting Lenders (as defined below) party hereto, Nortek, Inc., a Delaware corporation (the “Specified U.S. Borrower”), and the Subsidiaries of the Specified U.S. Borrower party hereto, as Borrowers and Guarantors (collectively, with the Specified U.S. Borrower, the “Loan Parties”).
W I T N E S S E T H :
WHEREAS, the Administrative Agent, the Lenders, the Exiting Lenders, the Specified U.S. Borrower and the other Loan Parties have entered into financing arrangements pursuant to which the Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement dated December 17, 2010, by and among the Administrative Agent, the Lenders party to the Credit Agreement from time to time, the Borrowers and the other Loan Parties and the other parties thereto (as heretofore amended, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement);
WHEREAS, certain U.S. Subsidiary Guarantors entered into a U.S. Guaranty dated as of December 17, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “U.S. Guaranty”) in favor of the Administrative Agent for the ratable benefit of itself and the Secured Parties.
WHEREAS, the Loan Parties entered into a U.S. Security Agreement dated as of December 17, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”) in favor of the Administrative Agent for the ratable benefit of itself and the Secured Parties.
WHEREAS, the Borrowers and the other Loan Parties have requested (a) an increase of the U.S. Revolving Credit Facility in the aggregate principal amount of $45,000,000 (the “U.S. Facility Increase”), (b) a permanent reduction (subject to the Canadian Reallocation and Canadian Increase provisions of this Amendment) of the Canadian Revolving Credit Facility to zero (the “Canadian Facility Reduction”), and (c) that the Maturity Date of the U.S. Revolving Credit Facility be extended to May 9, 2021, and the Lenders providing such U.S. Facility Increase (the “Increasing Lenders” and together with the existing Lenders under the Credit Agreement, the “Lenders”) are willing to effect such U.S. Facility Increase and maturity extension as provided in, and on the terms and subject to the conditions set forth in, this Amendment.
WHEREAS, the Loan Parties have requested that in connection with this Amendment, certain assignments be made by and among the Lenders and certain lenders under the Credit Agreement who wish to cease to be Lenders thereunder and to assign their U.S. Revolving Credit Commitments to the Lenders as provided herein (such assigning existing lenders, the “Exiting Lenders”) to effectuate this Amendment and the U.S. Facility Increase, and the Lenders and Exiting Lenders are willing to effect such assignments and U.S. Facility Increase as provided in, and on the terms and conditions contained in, this Amendment.
WHEREAS, the Borrowers and the other Loan Parties have requested certain other amendments to the Credit Agreement, the U.S. Guaranty and the U.S. Security Agreement, as more specifically set forth herein, and the Administrative Agent and the Lenders (after giving effect to the assignments by the Exiting Lenders contained herein) have agreed to such requests, subject to the terms and conditions of this Amendment.
WHEREAS, by this Amendment, the Administrative Agent, the Lenders, the Borrowers and the other Loan

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Parties desire and intend to evidence the U.S. Facility Increase, the Canadian Facility Reduction, the maturity date extension and such amendments.
NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Credit Agreement.

(a)The Credit Agreement is, effective as of the Fourth Amendment Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), each as set forth in the pages of a conformed copy of the Credit Agreement attached as Annex A hereto.

(b)Schedules 2.01, 5.13, 7.01, 7.02 and 7.03(b) to the Credit Agreement are, effective as of the Fourth Amendment Effective Date, hereby deleted and replaced in their entirety by the corresponding Schedules attached as Annex B hereto.

(c)Exhibits D, E-1, and K to the Credit Agreement are, effective as of the Fourth Amendment Effective Date, hereby deleted and replaced in their entirety by the corresponding Exhibits attached as Annex C hereto.

(d)A new Schedule 5.23 is hereby added to the Credit Agreement in the form attached as Annex D hereto.

2.Amendments to U.S. Guaranty.

(a)The U.S. Guaranty is, effective as of the Fourth Amendment Effective Date, hereby amended by adding a new Section 17 to read in its entirety as follows

Section 17. Keepwell.
(a)    Each Loan Party that is a Qualified ECP Guarantor at the time the U.S. Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this U.S. Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 17 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act. The Guarantors’ Obligations are secured by the various U.S. Collateral Documents referred to in the Credit Agreement, including without limitation, the U.S. Security Agreement, the U.S. Intellectual Property Security Agreement, the Mortgages and the U.S. Account Control Agreements.
(b)    For purposes of this Guaranty, the following terms have the following meanings:
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets

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exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 17 of this Guaranty).
(b)Section 14 of the U.S. Guaranty is, effective as of the Fourth Amendment Effective Date, hereby amended by deleting clause (a) thereof and replacing it with the following:

“(a)    remain in full force and effect until the termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made),”
3.Amendments to U.S. Security Agreement.

(a)Section 1 of the U.S. Security Agreement is, effective as of the Fourth Amendment Effective Date, hereby amended by adding a new paragraph to the end of such Section to read in its entirety as follows:
“Notwithstanding the foregoing, the terms “Pledged Equity,” “Security Collateral” and “Collateral” shall not include any Equity Interests of any Foreign Subsidiary to the extent (and only to the extent) that, when aggregated with all of the other Equity Interests in such Foreign Subsidiary pledged by any Grantor, the pledge thereof hereunder would result in more than 66% of the total combined voting power of all classes of Equity Interests in such Foreign Subsidiary entitled to vote to be pledged hereunder.”
4.Canadian Facility Reduction; Release of Canadian Loan Parties. Subject to the terms and conditions of this Amendment, and effective as of the Fourth Amendment Effective Date (as defined below), (a) the Canadian Revolving Credit Facility is hereby permanently reduced to zero and (b) (i) Nortek Air Solutions Quebec, Inc., a Canadian Corporation is hereby released from its obligations as the Canadian Borrower under the Credit Agreement and (ii) each of Broan-Nutone Canada ULC, an unlimited liability company organized under the laws of Canada, Innergy Tech Inc., a Canadian corporation, Venmar Ventilation ULC, an unlimited liability company organized under the laws of Canada, Nortek Air Solutions Canada, Inc., a Canadian corporation, 2GIG Technologies Canada, Inc., a Canadian corporation, Ergotron Canada Corporation, a Canadian corporation, and any other Canadian Subsidiary Guarantor(s) are each hereby released from its respective obligations as a Canadian Subsidiary Guarantor under the Canadian Guarantee and from all of its respective obligations under the Credit Agreement, the Canadian Notes, any and all of the Canadian Collateral Documents, and any and all of the other Loan Documents entered into by it and (c) all Liens granted by each of the Canadian Loan Parties in favor of Bank of America, N.A., in its capacity as Administrative Agent, for the ratable benefit of itself and the Secured Parties, on the Canadian Collateral are hereby released. Upon the Specified U.S. Borrower’s request, and at the Loan Parties’ sole expense, the Administrative Agent will execute and deliver any documents reasonably required to effect or evidence the foregoing releases.

5.Release of Mortgage. Subject to the terms and conditions of this Amendment, and effective as of the Fourth Amendment Effective Date, the Mortgage on the real property located at 150/157 McKinley Avenue, Mercer PA (the “Released Real Property”), is hereby released; provided that, at the request of the Administrative Agent (in its sole discretion), the Loan Parties hereby agree to provide the Administrative Agent a new Mortgage on the Released Real Property. At the Loan Parties’ sole expense, the Administrative Agent will execute and deliver any documents reasonably required to effect or evidence the foregoing release.

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6.Facility Increase and Related Assignments and Assumptions.

(a)Upon the Fourth Amendment Effective Date (and prior to the effectiveness of the amendments set forth in Sections 1, 2 and 3 above) (i) the U.S. Facility Increase shall be provided by the Increasing Lenders in an aggregate principal amount equal to $45,000,000 and (ii) the U.S. Revolving Credit Commitment (immediately after giving effect to the U.S. Facility Increase) of each U.S. Lender shall be the amount set forth opposite such U.S. Lender’s name on revised Schedule 2.01 to the Credit Agreement attached as Annex B hereto (the “Revised Commitment Schedule”). In connection with the U.S. Facility Increase, the Administrative Agent may make such adjustments between and among the U.S. Lenders, the Exiting Lenders and the Borrowers as are reasonably necessary to effectuate such U.S. Facility Increase and the related adjustments to the existing U.S. Revolving Credit Loans of the U.S. Lenders and the Exiting Lenders after giving effect thereto, so that the outstanding U.S. Revolving Credit Loans of the U.S. Lenders, after giving effect to this Amendment, are pro rata based on each U.S. Lender’s Applicable Percentage with the amounts set forth on the Revised Commitment Schedule as of the Fourth Amendment Effective Date. On the Fourth Amendment Effective Date, all outstanding loans under the Credit Agreement made by any Exiting Lender shall be repaid in full and the commitments and other obligations and rights of such Exiting Lender shall be terminated (except that such Exiting Lender shall continue to be entitled to the benefits of Sections 3.05 and 11.04 of the Credit Agreement, and any other contingent obligations for the benefit of the Lenders under any of the Loan Documents that by their express terms survive termination, with respect to facts and circumstances occurring prior to the Fourth Amendment Effective Date). Each Loan Party, each Lender and each Exiting Lender agrees that, as of the Fourth Amendment Effective Date (and immediately prior to the effectiveness of the amendments in Section 1 above, but acknowledging the Revised Commitment Schedule), the Exiting Lenders shall have no further U.S. Revolving Credit Loans or U.S. Revolving Credit Commitments under the Credit Agreement. In connection therewith (including any deemed repayment or prepayments of U.S. Revolving Credit Loans in connection with such reallocations), the Borrowers shall pay any additional amounts required pursuant to Section 3.05 of the Credit Agreement (including as if any reallocations constituted prepayments and reborrowings) to any applicable Lender or Exiting Lender.

(b)Notwithstanding anything to the contrary in the Credit Agreement, each Lender (after giving effect to the assignments by the Exiting Lenders in Section 6(a) above) agrees that (i) the U.S. Facility Increase provided by this Amendment shall each be effective upon the Fourth Amendment Effective Date immediately prior to the effectiveness of the amendments set forth in Section 1 above and (ii) the conditions to effectiveness of the U.S. Facility Increase and the amendments set forth in Section 1 above are limited to the conditions to the effectiveness of this Amendment on the Fourth Amendment Effective Date as set forth below.

(c)Each Joining Lender, on the Fourth Amendment Effective Date by its execution of this Amendment, agrees that (i) it is party to this Amendment for the purposes of agreeing to this Amendment and the amended Credit Agreement, and providing its U.S. Revolving Credit Commitment as set forth on the Revised Commitment Schedule; (ii) it will be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of a Lender under the Credit Agreement as if it had executed the Credit Agreement; (iii) it will be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and the related Loan Documents; (iv) it has received a copy of the Credit Agreement, copies of the most recent financial statements delivered pursuant to Section 6.1 of the Credit Agreement and such other documents and information as it deems appropriate, independently and without reliance upon the Administrative Agent, any other Lender or any of their Related Parties, to make its own credit analysis and decision to enter into this Amendment and to become a Lender under the Credit Agreement; (v) it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder; (vi) it is an Eligible Assignee (after giving effect to the consents, which are being provided pursuant to the execution of the relevant consenting parties of this Amendment); (vii) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (viii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (ix) it will provide any additional documentation (including, without limitation, any

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assignments to be executed in connection with the Amendment) to evidence its status as a Lender as of the Fourth Amendment Effective Date or as required to be delivered by it pursuant to the terms of the Credit Agreement.

(d)Each of the Lenders party to this Amendment (after giving effect to the assignments by the Exiting Lenders in Section 6(a) above) agrees that the allocation of Revolving Commitments set forth on the Revised Commitment Schedule shall be effectuated solely pursuant to this Amendment, and without any other assignment and assumption documentation, and that each of the Lenders agrees that the allocations set forth on such Revised Commitment Schedule shall be effective on the Fourth Amendment Effective Date without further action by any Lender, the Administrative Agent or any Loan Party.

7.Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction or waiver of each of the following conditions precedent (the date of such satisfaction or waiver, the “Fourth Amendment Effective Date”):

(a)the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i)the execution and delivery of this Amendment by the Loan Parties, the Administrative Agent, giving effect to Section 4 above, the Lenders and the Existing Lenders (each solely in its capacity as an Existing Lender);

(ii)such certificates of resolutions or other corporate action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Amendment;

(iii)(A) an opinion of Foley Hoag LLP, U.S. counsel to the Loan Parties, and (B) an opinion of in-house counsel with respect to U.S. Loan Parties organized in California and Florida, in each case addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent addressing, as applicable, the authorization, execution and enforceability of the Amendment and certain other matters;

(iv)new flood zone determinations and, if applicable, evidence of flood insurance, in respect of the properties subject to a Mortgage, in each case to be reasonably satisfactory to the Administrative Agent;

(v)a certificate from a Responsible Officer of the Specified U.S. Borrower, in form and substance reasonably satisfactory to the Administrative Agent and dated as of the Fourth Amendment Effective Date, certifying that (x) no Default or Event of Default has occurred and is continuing and (y) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively; and

(vi)a certificate from a Responsible Officer of each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and dated as of the Fourth Amendment Effective Date, certifying that, (x) all Loan Parties are in good standing and (y) their respective organizational documents have not changed since the Second Amendment Effective Date or attaching the current organizational documents; and
(b)the Total Canadian Revolving Credit Outstandings shall have been repaid in full;

(c)the Specified U.S. Borrower shall have paid (i) to the Administrative Agent, for the benefit

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of each Lender (but not any Exiting Lender) executing this Amendment prior to or concurrently with the effectiveness thereof, an amendment fee in an amount as agreed by the Administrative Agent and the Specified U.S. Borrower and (ii) all invoiced and accrued fees and reasonable and documented expenses of the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger in respect of this Amendment (including the reasonable and documented fees and expenses of counsel for the Administrative Agent and a joint lead arranger in respect of this Amendment); and

(d)without duplication of any amounts paid pursuant to Section 7(c) above, payment of all other fees required to be paid to the Administrative Agent and the Lenders on or before the Fourth Amendment Effective Date and all expenses in connection with this Amendment required to be reimbursed in accordance with Section 11.04 of the Credit Agreement.

8.Mortgage Amendments. Within 90 days after the Fourth Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), the applicable Loan Party shall deliver to the Administrative Agent duly executed amendments or modifications, as applicable, with respect to each Mortgage to reflect any amendments thereto necessitated by this Amendment and certain other updated information (in each case, in form and substance reasonably acceptable to the Administrative Agent), together in each case with recordation fees necessary to cause such amendments to be duly filed in each applicable jurisdiction.

9.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

11.Affirmation of Loan Parties. Each Loan Party hereby consents to the amendments and modifications to the Credit Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment. Without limiting the generality of the foregoing, (i) the execution of this Amendment shall not constitute a novation, and the Collateral Documents and all of the Collateral described therein and Liens granted in favor of the Administrative Agent created thereunder do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents to the extent provided in the Collateral Documents and that all such Liens continue to be perfected as security for the Obligations secured thereby and (ii) Erogtron, Inc., a Minnesota corporation, hereby acknowledges and confirms that it is party to the U.S. Guaranty, as a Guarantor, and has guaranteed the Guaranteed Obligations (as defined in the U.S. Guaranty) in accordance with the terms thereof.

12.Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and modified by this Amendment.

(b)On and after the effectiveness of this Amendment, each reference in the Guaranty to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the U.S. Guaranty, and each reference in each of the other Loan Documents to “the U.S. Guaranty”, “the U.S. Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Guaranty, shall mean and be a reference to the U.S. Guaranty or the U.S. Security Agreement, each as amended and modified by this Amendment, as applicable.

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(c)The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended and modified by this Amendment are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(d)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any right, power or remedy of any Lender, any L/C Issuer, any Swing Line Lender, the Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or novation of any provision of any of the Loan Documents.

(e)The Administrative Agent, the Lenders and the Loan Parties agree that this Amendment shall be a Loan Document for all purposes of the Credit Agreement (as specifically amended by this Amendment) and the other Loan Documents.

13.Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

14.Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

15.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in “pdf” or similar format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

16.Nature of Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Fourth Amendment Effective Date, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.471-2(b)(2)(i).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

SPECIFIED U.S. BORROWER:

NORTEK, INC.

By:     /s/Matthew W. Hughes
Name: Mathew W. Hughes
Title: Vice President and Treasurer

GUARANTORS:

BNSS LP, INC.
BROAN-NUTONE LLC
CORE BRANDS, LLC
ERGOTRON, INC.
GTO ACCESS SYSTEMS, LLC
HUNTAIR MIDDLE EAST HOLDINGS, INC.
NORTEK AIR SOLUTIONS, LLC
NORTEK DISTRIBUTION SERVICES, LLC
NORTEK GLOBAL HVAC LATIN AMERICA, INC.
NORTEK GLOBAL HVAC, LLC
NORTEK HOME CONTROL HOLDINGS, LLC
NORTEK INTERNATIONAL, INC.
NORTEK SECURITY & CONTROL LLC
NORTEK SHARED SERVICES, LLC
OPERATOR SPECIALTY COMPANY, INC.
PACIFIC ZEPHYR RANGE HOOD INC.
ZEPHYR VENTILATION, LLC

By:     /s/Matthew W. Hughes
Name: Mathew W. Hughes
Title: Vice President and Treasurer

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:    /s/ Adam Seiden
Name: Adam Seiden
Title: Senior Vice President

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as U.S. Revolving Credit Lender, a U.S. L/C Issuer and a U.S. Swing Line Lender

By:    /s/ Adam Seiden
Name: Adam Seiden
Title: Senior Vice President

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

WELLS FARGO CAPITAL FINANCE, LLC, as a U.S. Revolving Credit Lender

By:    /s/ Krista Mize
Name: Krista Mize
Title: Vice President

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

UBS AG, STAMPFORD BRANCH, as Lender

By:    /s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:    /s/ Craig Pearson
Name: Craig Pearson
Title: Associate Director

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Revolving Credit Lender

By:    /s/ Nicole Manies
Name: Nicole Manies
Title: Vice President

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

BARCLAYS BANK PLC, as a U.S. Revolving Credit
Lender and Joining Lender

By:    /s/ Vanessa A. Kurbatskly
Name: Vanessa A. Kurbatskly
Title: Vice President

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

CITIBANK, N.A., as a U.S. Revolving Credit Lender
and Joining Lender

By:    /s/ Allister Chan
Name: Allister Chan
Title: Vice President

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

CITIZENS BUSINESS CAPITAL, a DIVISION
OF CITIZENS ASSET FINANCE, INC.
as a U.S. Revolving Credit Lender and Joining Lender

By:    /s/ Terrence Broderick
Name: Terrence Broderick
Title: Senior Vice President

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as a U.S. Revolving Credit Lender

By:    /s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:    /s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

ROYAL BANK OF CANADA, as a U.S. Revolving Credit Lender and Joining Lender

By:    /s/ Philippe Pepin
Name: Philippe Pepin
Title: Authorized Signatory

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

PNC BANK, NATIONAL ASSOCIATION, as an Exiting Lender

By:    /s/ William Molyneaux
Name: William Molyneaux
Title: Vice President

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

SIEMENS FINANCIAL SERVICES, as an Exiting Lender

By:    /s/ James Tregillies
Name: James Tregillies
Title: Vice President

By:    /s/ John Finore
Name: John Finore
Title: Vice President

Nortek, Inc.
Fourth Amendment to Amended and Restated Credit Agreement
and First Amendment to U.S. Guaranty Agreement
Signature Page

ANNEX A

~~CONFORMED VERSION~~ANNEX A TO FOURTH AMENDMENT
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of December 17, 2010,
as amended by the Amendment to Credit Agreement dated as of April 26, 2011, the Second Amendment to Credit Agreement dated as of June 13, ~~2012 and~~2012, the Third Amendment to Credit Agreement dated as of June 3, 2015 and the Fourth Amendment to Credit Agreement dated as of May 9, 2016 among
NORTEK, INC.,
as the Specified U.S. Borrower,
~~VENTROL AIR HANDLING SYSTEMS INC.,~~
~~as the Canadian Borrower,~~
The Other Borrowers Named Herein,

BANK OF AMERICA, N.A.,
as Administrative Agent, U.S. Swing Line Lender and
U.S. L/C Issuer,

~~BANK OF AMERICA, N.A. (acting through its Canada branch),~~
~~as Canadian Swing Line Lender and~~
~~Canadian L/C Issuer,~~The Other Lenders Party Hereto,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ~~and WELLS FARGO CAPITAL FINANCE, LLC~~

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers and
Joint Bookrunners,
~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED~~
~~as Sole Bookrunner~~
and
BANK OF AMERICA, N.A.,
as Collateral Agent
~~and~~
~~WELLS FARGO CAPITAL FINANCE, LLC,~~
~~as Syndication Agent~~
~~and~~

UBS SECURITIES LLC ~~and US BANK, N.A.,~~

and

U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents

TABLE OF CONTENTS
Section    Page

ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS 1

1.01	Defined Terms 1

1.02	Other Interpretive Provisions ~~54~~54

1.03	Accounting Terms ~~55~~55

1.04	Rounding ~~55~~55

1.05	Times of Day ~~55~~55

1.06	Timing of Payment or Performance ~~55~~55

1.07	Letter of Credit Amounts ~~56~~55

1.08	Currency Equivalents Generally ~~56~~55

1.09	Collateral Agent ~~56~~56

ARTICLE II	THE COMMITMENTS AND CREDIT EXTENSIONS 56

2.01	The Loans ~~56~~56

2.02	Borrowings, Conversions and Continuations of Loans ~~62~~62

2.03	Letters of Credit ~~64~~63

2.04	Swing Line Loans ~~70~~69

2.05	Prepayments ~~76~~79

2.06	Termination or Reduction of Commitments ~~81~~79

2.07	Repayment of Loans ~~82~~79

2.08	Interest ~~83~~80

2.09	Fees ~~83~~80

2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate ~~84~~81

2.11	Evidence of Debt ~~85~~82

2.12	Payments Generally; Administrative Agent’s Clawback ~~85~~82

2.13	Sharing of Payments by Lenders ~~87~~84

2.14	Nature of Obligations ~~88~~85

2.15	Borrower Agent ~~90~~86

2.16	Commitment Increase ~~90~~86

2.17	Cash Collateral 88

2.18	Defaulting Lenders ~~92~~89

2.19	Canadian Reallocation 92

ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY 93

3.01	Taxes ~~94~~93

3.02	Illegality ~~97~~98

3.03	Inability to Determine Rates ~~98~~99

3.04	Increased Costs; Reserves on Eurodollar Rate Loans ~~98~~99

3.05	Compensation for Losses ~~100~~101

3.06	Mitigation Obligations; Replacement of Lenders ~~100~~101

3.07	Survival ~~101~~102

ARTICLE IV	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 102

4.01	Conditions to Amendment and Restatement ~~101~~102

4.02	Conditions to all Credit Extensions ~~103~~104

~~4.03~~	~~Effective Date 103~~

ARTICLE V	REPRESENTATIONS AND WARRANTIES 106

5.01	Existence, Qualification and Power; Compliance with Laws ~~105~~106

5.02	Authorization; No Contravention ~~105~~106

5.03	Governmental Authorization; Other Consents ~~105~~106

5.04	Binding Effect ~~106~~106

5.05	Financial Statements; No Material Adverse Effect ~~106~~106

5.06	Litigation ~~106~~107

5.07	No Default ~~107~~107

5.08	Ownership of Property; Liens ~~107~~107

5.09	Environmental Compliance ~~107~~108

5.10	Insurance ~~108~~108

5.11	Taxes ~~108~~109

5.12	ERISA Compliance ~~108~~109

5.13	Subsidiaries; Equity Interests; Loan Parties ~~109~~109

5.14	Margin Regulations; Investment Company Act ~~109~~110

5.15	Disclosure ~~110~~110

5.16	Compliance with Laws ~~110~~110

5.17	Intellectual Property; Licenses, Etc~~. 110~~ 110

5.18	Solvency ~~110~~110

5.19	Casualty, Etc~~. 110~~ 110

5.20	Perfection, Etc~~. 110~~ 110

5.21	~~[Reserved] 111~~
EEA Financial Institution    110

5.22	Tax Shelter Regulations ~~111~~111

5.23	OFAC; Anti-~~Terrorism Law 111~~Corruption Laws 111

5.24	Accounts ~~112~~112

5.25	Canadian Pension Plans ~~112~~113

ARTICLE VI	AFFIRMATIVE COVENANTS 113

6.01	Financial Statements ~~113~~113

6.02	Certificates; Other Information ~~115~~115

6.03	Notices ~~117~~117

6.04	Payment of Obligations ~~118~~117

6.05	Preservation of Existence, Etc~~. 118~~ 117

6.06	Maintenance of Properties ~~118~~118

6.07	Maintenance of Insurance ~~118~~118

6.08	Compliance with Laws ~~119~~118

6.09	Books and Records ~~119~~118

6.10	Inspections; Appraisals ~~119~~118

6.11	Use of Proceeds ~~119~~119

6.12	Covenant to Guarantee Obligations and Give Security ~~119~~119

6.13	Compliance with Environmental Laws ~~122~~122

6.14	Further Assurances ~~123~~122

6.15	Compliance with Terms of Leaseholds ~~123~~122

6.16	~~[Reserved] 123~~
Anti-Corruption Laws; Notices    122

6.17	Designation as Senior Debt ~~123~~123

6.18	Collateral Administration ~~123~~123

6.19	Maintenance of Cash Management System ~~125~~124

~~6.20~~	~~Mortgage Amendments 126~~

ARTICLE VII	NEGATIVE COVENANTS 125

7.01	Liens ~~126~~125

7.02	Investments ~~129~~128

7.03	Indebtedness ~~131~~130

7.04	Fundamental Changes ~~134~~133

7.05	Dispositions ~~135~~134

7.06	Restricted Payments ~~137~~136

7.07	Change in Nature of Business ~~139~~138

7.08	Transactions with Affiliates ~~139~~138

7.09	Burdensome Agreements ~~139~~138

7.10	Use of Proceeds ~~140~~139

7.11	Consolidated Fixed Charge Coverage Ratio ~~140~~139

7.12	Amendments of Organization Documents ~~140~~139

7.13	Accounting Changes ~~140~~139

7.14	Prepayments, Etc. of Indebtedness ~~141~~139

7.15	Equity Interests of the Specified U.S. Borrower and Subsidiaries ~~141~~140

7.16	Designation of Senior Debt ~~142~~140

7.17	Sanctions 140

7.18	Anti-Corruption Laws 141

ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES 141

8.01	Events of Default ~~142~~141

8.02	Remedies upon Event of Default ~~144~~143

8.03	Application of Funds ~~145~~144

8.04	Collection Allocation Mechanism ~~147~~146

ARTICLE IX	ADMINISTRATIVE AGENT 147

9.01	Appointment and Authority ~~148~~147

9.02	Rights as a Lender ~~149~~148

9.03	Exculpatory Provisions ~~149~~148

9.04	Reliance by Administrative Agent ~~150~~148

9.05	Delegation of Duties ~~150~~149

9.06	Resignation of Administrative Agent ~~151~~149

9.07	Non-Reliance on Administrative Agent and Other Lenders ~~152~~151

9.08	No Other Duties, Etc~~. 152~~ 151

9.09	Administrative Agent May File Proofs of Claim ~~152~~151

9.10	Collateral and Guaranty Matters ~~153~~151

9.11	Secured Cash Management Agreements and Secured Hedge Agreements ~~154~~152

ARTICLE X	[RESERVED] 153

ARTICLE XI	MISCELLANEOUS 153

11.01	Amendments, Etc~~. 155~~ 153

11.02	Notices; Effectiveness; Electronic Communications ~~157~~155

11.03	No Waiver; Cumulative Remedies ~~159~~; Enforcement 157

11.04	Expenses; Indemnity; Damage Waiver ~~160~~158

11.05	Payments Set Aside ~~161~~159

11.06	Successors and Assigns ~~162~~160

11.07	Treatment of Certain Information; Confidentiality ~~166~~164

11.08	Right of Setoff ~~167~~165

11.09	Interest Rate Limitation ~~167~~165

11.10	Counterparts; Integration; Effectiveness ~~168~~166

11.11	Survival of Representations and Warranties ~~168~~166

11.12	Severability ~~169~~166

11.13	Replacement of Lenders ~~169~~167

11.14	Governing Law; Jurisdiction; Etc~~. 170~~ 167

11.15	Waiver of Jury Trial ~~170~~168

11.16	No Advisory or Fiduciary Responsibility ~~171~~169

11.17	Electronic Execution of Assignments and Certain Other Documents ~~171~~169

11.18	USA PATRIOT Act Notice ~~171~~169

11.19	Judgment Currency ~~172~~169

11.20	Language ~~172~~170

11.21	Intercreditor Agreement ~~172~~170

11.22	Amendment and Restatement ~~172~~170

11.23	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 170
SIGNATURES    S-1

SCHEDULES
1.01        Existing Letters of Credit
2.01        Commitments and Applicable Percentages
4.01(a)(vi)    Mortgaged Properties
5.01        Good Standing
5.06        Litigation
5.08(b)        Owned Real Property
5.08(c)(i)    Leased Real Property (Lessee)
5.09        Environmental Matters
5.13        Subsidiaries and Other Equity Investments; Loan Parties
5.23        FCPA Disclosure
5.25        Canadian Pension Matters
6.12        Guarantors
7.01        Existing Liens
7.02        Existing Investments
7.03(b)        Existing Indebtedness
7.05         Dispositions
7.08        Transactions with Affiliates
7.09        Burdensome Agreements
11.02        Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A        Committed Loan Notice
B        Swing Line Loan Notice
C-1        U.S. Revolving Credit Note
C-2        Canadian Revolving Credit Note
D        Compliance Certificate
E-1        Assignment and Assumption
E-2         Administrative Questionnaire
F-1         U.S. Guaranty
G-1         U.S. Security Agreement
H        Mortgage
I        Intercompany Note
J        [Reserved]
~~K        [Reserved]~~
K        U.S. Tax Compliance Certificates
L        Borrowing Base Certificate
M-1         Perfection Certificate

~~N         [Reserved]~~

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of December 17, 2010, among NORTEK, INC., a Delaware corporation (the “Specified U.S. Borrower” and, in its capacity as the representative of the other Borrowers pursuant to Section 2.15 hereof, the “Borrower Agent”), ~~VENTROL AIR HANDLING SYSTEMS INC., a Canadian corporation (the “Canadian Borrower”),~~ the Subsidiaries of the Specified U.S. Borrower from time to time party hereto as Borrowers and Guarantors, each Lender from time to time party hereto, BANK OF AMERICA, N.A. (with its successors, “Bank of America”), as Administrative Agent, U.S. Swing Line Lender and U.S. L/C Issuer, ~~BANK OF AMERICA, N.A. (acting through its Canada branch) (with its successors, “Bank of America-Canada Branch”), as Canadian Swing Line Lender and Canadian L/C Issuer,~~ and BANK OF AMERICA, N.A., as Collateral Agent.
PRELIMINARY STATEMENTS:
Certain of the parties hereto have heretofore entered into that certain Credit Agreement dated as of December 17, 2009 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof and in effect immediately prior to the effectiveness of this Amended and Restated Credit Agreement, the “Existing Credit Agreement”).
Subject to the satisfaction of the conditions set forth in Section 4.01 hereof, the Existing Credit Agreement shall be amended and restated in its entirety as set forth herein (the “Amendment and Restatement”).
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms
. As used in this Agreement (including the Preliminary Statements), the following terms shall have the meanings set forth below:
~~“2018 Senior Unsecured Notes” means the 10% senior unsecured notes due 2018 issued by the Specified U.S. Borrower pursuant to the 2018 Senior Unsecured Notes Indenture in an aggregate principal amount of $250,000,000.~~
~~“2018 Senior Unsecured Notes Indenture” means the Indenture, dated as of November 23, 2010, by and among Nortek, Inc., the guarantors thereunder and U.S. Bank National Association, together with all instruments and other agreements in connection therewith.~~
“2021 Senior Unsecured Notes” means the 8.50% senior unsecured notes due 2021 issued by the Specified U.S. Borrower pursuant to the 2021 Senior Unsecured Notes Indenture in an aggregate principal amount of up to $~~500,000,000.~~735,000,000.
“2021 Senior Unsecured Notes Indenture” means the Indenture, dated as of April 26, 2011, by and among Nortek, Inc., the guarantors thereunder and U.S. Bank National Association, as trustee, together with all instruments and other agreements in connection therewith.
“2021 Senior Unsecured Notes Reserve” means, as of any date of determination, an amount equal to the greater of (a) zero and (b) the aggregate amount of the outstanding principal, interest and other amounts owing under the 2021 Senior Unsecured Notes.

“ABL Credit Cap” means an amount equal to the greater of (a) $400,000,000 and (b) 90.0% of the lowest of (1) the “Borrowing Base” (as such term is defined in the Term Loan Credit Agreement), (2) any other indebtedness cap under the Term Loan Credit Agreement (or any refinancing thereof) with respect to permitting Obligations under this Agreement or (3) any indebtedness cap under the 2021 Senior Unsecured Notes Indenture (or any refinancing thereof) with respect to permitting Obligations under this Agreement.
“ABL Priority Collateral” means the “~~Revolving Facility~~ABL First Lien Collateral” (as defined in the Intercreditor Agreement).
“Account” has the meaning specified in the UCC (or, with respect to a Canadian Loan Party, the PPSA), and shall include any and all rights of a Loan Party to payment for goods sold or leased or for services rendered that are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance.
“Account Debtor” means a Person who is obligated under an Account, Chattel Paper or General Intangible.
“Act” has the meaning specified in Section 11.18.
“Additional Maturity Date Reserve” means, as of any date of determination, an amount equal to the greater of (a) zero and (b) the aggregate amount of the outstanding principal, interest and other amounts owing under any Indebtedness incurred pursuant to any of (i) clause (x) of the proviso of Section 7.03(b)(xvii)(A), (ii) the proviso of Section 7.03(b)(xvii)(B) or (iii) the second proviso of Section 7.03(b)(xviii), as the case may be.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent and, with respect to matters relating to the Canadian Revolving Credit Facility, means Bank of America-Canada Branch, in its capacity as Canadian administrative agent under any of the Loan Documents, or any successor Canadian administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule ~~11.02,~~11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the ~~Borrowers~~Borrower Agent and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Lender” has the meaning specified in Section 11.06(b)(v).
“Agent Parties” has the meaning specified in Section 11.02(c)
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Amended and Restated Credit Agreement.
“Agreement Currency” has the meaning specified in Section ~~1.08(b).~~11.19.
“Amended and Restated Lender” means each Lender executing and delivering this Agreement.
“Amendment and Restatement” has the meaning specified in the Preliminary Statements hereto.
~~“Anti-Terrorism Laws” has the meaning specified in Section 5.23(a).~~

“Applicable Commitment Fee Rate” means, (a) for the fiscal quarter of the Specified U.S. Borrower in which the ~~Second~~Fourth Amendment Effective Date occurs ~~and for the first fiscal quarter thereafter~~, 0.375% per annum and (b) for each fiscal quarter of the Specified U.S. Borrower thereafter, (i) 0.25% per annum, if the Average Revolving Credit Facility Balance during such fiscal quarter is greater than ~~50~~30.0% of the Average Aggregate Commitments outstanding during such period, or (ii) 0.375% per annum, if the Average Revolving Credit Facility Balance during such fiscal quarter is less than or equal to ~~50~~30.0% of the Average Aggregate Commitments outstanding during such period.
“Applicable Conditions” means, with respect to any acquisition ~~or~~, prepayment or Investment, (a) no Default shall have occurred and be continuing at the time thereof or would result therefrom and (b) either (i) (x) on a pro forma basis after giving effect thereto and for the 30-day period immediately prior thereto, ~~Excess~~Specified Availability is at least ~~15~~12.5% of the ~~Total Borrowing Base~~Line Cap and (y) on a pro forma basis after giving effect thereto, the Specified U.S. Borrower’s Consolidated Fixed Charge Coverage Ratio shall be at least ~~1.0:1.0~~1.00:1.00 or (ii) on a pro forma basis after giving effect thereto and for the 30-day period immediately prior thereto, ~~Excess~~Specified Availability is at least ~~25~~20.0% of the ~~Total Borrowing Base~~Line Cap.
“Applicable Percentage” means, (a) with respect to any U.S. Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the U.S. Revolving Credit Facility represented by such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment at such time and (b) with respect to any Canadian Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Canadian Revolving Credit Facility represented by such Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment at such time~~.~~, in each case, subject to adjustment as provided in Section 2.19. If the commitment of each Appropriate Lender to make Revolving Credit Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Appropriate Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Appropriate Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, (a) for the fiscal quarter of the Specified U.S. Borrower in which the ~~Second~~Fourth Amendment Effective Date occurs and for the first fiscal quarter thereafter, the “Applicable Rate” set forth in Level 2 below and (b) for each fiscal quarter of the Specified U.S. Borrower thereafter, the applicable percentage per annum set forth below determined by reference to Average Excess Availability Percentage for the immediately preceding fiscal quarter; provided that, commencing with the first day of the fiscal quarter ending December 31, 2016, if the Consolidated Total Leverage Ratio, as of the end of the immediately preceding fiscal quarter for which a Pricing Compliance Certificate has been delivered to the Administrative Agent, is less than 4.00 to 1.00, the Applicable Rate shall be reduced by 0.25% for the fiscal quarter during which such Pricing Compliance Certificate was delivered; provided further that in no event shall the Applicable Rate be less than (i) 1.25%, with respect to the Eurodollar Rate, the BA Rate and Letter of Credit Fees and (ii) 0.25%, with respect to the Base Rate, the Canadian Base Rate and the Canadian Prime Rate:

Applicable Rate
Pricing Level	Average Excess Availability Percentage	Eurodollar Rate, BA Rate and Letter of Credit Fees	Base Rate, Canadian Base Rate and Canadian Prime Rate
1	> 60%	1.25%	0.25%
2	< 60% but > 30%	1.50%	0.50%
~~1~~ 3	~~>~~< ~~$175,000,000~~30%	1.75%	0.75%
2	~~> $100,000,000 but < $175,000,000~~	2.00%	1.00%
3	~~< $100,000,000~~	2.25%	1.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Average Excess Availability Percentage shall become effective as of the first calendar day of each fiscal quarter~~.~~ and remain in effect until the first day of the next fiscal quarter. The Average Excess Availability Percentage shall be calculated by the Administrative Agent based on the Administrative Agent’s records. If the Borrowing Base Certificates (including any required financial information in support thereof) of the Borrowers are not received by the Administrative Agent by the date required pursuant to Section 6.01(f) of this Agreement, then, upon the request of the Required Lenders, the Applicable Rate shall be determined as if the Average Excess Availability Percentage for the immediately preceding fiscal quarter is at Level 3 until such time as such Borrowing Base Certificates and supporting information are received.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Application Date” has the meaning specified in Section 2.05(c).
“Appropriate Lender” means, at any time, (a) (i) with respect to the U.S. Revolving Credit Facility, a Lender that has a Commitment with respect to the U.S. Revolving Credit Facility or holds a U.S. Revolving Credit Loan at such time, (ii) with respect to the U.S. Letter of Credit Sublimit, (A) each U.S. L/C Issuer and (B) if any U.S. Letters of Credit have been issued pursuant to Section 2.01(c), the U.S. Revolving Credit Lenders and (iii) with respect to the U.S. Swing Line Sublimit, (A) the U.S. Swing Line Lender and (B) if any U.S. Swing Line Loans are outstanding pursuant to Section 2.04(A)(a), the U.S. Revolving Credit Lenders and (b) (i) with respect to the Canadian Revolving Credit Facility, a Lender that has a Commitment with respect to the Canadian Revolving Credit Facility or holds a Canadian Revolving Credit Loan at such time, (ii) with respect to the Canadian Letter of Credit Sublimit, (A) each Canadian L/C Issuer and (B) if any Canadian Letters of Credit have been issued pursuant to Section 2.01(d), the Canadian Revolving Credit Lenders and (iii) with respect to the Canadian Swing Line Sublimit, (A) the Canadian Swing Line Lender and (B) if any Canadian Swing Line Loans are outstanding pursuant to Section 2.04(B)(a), the Canadian Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Plan of Reorganization” means a plan of reorganization under and in compliance with the provisions of chapter 11 of the Bankruptcy Code in the form of Exhibit N attached to the Existing Credit Agreement, subject only to such changes as are not prohibited by Section 7.18.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by the use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.
“Audited Financial Statements” means the audited consolidated balance sheet of the Specified U.S. Borrower and its Subsidiaries for the fiscal year ended December 31, 2009 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Specified U.S. Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(a)(iii).
“Availability Period” means, with respect to each Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the applicable Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each applicable Appropriate Lender to make Revolving Credit Loans and of the obligation of the applicable L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Availability Reserve” means, on any date of determination and with respect to the U.S. Borrowing Base or the Canadian Borrowing Base, as the case may be, the sum (without duplication) of (a) reserves for deterioration in the salability of inventory; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) all accrued Royalties, whether or not then due and payable by, in the case of the U.S. Borrowing Base, a U.S. Loan Party or, in the case of the Canadian Borrowing Base, a Canadian Loan Party; (e) the aggregate amount of liabilities secured by Liens upon Eligible Collateral that are senior to the Administrative Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the Canadian Priority Payables Reserve; (g) reserves for excess dilution; (h) for the period commencing on the date that is 60 days prior to the stated maturity date (after giving effect to any extensions, renewals, refinancings or replacements thereof) of the Term Loan Facility and ending on the date on which the aggregate amount of the outstanding principal, interest and other amounts owing under the Term Loan Facility have been paid in full, the Term Loan Reserve; ~~and (i~~ (i) for the period commencing on the date that is 60 days prior to the stated maturity date (after giving effect to any extensions, renewals, refinancings or replacements thereof) of the 2021 Senior Unsecured Notes and ending on the date on which the aggregate amount of the outstanding principal, interest and other amounts owing under the 2021 Senior Unsecured Notes have been paid or redeemed in full, the 2021 Senior Unsecured Notes Reserve, (j) for the period commencing on the date that is 60 days prior to the stated maturity date (after giving effect to any extensions, renewals, refinancings or replacements thereof) of any Indebtedness incurred pursuant to any of (1) clause (x) of the proviso of Section 7.03(b)(xvii)(A), (2) the proviso of Section 7.03(b)(xvii)(B) or (3) the second proviso of Section 7.03(b)(xviii), the applicable Additional Maturity Date Reserve with respect thereto, (k) reserves with respect to Eligible Mexico Inventory and/or Eligible In-Transit Inventory that is being shipped from Mexico, as the Collateral Agent in its Credit Judgment may elect to impose from time to time, and (l) such additional reserves, in such amounts and with respect to such matters, as the Collateral Agent in its Credit Judgment may elect to impose from time to time; provided that~~, after the Closing~~ such Availability Reserve shall not be established or changed except upon not less than five (5) Business Days’ notice to the Borrowers (unless an Event of Default exists in which event no notice shall be required); provided further that, on or after Canadian Facility Effective Date, the Collateral Agent may adjust the apportionment of the Availability Reserve between the U.S. Revolving Credit Facility and the Canadian Revolving Credit Facility in its Credit Judgment at such time~~; and provided further that such Availability Reserve shall not be established or changed except upon not less than five (5) Business Days’ notice to the Borrowers (unless an Event of Default exists in which event no notice shall be required)~~. The Collateral Agent will be available during such period to discuss any such proposed Availability Reserve or change with the Borrowers and without limiting the right of the Collateral Agent to establish or change such Reserves in the Collateral Agent’s Credit Judgment, the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Collateral Agent. The amount of any Availability Reserve established by the Collateral Agent shall have a reasonable relationship as determined by the Collateral Agent in its Credit Judgment to the event, condition or other matter that is the basis for the Availability Reserve. Notwithstanding anything herein to the contrary, an Availability Reserve shall not be established to the extent that it would be duplicative of any specific item excluded as ineligible in the definitions of Eligible Collateral, but the Collateral Agent shall retain the right, subject to the requirements of this paragraph, to establish an Availability Reserve with respect to prospective changes in Eligible Collateral that may reasonably be anticipated.
“Average Aggregate Commitments” means, for any period, the amount obtained by adding the Aggregate Commitments outstanding at the end of each day for the period in question and by dividing such sum by the number of days in such period.

“Average Canadian Revolving Credit Commitments” means, for any period, the amount obtained by adding the Canadian Revolving Credit Commitments outstanding at the end of each day for the period in question and by dividing such sum by the number of days in such period.
“Average U.S. Revolving Credit Commitments” means, for any period, the amount obtained by adding the U.S. Revolving Credit Commitments outstanding at the end of each day for the period in question and by dividing such sum by the number of days in such period.
“Average Excess Availability” means, for any period, the daily average amount of Excess Availability ~~for each day~~ during such period.
“Average Excess Availability Percentage” means, as of the last day of a fiscal quarter, (a) the Average Excess Availability for the immediately preceding fiscal quarter divided by (b) the Line Cap, as of such date.
“Average Revolving Credit Facility Balance” means, for any period, the amount obtained by adding the Outstanding Amount of Loans ~~(less the Outstanding Amount of any Swing Line Loans on such date)~~ and L/C Obligations at the end of each day for the period in question and by dividing such sum by the number of days in such period.
“BA Rate” means, ~~for the~~with respect to each Interest Period ~~of each~~for a BA Rate Loan, the rate of interest per annum equal to the average ~~annual~~ rate applicable to Canadian Dollar ~~bankers’ acceptances~~Bankers’ Acceptances having an identical or comparable term as the proposed Canadian BA Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of ~~Reuters~~Reuter Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day), plus five (5) basis points~~;~~, provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of ~~1~~1.00%) as of 10:00 a.m. ~~Toronto~~Eastern time on such day at which a Canadian ~~chartered bank listed on~~ Schedule ~~1 of the~~I Chartered Bank ~~Act (Canada)~~ as selected by the ~~Administrative~~ Agent is then offering to purchase Canadian Dollar ~~bankers’ acceptances~~Bankers’ Acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term), plus five (5) basis points.
“BA Rate Loan” means any Canadian Revolving Credit Loan denominated in Canadian Dollars bearing interest at a rate determined by reference to the BA Rate.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” has the meaning specified in the introductory paragraph hereto.
“Bank of America-Canada Branch” ~~has the meaning specified in the introductory paragraph hereto~~means Bank of America acting through its Canada branch or such other Affiliate as may be designed by Bank of America from time to time.
“Bank Product” means any of the following products, services or facilities extended to any Loan Party: (a) cash management services provided by Cash Management Banks under any Cash Management Agreement; and (b) products provided by Hedge Banks under any Secured Hedge Agreement.

“Bank Product Amount” means, with respect to any Bank Product, the maximum dollar amount of Obligations arising under the applicable Cash Management Agreement or Secured Hedge Agreement, as designated to the Administrative Agent from time to time in accordance with Section 9.11(b).
“Bank Product Debt” means Indebtedness and other Obligations of a Loan Party arising in respect of any Bank Product.
“Bank Product Reserve” means, with respect to the U.S. Borrowing Base or the Canadian Borrowing Base, the aggregate amount of reserves established by the Collateral Agent from time to time in its Credit Judgment in respect of Bank Product Debt of the U.S. Loan Parties or the Canadian Loan Parties, as the case may be.
“Bankruptcy Code” means Title 11 of the United States Code.
“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of ~~1~~1.00%, (b) 1.00% plus the Eurodollar Rate for a 30-day Interest Period, as determined on such day, and (c) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Revolving Credit Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“BIA” means the Bankruptcy and Insolvency Act (Canada).
~~“Bookrunner” means Merrill Lynch, Pierce, Fenner & Smith, Incorporated.~~
“Borrower Agent” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowers” mean the Canadian Borrower (if applicable) and the U.S. Borrowers.
“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.
“Borrowing Base” means any of the U.S. Borrowing Base, the Canadian Borrowing Base and/or the Total Borrowing Base, as the context may require.
“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit L or such other form as may be agreed to by the Administrative Agent.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, relative to matters with respect to the U.S. Revolving Credit Facility, the state where the Administrative Agent’s Office is located, or relative to matters with respect to the Canadian Revolving Credit Facility, the jurisdiction where the Administrative Agent’s principal Canadian lending Affiliate or branch is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“CAM” means the mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder established pursuant to Section 8.04.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 8.04.
“CAM Exchange Date” means the first date after the Closing Date on which there shall occur (a) any Event of Default under clause (f) or (g) of Section 8.01 with respect to a Borrower or (b) an acceleration of Loans pursuant to Section 8.02(b).
“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum, without duplication, of (i) the Canadian Revolving Credit Exposure, if any, of such Lender, (ii) the U.S. Revolving Credit Exposure, if any, of such Lender and (iii) the aggregate amount of any other Obligations otherwise owed to such Lender pursuant to the Loan Documents (other than Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements), in each case immediately prior to the CAM Exchange Date, and (b) the denominator shall be the sum of (i) the aggregate U.S. Revolving Credit Exposure of all the Lenders, (ii) the aggregate Canadian Revolving Exposure of all Lenders and (iii) the aggregate amount of any other Obligations otherwise owed to any of the Lenders pursuant to the Loan Documents (other than Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements), in each case immediately prior to the CAM Exchange Date.
“Canadian ABL Priority Collateral” means ABL Priority Collateral that is Canadian Collateral.
“Canadian Account Control Agreements” means, collectively, the Control Agreements entered into by the Canadian Loan Parties in favor of the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent.
“Canadian Available Cash” means, at any time, unrestricted cash collateral of the Canadian Borrower or any other Canadian Loan Party that (a) does not consist of proceeds of accounts receivable that are otherwise included at such time in the calculation of the Canadian Borrowing Base and (b) is pledged to the Administrative Agent and held in Cash Collateral Accounts at the Administrative Agent. In no event shall any Specified Issuance Proceeds be classified as Canadian Available Cash.
“Canadian Base Rate” means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America-Canada Branch as its “Base Rate” for loans in Dollars in Canada. The “Canadian Base Rate” is a rate set by Bank of America-Canada Branch based upon various factors including Bank of America-Canada Branch’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and any change in such rate announced by Bank of America-Canada Branch shall take effect at the opening of business on the day specified in the public announcement of such change.
“Canadian Base Rate Loan” means any Canadian Revolving Credit Loan denominated in Dollars bearing interest computed by reference to the Canadian Base Rate.
“Canadian Benefit Plans” means all employee benefit plans, programs or arrangements of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or its Subsidiaries in respect of its employees or former employees in Canada.
“Canadian Borrower” ~~has the meaning specified in the introductory paragraph hereto.~~means, on and after the Canadian Facility Effective Date, each Subsidiary of the Specified U.S. Borrower that executes a supplement or joinder to this Agreement pursuant to Section 2.19; it being understood and agreed that, on and as of the Fourth Amendment Effective Date, there is no Canadian Borrower hereunder.
“Canadian Borrowing Base” means, on any date of determination, an amount (calculated based on the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with this Agreement) equal to:

(a) the sum of:
(i) ~~85~~85.0% of the value of the Eligible Receivables of the Canadian Loan Parties (other than any Excluded Subsidiaries);
(ii) ~~85~~85.0% of the NOLV Percentage of the value of the Eligible Inventory of the Canadian Loan Parties (other than any Excluded Subsidiaries); and
(iii) 100% of Canadian Available Cash up to $35,000,000 (less the amount of U.S. Available Cash included in the calculation of the U.S. Borrowing Base at such time);
minus
(b) the Availability Reserve to the extent attributable to the Canadian Loan Parties in the Collateral Agent’s Credit Judgment on such date, provided that, after the Closing Date, the Collateral Agent may adjust the apportionment of the Availability Reserve between the U.S. Revolving Credit Facility and the Canadian Revolving Credit Facility in its Credit Judgment.
“Canadian Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Canadian Lender or an Affiliate of a Canadian Lender, in its capacity as a party to such Cash Management Agreement, in each case in respect of services provided under such Cash Management Agreement to a Canadian Loan Party.
“Canadian Collateral” means all of the “Collateral” referred to in the Canadian Collateral Documents and all of the other property that is or is intended under the terms of the Canadian Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Canadian Secured Parties.
“Canadian Collateral Documents” means, collectively, the Canadian Security Agreement, the Canadian Account Control Agreements, each of the collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, deeds of hypothec, hypothecs, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 2.19 or Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien securing the Canadian Obligations in favor of the Administrative Agent for the benefit of the Canadian Secured Parties; it being understood that, on and as of the Fourth Amendment Effective Date and prior to the Canadian Facility Effective Date, no Canadian Collateral Documents are in effect.
“Canadian Commitment Increase Lender” has the meaning specified in Section 2.16(c).
“Canadian Dollar” or “Cdn. $” means Canadian dollars, the lawful currency of Canada.
“Canadian Excess Availability” means, at any time, the difference between (a) the lesser of (i) the Canadian Revolving Credit Facility and (ii) the Canadian Borrowing Base at such time, as determined from the most recent Borrowing Base Certificate delivered by the Borrower Agent to the Administrative Agent pursuant to Section 6.01(f) hereof minus (b) the Total Canadian Revolving Credit Outstandings.
“Canadian Facility Effective Date” means the date of the first to occur of a Canadian Increase or a Canadian Reallocation.
“Canadian Guarantee” means, collectively, the Guarantees made by the Canadian Subsidiary Guarantors in favor of the Canadian Secured Parties, each in form and substance reasonably satisfactory to the Administrative Agent, together with each other guarantee and guarantee supplement delivered pursuant to Section ~~6.12.~~6.12; it being understood that, on and as of the Fourth Amendment Effective Date and prior to the Canadian Facility Effective Date, no Canadian Guarantee is in effect.
“Canadian Hedge Bank” means any Hedge Bank that is party to a Canadian Secured Hedge Agreement.

“Canadian Increase” has the meaning specified in Section 2.16(a).
“Canadian L/C Advance” means, with respect to each Canadian Revolving Credit Lender, such Lender’s funding of its participation in any Canadian L/C Borrowing in accordance with its Applicable Percentage.
“Canadian L/C Borrowing” means an extension of credit resulting from a drawing under any Canadian Letter of Credit which has not been reimbursed on the date when made or refinanced as a Canadian Revolving Credit Borrowing.
“Canadian L/C Credit Extension” means, with respect to any Canadian Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“Canadian L/C Issuer” means Bank of America-~~Canadian~~Canada Branch in its capacity as issuer of Canadian Letters of Credit hereunder, any successor thereto in such capacity or any other Canadian Lender (or any Affiliate of a Canadian Lender) that has agreed to act in such capacity.
“Canadian L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Canadian Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Canadian Letters of Credit, including all Canadian L/C Borrowings. For purposes of computing the amount available to be drawn under any Canadian Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Canadian Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Canadian Lender” means each financial institution listed on Schedule 2.01 as a “Canadian Revolving Credit Lender”, as well as any Person that becomes a “Canadian Revolving Credit Lender” hereunder pursuant to Section 2.19 or Section 11.06 and, as the context requires, includes the Canadian Swing Line Lender.
“Canadian Letter of Credit” means any standby letter of credit or commercial letter of credit issued under the Canadian Revolving Credit Facility.
“Canadian Letter of Credit Sublimit” means an amount equal to $5,000,000. The Canadian Letter of Credit Sublimit is part of, and not in addition to, the Canadian Revolving Credit Facility.
“Canadian Loan” means an extension of credit by a Canadian Lender to the Canadian Borrower under Article II in the form of a Canadian Revolving Credit Loan or a Canadian Swing Line Loan.
“Canadian Loan Parties” means, if applicable, the Canadian Borrower and the Canadian Subsidiary Guarantors.
“Canadian Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Canadian Loan Party arising under any Loan Document or otherwise with respect to any Canadian Loan, Canadian Letter of Credit, or, subject to Section 9.11(b), Canadian Secured Cash Management Agreement or Canadian Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Canadian Loan Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Canadian Obligations shall exclude any Excluded Swap Obligations. It is understood that, on and as of the Fourth Amendment Effective Date and prior to the Canadian Facility Effective Date, there are no Canadian Obligations.
“Canadian Overadvance” has the meaning specified in Section 2.01(f).

“Canadian Overadvance Loan” means a Canadian Revolving Credit Loan made when an Overadvance exists or is caused by the funding thereof.
“Canadian Payment Account” means the Canadian Dollar account and the Dollar account of the Administrative Agent to which all monies constituting proceeds of Canadian Collateral shall be transferred from time to time.
“Canadian Pension Plans” means each plan, program or arrangement which is required to be registered as a pension plan under any applicable pension benefits standards or tax statute or regulation in Canada (or any province or territory thereof) maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or its Subsidiaries in respect of its Canadian employees or former employees.
“Canadian Prime Rate” means, for any day, a fluctuating rate of interest per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America-Canada Branch as its “Prime Rate.” The “Canadian Prime Rate” is a rate set by Bank of America-Canada Branch based upon various factors including Bank of America-Canada Branch’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and any change in such rate announced by Bank of America-Canada Branch shall take effect at the opening of business on the day specified in the public announcement of such change.
“Canadian Prime Rate Loan” means any Canadian Revolving Credit Loan denominated in Canadian Dollars bearing interest computed by reference to the Canadian Prime Rate.
“Canadian Priority Payables” means, at any time, with respect to the Canadian Borrowing Base:
(a)    the amount past due and owing by the Canadian Borrower and any other Canadian Loan Party, or the accrued amount for which each of the Canadian Borrower and any other Canadian Loan Party has an obligation to remit to a Governmental Authority or other Person pursuant to any applicable Law, in respect of (i) pension fund obligations (including, for greater certainty, obligations and solvency deficiencies that would give rise to a Lien (whether or not permitted hereunder)); (ii) employment insurance; (iii) goods and services taxes, sales taxes, harmonized taxes, excise taxes, value added taxes, employee income taxes and other taxes or governmental royalties payable or to be remitted or withheld; (iv) workers’ compensation; (v) wages, vacation pay and amounts payable under the Wage Earner Protection Program Act (Canada); and (vi) other like charges and demands; in each case, in respect of which any Governmental Authority or other Person may claim a security interest, hypothec, prior claim, lien, trust or other claim or Lien ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted in the Collateral Documents; and
(b)    the aggregate amount of any other liabilities of the Canadian Borrower and any other Canadian Loan Parties (i) in respect of which a trust has been or may be imposed on any Collateral to provide for payment or (ii) which are secured by a security interest, hypothec, prior claim, pledge, lien, charge, right, or claim or other Lien on any Collateral; in each case, pursuant to any applicable Law and which trust, security interest, hypothec, prior claim, pledge, lien, charge, right, claim or Lien ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Collateral Documents.
“Canadian Priority Payables Reserve” means, on any date of determination for the Canadian Borrowing Base, a reserve established from time to time by the Collateral Agent in its reasonable Credit Judgment in such amount as the Collateral Agent may determine reflects the unpaid, accrued or unremitted Canadian Priority Payables by the Canadian Loan Parties, which would give rise to a Lien under applicable Laws with priority over, or pari passu with, the Lien of the Administrative Agent for the benefit of the Canadian Secured Parties.
“Canadian Protective Advances” has the meaning specified in Section 2.01(g).
“Canadian Reallocation” has the meaning specified in Section 2.19.

“Canadian Revolving Credit Borrowing” means a borrowing consisting of simultaneous Canadian Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans and BA Rate Loans, having the same Interest Period made by each of the Canadian Revolving Credit Lenders.
“Canadian Revolving Credit Commitment” means, as to each Canadian Revolving Credit Lender, its obligation to (a) make Canadian Revolving Credit Loans to the Canadian Borrower pursuant to Section 2.01(b), (b) purchase participations in Canadian L/C Obligations, and (c) purchase participations in Canadian Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Canadian Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Canadian Revolving Credit Exposure” means, with respect to any Canadian Revolving Credit Lender at any time, the Outstanding Amount of Canadian Revolving Credit Loans of such Lender plus such Lender’s Applicable Percentage of the Outstanding Amount of Canadian L/C Obligations with respect to Canadian Letters of Credit plus such Lender’s Applicable Percentage of the Outstanding Amount of Canadian Swing Line Loans.
“Canadian Revolving Credit Facility” means, at any time on or after Canadian Facility Effective Date, the aggregate amount of the Canadian Revolving Credit Lenders’ Canadian Revolving Credit Commitments at such time; it being understood that, on and as of the Fourth Amendment Effective Date and prior to the Canadian Facility Effective Date, the aggregate Canadian Revolving Credit Commitments shall be zero.
“Canadian Revolving Credit Lender” means, at any time, any Lender that has a Canadian Revolving Credit Commitment at such time.
“Canadian Revolving Credit Loan” has the meaning specified in Section 2.01(b) and shall be deemed to include any Canadian Overadvance Loan and Canadian Protective Advance made hereunder.
“Canadian Revolving Credit Note” means a promissory note made by the Canadian Borrower in favor of a Canadian Revolving Credit Lender evidencing Canadian Revolving Credit Loans or Canadian Swing Line Loans, as the case may be, made by such Canadian Revolving Credit Lender, substantially in the form of Exhibit C-2.
“Canadian Secured Cash Management Agreement” means any Secured Cash Management Agreement that is entered into by and between any Canadian Loan Party and any Cash Management Bank; it being understood that, on and as of the Fourth Amendment Effective Date and prior to the Canadian Facility Effective Date, no such agreement is in effect.
“Canadian Secured Hedge Agreement” means any Secured Hedge Agreement that is entered into by and between any Canadian Loan Party and any Hedge Bank; it being understood that, on and as of the Fourth Amendment Effective Date and prior to the Canadian Facility Effective Date, no such agreement is in effect.
“Canadian Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Canadian Revolving Credit Lenders, each Canadian L/C Issuer, the Canadian Hedge Banks, the Canadian Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Canadian Obligations owing to which are or are purported to be secured by the Canadian Collateral under the terms of the Collateral Documents.
“Canadian Security Agreement” means, collectively, the Security Agreements, security agreement supplements and the deeds of hypothec delivered pursuant to Section ~~4.01~~2.19 or Section 6.12, in each case in respect of the Canadian Collateral, in each case in form and substance reasonably satisfactory to the Administrative Agent.
“Canadian Subsidiary” means any direct or indirect Subsidiary of the Specified U.S. Borrower which is incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

“Canadian Subsidiary Guarantor” means each Canadian Subsidiary ~~listed on Schedule 6.12 and each Person~~ that shall, at any time, execute and deliver a Canadian Guarantee; it being understood that none of the Canadian Borrower or any Canadian Subsidiary Guarantors shall guarantee any of the U.S. Obligations.
“Canadian Swing Line Borrowing” means a borrowing of a Canadian Swing Line Loan pursuant to Section 2.04(B).
“Canadian Swing Line Lender” means Bank of America-Canada Branch in its capacity as provider of Canadian Swing Line Loans, or any successor swing line lender hereunder.
“Canadian Swing Line Loan” has the meaning specified in Section 2.04(B)(a).
“Canadian Swing Line Sublimit” means an amount equal to $3,000,000. The Canadian Swing Line Sublimit is part of, and not in addition to, the Canadian Revolving Credit Facility.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations); provided, however, that Capital Expenditures shall not include any such expenditures which constitute (a) a Permitted Acquisition, (b) capital expenditures relating to the construction or acquisition of any property which has been transferred to a Person that is not a Borrower pursuant to a sale-leaseback transaction permitted under Section 7.05(f), (c) a reinvestment of (i) the net cash proceeds of any Disposition of any fixed or capital assets or (ii) any insurance proceeds paid on account of loss or damage to any fixed or capital assets, in either case, in fixed or capital assets useful in the business of such Person (d) the purchase price of fixed or capital assets purchased substantially contemporaneously with the trade-in or sale of existing fixed or capital assets to the extent that the gross amount of such purchase price is reduced by the credit granted to the seller of such property (or for the net proceeds of such sale) for the property being traded in or sold at such time, or (f) capitalized interest relating to the construction of any fixed assets.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
“Cases” means the voluntary cases commenced by the Specified U.S. Borrower and certain of its Affiliates under the Bankruptcy Code in the Bankruptcy Court on October 21, 2009.
“Cash Collateral Account” means a blocked deposit account of one or more of the Loan Parties at Bank of America (or its Affiliates or branches or at another commercial bank selected in compliance with Section 6.18) or an account in the name of the Administrative Agent, and in each case under the sole dominion and control of the Administrative Agent and otherwise established in a manner reasonably satisfactory to the Administrative Agent.
“Cash Collateralize” ~~has the meaning specified in Section 2.03(f).~~means to deposit in a Cash Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Consideration” means (a) with respect to the Disposition of any ABL Priority Collateral in accordance with Section 7.05(l), payments in lawful currency of the applicable jurisdiction and (b) with respect to any other Disposition under Section 7.05(l), (i) payments in lawful currency of the applicable jurisdiction, (ii) any liabilities appearing on the Specified U.S. Borrower’s or disposing Subsidiary’s most recent balance sheet provided under Section 6.01(a) or (b) (other than liabilities that are by their terms subordinated in right of payment to the Obligations) assumed by the transferee of such Disposition, as to which the Loan Parties shall have been released by all applicable creditors in writing and (iii) any securities received from the transferee in such Disposition that are converted by such Person into cash (to the extent of cash received) within 180 days following the closing of such Disposition.
“Cash Dominion Event” means either (a) the occurrence and continuance of an Event of Default or (b) the failure of the Loan Parties to maintain ~~Excess~~Specified Availability of at least the greater of (x) 10.0% of the sum of the ~~U.S. Revolving Credit Facility and the Canadian Revolving Credit Facility~~Line Cap and (y) $30,000,000, which failure has continued for five (5) or more consecutive days. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (a) so long as such Event of Default is continuing and has not been cured or waived, and/or (b) if the Cash Dominion Event arises under clause (b) of the preceding sentence, until ~~Excess~~Specified Availability is at least the greater of (x) 10.0% of the sum of the ~~U.S. Revolving Credit Facility and the Canadian Revolving Credit Facility~~Line Cap and (y) $30,000,000 for thirty (30) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrowers or any of their Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America (or Canada) or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America (or Canada, as the case may be) is pledged in support thereof;

(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(c)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d)    Investments, classified in accordance with GAAP as current assets of the Borrowers or any of their Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition;

(e)    repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations; and

(f)    readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either S&P or Moody’s with maturities of not more than twelve (12) months from the date of acquisition thereof;

provided that instruments equivalent to those referred to in clauses (a) through (f) above denominated in Canadian Dollars which are comparable in credit quality and tenor to those referred to above and customarily used by corporations for short term cash management purposes in Canada shall be permitted under Sections 7.02(a) and 7.05(g) to the extent reasonably required in connection with any business conducted by any Canadian Subsidiary; provided, further, that instruments equivalent to those referred to in clauses (a) through (f) above denominated in local currencies other than Dollars or Canadian Dollars which are comparable in credit quality and tenor to those referred to above and customarily used by corporations for short term cash management purposes in the jurisdiction of the relevant Foreign Subsidiary shall be permitted under Sections 7.02(a) and 7.05(g) to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means a U.S. Cash Management Bank and/or a Canadian Cash Management Bank, as the context may require.
“CCAA” means the Companies’ Creditors Arrangement Act (Canada), and any rule or regulation issued thereunder.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of ~~1934~~1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than the greater of (i) ~~35~~50.0% or more of the Equity Interests of the Specified U.S. Borrower entitled to vote for members of the board of directors or equivalent governing body of the Specified U.S. Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and (ii) the percentage of the then outstanding Equity Interests of the Specified U.S. Borrower entitled to vote for members of the board of directors or equivalent governing body of the Specified U.S. Borrower owned beneficially by the Equity Investors; or

(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Specified U.S. Borrower cease for any reason other than death or disability to be composed of Continuing Directors; or

(c)    any “Change of Control” (or any comparable term) in any document pertaining the Term Loan Facility or to any Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount, and as a result thereof, the Specified U.S. Borrower or any Subsidiary shall be required to repurchase, repay, redeem or make any similar payment or payments in respect thereof in an aggregate principal amount in excess of the Threshold Amount; or

(d)    on or after the Canadian Facility Effective Date, the Canadian Borrower shall cease to be a wholly owned Subsidiary of the Specified U.S. Borrower, unless simultaneously with such transaction, the Canadian Obligations (other than contingent Obligations in respect of unasserted indemnity claims) have been paid in full in cash and the Canadian Revolving Credit Commitments are terminated.

“Closing Date” means December 17, 2009.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means the U.S. Collateral and the Canadian Collateral.
“Collateral Agent” means Bank of America, in its capacity as a “collateral agent” under this Agreement.
“Collateral Documents” means the U.S. Collateral Documents and the Canadian Collateral Documents.
“Commitment Date” has the meaning specified in Section 2.05(c).
“Commitment Increase” has the meaning specified in Section 2.16(a).
~~“Commitment Increase Lender” has the meaning specified in Section 2.16(b) or (c), as applicable.~~
“Commitment Letter” means the letter agreement, dated October 9, 2009, among the Specified U.S. Borrower, the Original Bookrunner and the Initial Lenders.
“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans or BA Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Agent.
“Commitments” means (a) with respect to Canadian Revolving Credit Lenders, the Canadian Revolving Credit Commitments and (b) with respect to U.S. Revolving Credit Lenders, the U.S. Revolving Credit Commitments.
“Commodity Account Control Agreements” has the meaning specified in the U.S. Security Agreement and/or the Canadian Security Agreement, as the context may require.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, with respect to any specified Person for any period, the sum, without duplication, of: (1) Consolidated Net Income of such Person for such period; plus (2) provision for taxes based on income or profits of such Person and its Subsidiaries for such period (including amounts actually paid pursuant to any tax sharing arrangement relating to combined, consolidated, unitary or similar tax returns to the extent that such amounts do not exceed the amount of taxes attributable to such Person and its Subsidiaries determined as if such Person and its Subsidiaries filed separate tax returns), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (3) consolidated interest expense of such Person and its Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (4) depreciation, amortization (including amortization of the step-up in inventory valuation arising from purchase accounting and other intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (5) any reasonable expenses, fees or charges related to the Transactions or any acquisition or Investment, in each case to the extent that any such expenses, fees or charges were deducted in computing such Consolidated Net Income; plus (6) other non-recurring cash charges not to exceed in the aggregate $3.0 million in any fiscal year; minus (7) non-cash items increasing such Consolidated Net Income for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any period.
Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Specified U.S. Borrower shall be added to Consolidated Net Income to compute Consolidated EBITDA of the Specified U.S. Borrower only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Specified U.S. Borrower by such Subsidiary without prior governmental approval (or that has ~~not~~ been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.
“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA of the Specified U.S. Borrower and its Subsidiaries, less (ii) the aggregate amount of all Capital Expenditures of or by the Specified U.S. Borrower and its Subsidiaries less (iii) taxes paid or payable in cash by the Specified U.S. Borrower and its Subsidiaries (net of refunds received or receivable) to (b) the sum of (i) Consolidated Net Cash Interest Charges of the Specified U.S. Borrower and its Subsidiaries, (ii) solely for purposes of calculating pro forma compliance with the covenant set forth in Section 7.11 in connection with the determination of whether a particular Restricted Payment may be made pursuant to Section 7.06(f), such Restricted Payment and (iii) the aggregate principal amount of all Mandatory Principal Payments, but excluding (A) any such payments to the extent financed through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.03, and (B) any such payments in respect of seller notes or earn-outs in each case made before the Closing Date, for the most recently completed Measurement Period; provided that (x) for purposes of determining pro forma compliance with the Consolidated Fixed Charge Coverage Ratio for any Permitted Acquisition of any Person or business and for any Investment in any Person or business under Section 7.02(n)(iii), pro forma effect shall be given to such Permitted Acquisition and Investment (in each case without giving effect to any synergies or cost savings), so long as, solely in the case of any such Permitted Acquisition or Investment for consideration in excess of $10,000,000, the Administrative Agent shall be furnished with audited financial statements, or if audited financial statements are not available, other financial statements reasonably acceptable to the Administrative Agent, of such Person or business (or if the acquisition is of a business unit, line of business or division of any Person, the audited financial statements, or if audited financial statements are not available, other financial statements reasonably acceptable to the Administrative Agent, of such

Person, so long as the individual activities of the acquired business are clearly reflected in such financial statements (provided that, in the case of any Permitted Acquisition or Investment for consideration of $10,000,000 or less, the Administrative Agent shall be furnished with such financial statements as may be available to the Specified U.S. Borrower and its Subsidiaries with respect to such Person or business or division of such Person), together with a certificate from a financial officer of the Borrower Agent certifying that the Borrower Agent has reviewed the historical financial statements of the business unit, line of business or division and that to the knowledge of the Borrower Agent they reflect proper divisional accounting in relation to the larger business), reasonably satisfactory to the Administrative Agent in all respects, confirming such historical results and (y) in the event that the Specified U.S. Borrower or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Equity Interests or preferred stock subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity Interests or preferred stock and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable Measurement Period.
“Consolidated Funded Indebtedness” means, as to any Person at a particular time, without duplication, on a consolidated basis, all Indebtedness of such Person of the types referred to in clauses (a), (b) (limited to unreimbursed obligations in respect of drawn letters of credit) and (f) of the definition of Indebtedness.
“Consolidated Net Cash Interest Charges” means, for any Measurement Period, with respect to any specified Person, the sum, without duplication of: (1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments (other than the amortization of discount or imputed interest arising as a result of purchase accounting), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus (2) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period; plus (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus (4) the product of (a) all dividends and distributions, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Equity Interests of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the issuer (other than Disqualified Equity Interests) or to the issuer or a Subsidiary that is a Guarantor, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus (5) the amortization or expensing of financing fees and debt discount incurred by the issuer and its Subsidiaries including amortization arising from the Transactions and recognized in the applicable period; minus (6) interest income for such period to the extent not deducted in determining Consolidated Net Cash Interest Charges in any previous period and to the extent not included in the calculation of Consolidated EBITDA for such period, but excluding, in each of the forgoing clauses, any fees, costs or expenses related to the Transactions; provided that, for purposes of determining Consolidated Net Cash Interest Charges with respect to any Measurement Period ending in the fiscal quarter in which the Closing Date occurs or any of the first full four fiscal quarters ending thereafter, (i) in the case of calculations made during the fiscal quarter in which the Closing Date occurs, “Consolidated Net Cash Interest Charges” shall refer to Consolidated Net Cash Interest Charges for the period from the Closing Date to the applicable date of determination multiplied by a factor, the numerator of which is 365 and the denominator of which is the number of days in the period from the Closing Date to the applicable date of determination, (ii) in the case of calculations made during the first full fiscal quarter ending after the Closing Date, “Consolidated Net Cash Interest Charges” shall refer to Consolidated Net Cash Interest Charges for the period from the Closing Date to the applicable date of determination multiplied by a factor, the numerator of which is 365 and the denominator of which is the number of days in the period from the Closing Date to the applicable date of determination, (iii) in the case of calculations made during the second full fiscal quarter ending after the Closing

Date, “Consolidated Net Cash Interest Charges” shall refer to Consolidated Net Cash Interest Charges for the most recently ended fiscal quarter multiplied by four, (iv) in the case of calculations made during the third full fiscal quarter ending after the Closing Date, “Consolidated Net Cash Interest Charges” shall refer to Consolidated Net Cash Interest Charges of the two most recently ended fiscal quarters multiplied by two and (v) in the case of calculations made during the fourth full fiscal quarter ending after the Closing Date, “Consolidated Net Cash Interest Charges” shall refer to Consolidated Net Cash Interest Charges of the three most recently ended fiscal quarters multiplied by 4/3.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(a)    the Net Income of any Person that is not a Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided that, to the extent not previously included, Consolidated Net Income shall be increased by the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary thereof; provided that accounting adjustments resulting from “fresh start accounting” with respect to the Transactions and fees and expenses paid in connection with the Transactions shall be excluded;

(b)    the Net Income of any Subsidiary that is not a Loan Party shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Subsidiary thereof (subject to provisions of this clause (2)) during such period, to the extent not previously included therein;

(c)    the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(d)    the cumulative effect of a change in accounting principles shall be excluded;

(e)    non-cash charges relating to employee benefit or other management compensation plans of any parent company of the Specified U.S. Borrower (to the extent such non-cash charges relate to plans of such parent company for the benefit of members of the Board of Directors of the Specified U.S. Borrower (in their capacity as such) or employees of the Specified U.S. Borrower and its Subsidiaries), the Specified U.S. Borrower or any of its Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of any parent company of the Specified U.S. Borrower (to the extent such non-cash charges relate to plans of such parent company for the benefit of members of the Board of Directors of the Specified U.S. Borrower (in their capacity as such) or employees of the Specified U.S. Borrower and its Subsidiaries), the Specified U.S. Borrower or any of its Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income shall be excluded;

(f)    any non-cash goodwill or other impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and non-cash charges relating to the amortization of intangibles resulting from the application of Statement of Financial Accounting Standards No. 141, shall be excluded;

(g)    any increase in cost of sales as a result of the step-up in inventory valuation arising from applying the purchase method of accounting in accordance with GAAP in connection with any acquisition consummated after the date of this Agreement, net of taxes, shall be excluded;

(h)    unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of Statement of Financial Accounting Standards No. 52 shall be excluded; and

(i)    all restructuring charges, including severance, relocation and transition costs, and fees and expenses related to such restructuring, shall be excluded.

“Consolidated Tangible Assets” means, with respect to any Person, the consolidated total assets of such Person and its Subsidiaries determined in accordance with GAAP, less all goodwill, trade names, trademarks, patents and other similar intangibles properly classified as intangibles in accordance with GAAP, all as shown on the most recent balance sheet for such Person.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness of the U.S. Specified Borrower and its Subsidiaries as of such date minus the sum of (i) U.S. Available Cash and (ii) Canadian Available Cash (in each case, excluding any amounts included in the Borrowing Base) as of such date up to an aggregate amount not to exceed $50,000,000 to (b) Consolidated EBITDA of the U.S. Specified Borrower and its Subsidiaries as of the end of the most recently completed Measurement Period for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01 (or, for purposes of the Applicable Rate, for which a Pricing Compliance Certificate has been delivered to the Administrative Agent); provided, however, that Consolidated EBITDA shall be determined for purposes of this definition with such pro forma adjustments consistent with the definition of Consolidated Fixed Charge Coverage Ratio.
“Continuing Directors” ~~shall mean~~means the directors of the Specified U.S. Borrower on the ~~Closing~~Fourth Amendment Effective Date, and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Specified U.S. Borrower is or was recommended, approved or ratified by a majority of the then Continuing Directors or such other director receives or received the vote of the Equity Investors in his or her election by the stockholders of the Specified U.S. Borrower.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” has the meaning specified in the U.S. Security Agreement and/or the Canadian Security Agreement, as the context may require.
“Covenant Trigger Event” means, at any time, either (a) the occurrence and continuance of an Event of Default or (b) the failure of the Loan Parties to maintain ~~Excess~~Specified Availability of at least the greater of (x) $30,000,000 and (y) ~~12.5~~10.0% of the ~~Total Borrowing Base~~Line Cap. For purposes of this Agreement, the occurrence of a Covenant Trigger Event shall be deemed continuing (a) so long as such Event of Default is continuing and has not been cured or waived and/or (b) if the Covenant Trigger Event arises under clause (b) of the preceding sentence, until ~~Excess~~Specified Availability is at least the greater of (x) $30,000,000 and (y) ~~12.5~~10.0% of the ~~Total Borrowing Base~~Line Cap for thirty (30) consecutive days, in which case a Covenant Trigger Event shall no longer be deemed to be continuing for purposes of this Agreement. For purposes of determining whether a Covenant Trigger Event shall have occurred and is continuing, no greater than ~~25~~25.0% of ~~Excess~~Specified Availability shall be composed of Canadian Excess Availability and no greater than ~~25~~25.0% of the ~~Total Borrowing Base~~Specified Availability shall be composed of, or attributable to, the Canadian Borrowing Base.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Judgment” means the Collateral Agent’s commercially reasonable judgment exercised in good faith, based upon its consideration of any factor that it reasonably believes (a) could materially adversely affect the quantity, quality, mix or value of Collateral (including any applicable Law that may inhibit collection of an Account), the enforceability or priority of the Administrative Agent’s Liens, or the amount that the Collateral Agent and the Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Loan Party is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any proceeding under any Debtor Relief Laws involving a Loan Party; or (d) creates or could result in an Event of Default. In exercising such judgment, (i) the Collateral Agent may consider any factors that could materially increase the credit risk of lending to the Borrowers on the security of the Collateral and (ii) the Administrative Agent shall communicate to the Borrower Agent the Collateral Agent’s judgment at the direction of the Collateral Agent.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, the BIA, the CCAA and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate, Canadian Base Rate or Canadian Prime Rate, as applicable plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, as the case may be, under the Revolving Credit Facility plus (iii) ~~2~~2.0% per annum; provided, however, that with respect to a Eurodollar Rate Loan or a BA Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus ~~2~~2.0% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus ~~2~~2.0% per annum.
“Defaulting Lender” means, subject to Section ~~2.17~~2.18(~~f~~b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, ~~the~~any L/C Issuer, ~~the~~any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified any Borrower, the Administrative Agent, ~~the~~any L/C Issuer or ~~the~~any Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder ~~or generally under other agreements to which it commits to extend credit~~, or has made a public statement to that effect, (c) has failed, within three Business Days after ~~reasonable~~written request by the Administrative Agent or the ~~Specified U.S.~~ Borrower Agent, to confirm in writing to the Administrative Agent and~~, if such request was made by~~ the ~~Specified U.S.~~ Borrower~~, the Specified U.S. Borrower,~~ Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the ~~Specified U.S.~~ Borrower Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, ~~or~~ (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to

Section ~~2.17(f)) (x) immediately in the case of clauses (a)(i), (b) (if notified to any Borrower and such Borrower has notified the Administrative Agent), (c) (if notified to the Administrative Agent in case the written request referred to in clause (c) is made solely by the Specified U.S. Borrower) or (d) above and (y~~2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination ~~in all other cases~~, which shall be delivered by the Administrative Agent to the Borrower Agent, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Deposit Account Control Agreements” has the meaning specified in the U.S. Security Agreement and/or the Canadian Security Agreement, as the context may require.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property owned by any Person, including any sale, assignment, transfer, license, lease or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that the issuance of Equity Interests of any Person shall not be considered a Disposition by such Person.
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests (other than Disqualified Equity Interests)), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case for clauses (a) through (d), prior to the date that is ninety one (91) days after the Maturity Date; provided that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Specified U.S. Borrower or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Specified U.S. Borrower or such Subsidiary in order to satisfy applicable statutory or regulatory obligations; and provided further that any Equity Interest that would constitute a Disqualified Equity Interest solely because the holders thereof have the right to require the Specified U.S. Borrower to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute a Disqualified Equity Interest if the terms of such Equity Interest provide that the Specified U.S. Borrower may not repurchase or redeem any such Equity Interest pursuant to such provisions prior to the repayment in full of the Obligations.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuers, as the case may be, at such time on the basis of the Spot Rate in accordance with Section 1.08 .
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“Dominion Account” means any Deposit Account of a Loan Party at Bank of America or its Affiliates or branches or another bank acceptable to the Administrative Agent, in each case which is subject to a Deposit Account Control Agreement.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the first date on which all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“Eligible Collateral” means, collectively, Eligible Inventory and Eligible Receivables.
“Eligible Foreign Receivables” means Accounts payable in a currency other than Dollars or Canadian Dollars or arising out of sale to debtors outside of the United States and Canada which in each case are acceptable to the Collateral Agent in its Credit Judgment.
“Eligible In-Transit Inventory” means (a) Inventory in-transit between Loan Parties within the United States that otherwise constitutes Eligible Inventory and (b) Inventory owned by a Loan Party that would be Eligible Inventory if it were not subject to a Document and in transit from a foreign location to a location of a Loan Party within the United States. Without limiting the foregoing, no Inventory shall be Eligible In-Transit Inventory pursuant to clause (b) of the preceding sentence unless such Inventory (i) at any time Excess Availability is less than twenty-five percent (25%) of the Line Cap, is subject to a negotiable Document showing the Collateral Agent (or, with the consent of the Collateral Agent, the applicable Loan Party) as consignee, which Document is in the possession of the Collateral Agent or such other Person as the Collateral Agent shall approve; (ii) is fully insured in a manner reasonably satisfactory to the Collateral Agent; (iii) is sold by a vendor that (A) does not have a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against the Inventory or (B) has delivered a Lien Waiver with respect to such Inventory (it being understood that any Inventory owned by a U.S. Loan Party that is shipped to a U.S. Loan Party from the Maquiladora facility or other Mexican facility then owned by a U.S. Loan Party or an Affiliate of a U.S. Loan Party (so long such shipping is arranged or controlled by a U.S. Loan Party or an Affiliate thereof) shall not be subject to this clause (iii)); (iv) is subject to purchase orders and other sale documentation satisfactory to the Collateral Agent, and title has passed to the applicable Loan Party; (v) is shipped by a common carrier that is not affiliated with the vendor and is not subject to any Sanction or on any specially designated nationals list maintained by OFAC; (vi) is being handled by a customs broker, freight-forwarder or other handler that has delivered a Lien Waiver; and (vii) is in-transit for less than sixty (60) consecutive days.
“Eligible Inventory” means Inventory of the Loan Parties (other than any Excluded Subsidiaries) subject to the Lien of the Collateral Documents, the value of which shall be determined by taking into consideration, among other factors, the lowest of its cost and its book value determined in accordance with GAAP and excluding any portion of cost attributable to intercompany profit among the Loan Parties and their Affiliates; provided however that, subject to the ability of the Collateral Agent to establish other criteria of ineligibility in their Credit Judgment or modify the criteria established below, unless otherwise approved by the Collateral Agent in its Credit Judgment, none of the following classes of Inventory shall be deemed to be Eligible Inventory:
(a)    Inventory consisting of “perishable agricultural commodities” within the meaning of the Perishable Agricultural Commodities Act of 1930, or on which a Lien has arisen or may arise in favor of agricultural producers under any comparable Laws;

(b)    Inventory that is obsolete, unusable or otherwise unavailable for sale;

(c)    Inventory consisting of promotional, marketing, packaging or shipping materials and supplies;

(d)    Inventory that fails to meet all standards imposed by any Governmental Authority having regulatory authority over such Inventory or its use or sale;

(e)    Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which the Borrowers or any of their Subsidiaries has received notice of a dispute in respect of any such agreement;

(f)    Inventory (i) with respect to the U.S. Borrowing Base, in-transit or located outside the United States, except (x) Eligible In-Transit Inventory; provided, that in no event shall Eligible In-Transit Inventory (other than pursuant to clause (a) of the definition thereof) constitute more than $20,000,000 of Eligible Inventory included in the Borrowing Base and (y) Eligible Mexico Inventory; provided, that no event shall Eligible Mexico Inventory plus any Eligible In-Transit Inventory being shipped from Mexico constitute more than $10,000,000 of Eligible Inventory included in the Borrowing Base; and (ii) with respect to the Canadian Borrowing Base, located outside of Canada or in-transit (except between Canadian Loan Parties);

(g)    Inventory that is located on premises owned, leased or rented by a customer of any Borrower, or is placed on consignment; provided, that Inventory placed on consignment with an aggregate book value of up to $15,000,000 shall consist of Eligible Inventory if such Inventory is clearly segregated from all Inventory of such customer, all UCC and PPSA filings deemed necessary or desirable by the Administrative Agent have been made, and a reasonably satisfactory Lien Waiver has been delivered to Administrative Agent by such customer;

(h)    Inventory with respect to which the representations and warranties set forth herein, in the U.S. Security Agreement and in the Canadian Security Agreement applicable to such Inventory are not correct;

(i)    Inventory in respect of which the U.S. Security Agreement or the Canadian Security Agreement, as applicable, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority Lien or security interest in favor of the Administrative Agent, on behalf of the applicable Secured Parties, securing the applicable Obligations;

(j)    Inventory subject to any Lien securing any judgment; and

(k)    it is not either (i) otherwise acceptable to or (ii) subject to a reserve acceptable to, the Collateral Agent, in its Credit Judgment.

If the Collateral Agent deems Inventory ineligible in its Credit Judgment (and not based upon the criteria set forth above), then the Collateral Agent shall give the Borrower Agent two (2) Business Days’ prior notice thereof (unless an Event of Default exists, in which event no notice shall be required).
“Eligible Mexico Inventory” means, as of any date of determination thereof, without duplication of any other Eligible Inventory, Inventory of a U.S. Loan Party consisting of finished goods located at a Maquiladora facility or a facility owned by an Affiliate of a U.S. Loan party that otherwise would constitute Eligible Inventory but for the fact that such Inventory is not located in the United States; provided that the Administrative Agent shall establish other criteria of eligibility in its Credit Judgment.
“Eligible Receivables” means Accounts of the Loan Parties (other than any Excluded Subsidiaries) subject to the Lien of the Collateral Documents, the value of which shall be determined by taking into consideration, among other factors, their book value determined in accordance with GAAP, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person; provided, however, that, for the avoidance of doubt, cash proceeds of any of the Accounts of the Loan Parties do not constitute Eligible Receivables; provided, further, that subject to the ability of the Collateral Agent to establish other criteria of ineligibility in its Credit Judgment or modify the criteria established below, unless otherwise approved by the Collateral Agent in its Credit Judgment, none of the following classes of Accounts shall be deemed to be Eligible Receivables:
(a)    Accounts that do not arise out of sales of goods or rendering of services in the ordinary course of the Borrowers’ or the relevant Subsidiaries’ business;

(b)    Accounts payable other than in Dollars or, in the case of Canadian Loan Parties, Dollars or Canadian Dollars, or that are otherwise on terms other than those normal or customary in the Borrowers’ or the relevant Subsidiaries’ business, except for up to the Dollar Equivalent of $~~12,000,000~~25,000,000 (in the aggregate, taken together with Eligible Foreign Receivables included under clause (j) of this definition) in Eligible Foreign Receivables;

(c)    Accounts arising out of a sale made or services rendered by any Borrower to a Subsidiary of any Borrower or an Affiliate of any Borrower or to a Person Controlled by an Affiliate of any Borrower (including any employees of such Borrower);

(d)    Accounts (i) more than 120 days past the original invoice date (other than (A) up to $6,000,000 of Accounts having extended payment terms which are acceptable to the Collateral Agent in its Credit Judgment and (B) Accounts in respect of which the account debtor has provided a letter of credit reasonably acceptable to the Collateral Agent) or (ii) more than 60 days past the original due date;

(e)    Accounts owing from any Person from which an aggregate amount of more than ~~50~~50.0% of the Accounts owing therefrom is more than 120 days past original invoice date or more than 60 days past the original date due;

(f)    Accounts owing from any Person that exceed ~~20~~20.0% of the net amount of all Eligible Receivables, but only to the extent of such excess;

(g)    Accounts owing from any Person that (i) has disputed liability for any Account owing from such Person or has been placed on credit hold due to past due balances or (ii) has otherwise asserted any claim, demand or liability against a Borrower or any of its Subsidiaries, whether by action, suit, counterclaim or otherwise;

(h)    Accounts owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 8.01(f);

(i)    Accounts (i) owing from any Person that is also a supplier to or creditor of a Borrower or any of its Subsidiaries unless such Person has waived any right of setoff in a manner acceptable to the Administrative Agent, (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Borrower or any of its Subsidiaries to discounts on future purchase therefrom, (iii) in respect of which the related invoice(s) has been reversed;

(j)    Accounts arising out of sales to account debtors outside the United States and Canada, except for up to the Dollar Equivalent of $~~12,000,000~~25,000,000 (in the aggregate, taken together with Eligible Foreign Receivables included under clause (b) of this definition) in Eligible Foreign Receivables, unless such Accounts are fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Administrative Agent and such irrevocable letter of credit is in the possession of the Administrative Agent;

(k)    Accounts arising out of sales on a bill-and-hold, cash in advance or cash on delivery payment terms, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge back or Accounts representing any unapplied cash;

(l)    Accounts owing from an account debtor that is an agency, department or instrumentality of the United States or any state thereof or Canada or any province or territory thereof unless the applicable Borrower or its relevant Subsidiary shall have satisfied the requirements of the Assignment of Claims Act of 1940, or the Financial Administration Act (Canada) and any similar state, provincial or territorial legislation and the Administrative Agent is satisfied as to the absence of setoffs, counterclaims and other defenses on the part of such account debtor;

(m)    Accounts with respect to which the representations and warranties set forth herein, in the U.S. Security Agreement and in the Canadian Security Agreement applicable to such Accounts are not correct;

(n)    Accounts in respect of which the applicable Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Administrative Agent, on behalf of the Secured Parties, securing the Obligations;

(o)    Accounts subject to any Lien securing any judgment~~;(p)    Accounts relating to the third party billing arrangements with Nordyne, Inc.~~; and

(p)    ~~(q)~~ it is not either (a) otherwise acceptable to or (b) subject to a reserve acceptable to, the Collateral Agent, in its Credit Judgment.
If the Collateral Agent deems Accounts ineligible in its Credit Judgment (and not based upon the criteria set forth above), then the Collateral Agent shall give the Borrower Agent two (2) Business Days’ prior notice thereof (unless an Event of Default exists, in which event no notice shall be required).
“Environmental Laws” means any and all applicable federal, state, provincial, territorial, municipal, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, and the common law relating to pollution or the protection of the environment (including ambient air, indoor air, surface wastes, groundwater, land and subsurface strata), human health and safety as it relates to environmental protection and natural resources including those related to Release or threat of Release, or exposure to, or generation, storage, treatment, transport, handling, distribution or disposal of Hazardous Materials.
“Environmental Liability” means any liability or costs, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Specified U.S. Borrower, any other Loan Party or any of their respective Subsidiaries resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Investors” means the Management Shareholders and their respective Affiliates~~, Fidelity, Ares, Goldman Sachs Asset Management, L.P. and Capital Research and Management Company~~ and Ares.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) (i) the occurrence of a Reportable Event with respect to a Pension Plan or a Termination Event with respect to a Canadian Pension Plan or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Pension Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Pension Plan within the following 30 days; (b) a withdrawal by the Borrowers or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrowers or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrowers or any ERISA Affiliate; (g) the withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan that is a multiple employer or other plan described in Section 4064(a) of ERISA during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (h) the conditions for imposition of a Lien under Section 303(k) of ERISA or other applicable Laws shall have been met with respect to any Pension Plan or the conditions for imposition of a Lien in respect of employer contributions due but not yet paid under other applicable Laws shall have been met with respect to any Canadian Pension Plan; or (i) a determination that any ~~Pension~~ Plan is in “at risk”, “endangered” or “critical” status (within the meaning of ~~Section 303~~Sections 303, 304 and 305 of ERISA).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar Rate” means~~,~~ :
(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the ~~British Bankers Association LIBOR~~London Interbank Offered Rate (“~~BBA~~ LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published ~~by Reuters (or~~on the applicable Bloomberg screen page (or such other commercially available source providing such quotations ~~of BBA LIBOR~~ as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; ~~provided that if such rate is not available at such time for any reason, then the rate for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.~~and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that (i) to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Eurodollar Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the Eurodollar Rate.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Availability” means ~~the sum of U.S. Excess Availability and Canadian Excess Availability.~~(a) the Line Cap minus (b) Total Outstandings.
“Excluded Accounts” has the meaning specified in the U.S. Security Agreement and/or the Canadian Security Agreement, as the context may require.
“Excluded Subsidiary” means, on any date, (a) any Subsidiary of the Specified U.S. Borrower (i) that, together with its Subsidiaries on a consolidated basis, has less than $~~1,000,000~~2,500,000 in total assets, (ii) the total assets of which, together with its Subsidiaries on a consolidated basis and all Excluded Subsidiaries as of such date, is less than $~~5,000,000~~7,500,000 and (iii) that does not have any Indebtedness (including by way of Guarantee) in respect of money borrowed other than Indebtedness hereunder and under the Term Loan Facility, Term Loan Incremental Equivalent Debt, the 2021 Senior Unsecured Notes, ~~the 2018 Senior Unsecured Notes or~~ Permitted Specified Indebtedness, Permitted Subordinated Debt, Permitted Acquired Debt or Indebtedness permitted by Section 7.03(b)(xviii) (or any Permitted Refinancing of any of the foregoing) (including by way of Guarantees in respect of the Revolving Credit Facility, the Term Loan Facility, Term Loan Incremental Equivalent Debt, the 2021 Senior Unsecured Notes, ~~the 2018 Senior Unsecured Notes or~~ Permitted Specified Indebtedness, Permitted Subordinated Debt, Permitted Acquired Debt or Indebtedness permitted by Section 7.03(b)(xviii)) (or any Permitted Refinancing of any of the foregoing) (it being understood, without limitation to the foregoing, that in no event shall any Subsidiary that provides a Guarantee of the Term Loan Facility, Term Loan Incremental Equivalent Debt, the 2021 Senior Unsecured Notes, ~~the 2018 Senior Unsecured Notes or~~ Permitted Specified Indebtedness, Permitted Subordinated Debt, Permitted Acquired Debt or Indebtedness permitted by Section 7.03(b)(xviii) (or any Permitted Refinancing of any of the foregoing) be an Excluded Subsidiary for purposes of Section 6.12) ~~and~~, (b) solely for purposes of Section 6.12, Linear H.K. LLC (so long as Linear H.K. LLC is held directly or indirectly by a Foreign Subsidiary), (c) any Subsidiary that is prohibited by law, regulation or contractual obligation (which contractual obligation exists on the Fourth Amendment Effective Date or at the time of acquisition of such Subsidiary and not entered into in contemplation of such acquisition) from providing such Guarantee or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such Guarantee and (d) any Subsidiary to the extent that the burden or cost of providing a Guarantee outweighs the benefit afforded thereby as reasonably determined by the Administrative Agent and the Specified U.S. Borrower (it being understood, without limitation to the foregoing, that in no event shall any Subsidiary that provides a Guarantee of Indebtedness incurred or outstanding pursuant to Section 7.03(a)(i), (a)(ii) or (a)(iii) be an Excluded Subsidiary for purposes of Section 6.12; provided, that any time any Subsidiary that would otherwise be an Excluded Subsidiary no longer provides a Guarantee of Indebtedness incurred or outstanding pursuant to any of Section 7.03(a)(i), (a)(ii) or (a)(iii) such Subsidiary shall be an Excluded Subsidiary for the purposes of Section 6.12 and shall be automatically released from its Guarantee of the Obligations).

“Excluded ~~Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) taxes imposed on or measured by its overall gross or net income (however denominated), and franchise taxes imposed on it (in lieu of gross or net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or L/C Issuer, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any~~

~~similar tax imposed by any other jurisdiction in which a Loan Party is located and (c) in the case of a Lender or L/C Issuer, any United States withholding tax or backup withholding tax (including, without limitation, any tax imposed on any “withholdable payment” payable to a recipient as a result of the failure of such recipient (or any financial institution acting on behalf of such Lender (and not any Borrower) through which any payment is made to such recipient) to satisfy the applicable requirements as set forth in FATCA after December 31, 2012) that (i) is required to be imposed on amounts payable to such Lender or L/C Issuer pursuant to the Laws in force at the time such Lender or L/C Issuer becomes a party hereto or designates a new Lending Office (other than an assignee pursuant to a request by the Borrower Agent under Section 11.13 and other than as assignee Lender pursuant to a CAM Exchange under Section 8.04), except to the extent that such Lender or L/C Issuer (or its assignor, if any) was entitled, at the time of the designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (ii) is attributable to such Lender’s or L/C Issuer’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e).~~Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 17 of the U.S. Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to or for the account of a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender or the L/C Issuer, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender or the L/C Issuer, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender or the L/C Issuer with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender or the L/C Issuer acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Agent under Section 11.13) or (ii) such Lender or the L/C Issuer changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s or the L/C Issuer’s assignor immediately before such Lender or the L/C Issuer became a party hereto or to such Lender or the L/C Issuer immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) or 11.05(b)(viii) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Executive Order” has the meaning specified in Section 5.23(a).
“Existing Commitment” means a Revolving Credit Commitment of a Lender existing under the Existing Credit Agreement immediately prior to the Effective Date.
“Existing Credit Agreement” has the meaning specified in the Preliminary Statements hereto.
“Existing Lender” means each Lender under the Existing Credit Agreement holding an Existing Commitment.
“Existing Letters of Credit” means the letters of credit listed on Schedule 1.01 of the Existing Credit Agreement and outstanding on the Closing Date.

“Extraordinary Receipt” means any proceeds of property or casualty insurance and condemnation awards (and payments in lieu thereof) relating to any ABL Priority Collateral of the Loan Parties and their respective Subsidiaries.
“Facility” means the U.S. Revolving Credit Facility and/or the Canadian Revolving Credit Facility, as the context may require.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor provisions that are substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any current or future agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into in connection with the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreements.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System ~~arranged by federal funds brokers on such day~~, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letters” means (i) the Engagement Letter dated as of May 8, 2012 between Merrill Lynch, Pierce, Fenner and Smith Incorporated and the Specified U.S. Borrower ~~and~~, (ii) the fee letter dated as of June 13, 2012 between the Administrative Agent and the ~~Borrower.~~Specified U.S. Borrower, (iii) the Engagement Letter dated as of April 13, 2016 between Merrill Lynch, Pierce, Fenner and Smith Incorporated and the Specified U.S. Borrower and (iv) the fee letter dated as of April 13, 2016 between the Administrative Agent and the Specified U.S. Borrower.
“FILO Lender” means a Lender or Eligible Assignee under the FILO Tranche.
“Foreign L/C Issuer” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code that is acting in the capacity of an L/C Issuer.
“Foreign Lender” means ~~any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (including such a Lender when acting in the capacity of an L/C Issuer)~~, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Loan Party” means any Loan Party other than a U.S. Loan Party.
“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Specified U.S. Borrower or any Subsidiary with respect to employees employed outside the United States.
“Foreign Subsidiary” means any direct or indirect Subsidiary of the Specified U.S. Borrower that is not a Domestic Subsidiary, and each Subsidiary of such Subsidiary.
“Fourth Amendment” means the Fourth Amendment to this Agreement dated as of May 9, 2016.
“Fourth Amendment Effective Date” means the date of satisfaction (or waiver) of the conditions precedent set forth in Section 5 of the Fourth Amendment.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders ~~or Cash Collateralized~~ in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, the Specified U.S. Borrower, the Subsidiaries of the Specified U.S. Borrower listed on Schedule 6.12 and each other Subsidiary of the Specified U.S. Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.
“Guaranties” means the U.S. Guaranty and the Canadian Guarantee.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants regulated as such pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, greenhouse gases, polychlorinated biphenyls, radon gas, mold, infectious or medical wastes.
“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(a)    interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(b)    commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(c)    foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“HMT” has the meaning specified in the definition of “Sanctions”.
“Honor Date” has the meaning specified in Section 2.03(b).
“Incremental Amendment” has the meaning specified in Section 2.16(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c)    net obligations of such Person under any Swap Contract;

(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are paid before the earlier of (i) 60 days past the date they are due or (ii) 180 days after their creation);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Equity Interest valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)    all Guarantees of such Person in respect of any of the foregoing;

provided that, “Indebtedness” shall not include any post-closing payment adjustments or earn-out, non-competition or consulting obligations existing on the Closing Date or incurred in connection with Investments permitted under Section 7.02(h), (n), (o) or (~~o~~p), (~~i~~x) if such obligations are not required to be reflected as a liability on the balance sheet of the applicable Person (but only to the extent reflected in the liabilities section of the balance sheet as opposed to the footnotes thereto) or (~~ii~~y) if at the time of such Investment, the Specified U.S. Borrower was able to satisfy the tests in Section 7.02(h), (n), (o) or (~~o~~p), as applicable, after giving pro forma effect to the maximum possible payment that could result from such adjustment, earn-out or other obligation as if paid on the date of consummation of such Investment (as certified to the Administrative Agent in reasonable detail by a Responsible Officer of the Borrower).
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes~~.~~, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Information Memorandum” means the information memorandum intended to be used by the Original Bookrunner in connection with the syndication of the Aggregate Commitments.
“Initial Lenders” means Bank of America, General Electric Capital Corporation, Wells Fargo Capital Finance, LLC, Wells Fargo Foothill Canada ULC and PNC Bank, National Association.
“Intellectual Property Security Agreement” means the U.S. Intellectual Property Security Agreement.
“Intercompany Note” means an intercompany note, substantially in the form of Exhibit I, executed by the Specified U.S. Borrower and each of its Subsidiaries and endorsed in blank by each of the U.S. Loan Parties.
“Intercreditor Agreement” means the Amended and Restated Lien Subordination and Intercreditor Agreement dated as of April ~~26, 2011,~~30, 2014, among the Administrative Agent, on behalf of the “ABL Secured Parties” (as defined therein), the administrative agent under the Term Loan Credit Agreement, on behalf of the “Term Loan Secured Parties” (as defined therein), the Specified U.S. Borrower and certain Subsidiaries of the Specified U.S. Borrower from time to time party thereto.
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan or BA Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan or a BA Rate Loan exceeds 90 days, the respective dates that fall every 30 days after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, Canadian Base Rate Loan, Canadian Prime Rate Loan or Swing Line Loan, the first ~~Business Day~~calendar day of each April, July, October and January and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).
“Interest Period” means, as to each Eurodollar Rate Loan and BA Rate Loan, the period commencing on the date such Eurodollar Rate Loan or BA Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan or BA Rate Loan, and ending on the date 30, 60, 90 or 180 days thereafter, as selected by a Borrower in its

Committed Loan Notice or such other period that is 365 days or less requested by a Borrower and consented to by all the Appropriate Lenders; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Inventory” has the meaning specified in the UCC or the PPSA, as applicable, and shall include all goods intended for sale or lease by a Loan Party, or for display or demonstration; all work in process, all raw materials, and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing such goods or otherwise used or consumed in such Loan Party’s business (but excluding Equipment).
“Investment” means, as to any Person, any acquisition or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests of such other Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of such other Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but giving effect to any return of capital or prepayments or repayments of principal actually received by such Person with respect thereto.
“IP Rights” has the meaning specified in Section 5.17.
“IP Security Agreement Supplement” means a supplement delivered in connection with any U.S. Intellectual Property Security Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and a Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“Judgment Currency” has the meaning specified in Section ~~1.08(b).~~11.19.
“Junior Financing” has the meaning specified in Section 7.14.
“Junior Financing Documentation” means any documentation governing any Junior Financing.
“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.
“L/C Advance” a U.S. L/C Advance and/or a Canadian L/C Advance, as the context may require.
“L/C Borrowing” means a U.S. L/C Borrowing and/or a Canadian L/C Borrowing, as the context may require.
“L/C Credit Extension” means a U.S. L/C Credit Extension and/or a Canadian L/C Credit Extension, as the context may require.
“L/C Issuer” means any U.S. L/C Issuer and/or any Canadian L/C Issuer, as the context may require.
“L/C Obligations” means the U.S. L/C Obligations and/or the Canadian L/C Obligations, as the context may require.
“Lender” means a U.S. Lender and/or a Canadian Lender, as the context may require.
“Lending Office” means, as to any Lender or L/C Issuer, the office or offices of such Lender or L/C Issuer described as such in such Lender’s or L/C Issuer’s Administrative Questionnaire, or such other office or offices as ~~a~~such Lender or L/C Issuer may from time to time notify in writing the Borrowers and the Administrative Agent.
“Letter of Credit” means a U.S. Letter of Credit and/or a Canadian Letter of Credit, as the context may require.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means the U.S. Letter of Credit Sublimit and/or the Canadian Letter of Credit Sublimit, as the context may require.
“License” means any license or agreement under which a Loan Party is authorized to use IP Rights in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of property or any other conduct of its business.
“Licensor” means any Person from whom a Loan Party obtains the right to use any IP Rights.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, statutory or deemed trust, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).
“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, by which: (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Administrative Agent to enter upon the premises and remove the Collateral or to use the premises for an agreed upon period of time to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any documents in its possession relating to the Collateral as agent for the Administrative Agent, and agrees to deliver the Collateral to the Administrative Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Administrative Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Administrative Agent upon request; and (d) for any Collateral subject to a Licensor’s IP Rights, the Licensor grants to the Administrative Agent the right, vis-à-vis such Licensor, to enforce the Administrative Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the IP Rights, whether or not a default exists under any applicable License.
“Line Cap” means, at any time, the least of (a) the aggregate Revolving Credit Commitments, (b) the Total Borrowing Base in effect at such time and (c) if the aggregate Revolving Credit Commitments are equal to or in excess of $400,000,000, the ABL Credit Cap.
“Loan” means a U.S. Loan and/or a Canadian Loan, as the context may require.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranties, (d) the Intercreditor Agreement, (e) the Collateral Documents, (f) the Fee Letters and (g) each Issuer Document; provided that, for purposes of determining the Obligations secured or Guaranteed, as applicable, under the Guaranties and Collateral Documents, “Loan Documents” shall be deemed to include the Secured Cash Management Agreements and the Secured Hedge Agreements.
“Loan Parties” means, collectively, each Borrower and each Guarantor.
“Management Shareholders” means the members of management of the Specified U.S. Borrower or its Subsidiaries who are investors, directly or indirectly, in the Specified U.S. Borrower as of the Closing Date.
“Mandatory Principal Payments” means (a) all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding Indebtedness for borrowed money of any Borrower or Guarantor including, without limitation, regularly scheduled principal amortization payments under the Term Loan Facility and (b) ~~50~~50.0% of all mandatory principal payments or redemptions or similar acquisitions for value of outstanding Indebtedness for borrowed money of any Borrower incurred under ~~Sections~~Section 7.03(a)(i), 7.03(b)(xii), 7.03(b)(xiii) or 7.03(b)(xvii), in each case to the extent that such mandatory payments, redemptions or acquisitions for value are determined by reference to “excess cash flow” or “free cash flow” (or any similar formulation) of the Specified U.S. Borrower or any of its Subsidiaries (including, without limitation, payments made pursuant to Section 2.05(b)(iv) of the Term Loan Credit Agreement (or any successor provision thereto); but excluding, for the avoidance of doubt, mandatory prepayments determined by reference to proceeds received from financing or investing activities).
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets or condition (financial or otherwise) of the Specified U.S. Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, taken as a whole, or of the ability of the Borrowers or any Guarantor, taken as a whole, to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower or any Guarantor of any Loan Document to which it is a party.
“Material Foreign Subsidiary” has the meaning specified in Section 6.12(d).
“Material Real Estate” means any parcel of real property that is fee owned by a U.S. Loan Party, other than (i) any parcel of real property ~~(i)~~ for which the greater of the cost and the book value is less than $2,500,000, ~~or~~ (ii) ~~which~~any parcel of real property that is subject to a Lien permitted by Section 7.01(j), (q) or (w) which prohibits the granting of a Lien to the Administrative Agent, (iii) the real property located at 150/157 McKinley Avenue, Mercer PA (existing Mortgage to be released) and (iv) 1747 Cravens Road, Poplar Bluff, MO.
~~“Maximum Rate” has the meaning specified in Section 11.09.~~

“Maturity Date” means, with respect to each of the U.S. Revolving Credit Facility and the Canadian Revolving Credit Facility, the earlier of (a) ~~June 13, 2017~~May 9, 2021 and (b) the acceleration of the Loans and the termination of the Revolving Credit Commitments in accordance with the Loan Documents; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 11.09.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Specified U.S. Borrower.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of applicable L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all LC Obligations under the applicable Facility, and (c) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole reasonable discretion.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgages” means the deeds of trust, trust deeds, deeds to secure debt, and mortgages, in substantially the form of Exhibit H (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters) and otherwise in form and substance satisfactory to the Administrative Agent, covering the properties listed on Schedule 4.01(a)(vi) (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 6.12).
“Mortgage Policies” means fully paid American Land Title Association Lender’s Extended Coverage title insurance policies in form and substance, with endorsements (including zoning endorsements) and in amounts acceptable to the Administrative Agent in its reasonable discretion (such amount not to exceed the value of the property in cases where tie-in endorsements are available or, if not available, ~~10~~10.0% of the value of such property), issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances and other Liens permitted under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable, and with respect to any property located in a state in which a zoning endorsement is not available, a zoning compliance letter from the applicable municipality or, if not available, a zoning report from Planning and Zoning Resources Corporation, in each case satisfactory to the Administrative Agent in its reasonable discretion.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means, with respect to any Disposition of ABL Priority Collateral by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (b) the sum of (i) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (ii) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (iii) income and transfer Taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction in connection therewith (including pursuant to any tax sharing arrangement relating to combined, consolidated, unitary or similar tax returns to the extent that such income and transfer Taxes do not exceed the amount of Taxes attributable to such Person and its Subsidiaries determined as if such Person and its Subsidiaries filed separate tax returns); provided that, if the amount of any estimated Taxes pursuant to subclause (iii) exceeds the amount of Taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds.
“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Disposition or (b) the disposition of any other assets by such Person or any of its Subsidiaries (other than in the ordinary course of business) or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; (2) any extraordinary or nonrecurring gains, losses or charges, together with any related provision for taxes on such gain, loss or charge; (3) all adjustments resulting from “fresh start accounting” with respect to the Transactions, including depreciation and amortization expense and adjustments to inventory and fees and expenses and other charges paid or recorded; and (4) all cash and non-cash restructuring charges, gains and losses of the Borrowers incurred in connection with the Transactions, including (i) any fees, expenses or charges related to or arising from the restructuring of the Borrowers in connection with the Cases, including, without limitation, all fees, expenses or charges incurred or reimbursed by the Borrowers (including those of the Borrowers, the informal committees of holders of the Borrowers’ public indebtedness, the committee appointed to represent the interests of equity holders in the Cases, any witnesses retained by the Borrowers in the Cases and the respective legal and financial advisors of such parties), whether incurred in connection with the planning, negotiation, structuring or implementation of the Approved Plan of Reorganization, and whether incurred prior to the petition date of the Cases, during the pendency of the Cases or after the effective date of the Cases, and (ii) any severance, relocation and transition costs, together with any related provision for Taxes on such gains, losses, charges, fees, expenses and costs, in each case incurred in connection with the Transactions; provided that, for the avoidance of doubt, clause (4) shall not exclude any cash restructuring charges (including severance costs) incurred in connection with the ongoing business of the Specified U.S. Borrower and its Subsidiaries which are not related to the Transactions.
“NOLV Percentage” means the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of the Loan Parties’ Inventory performed by an appraiser and on terms satisfactory to the Administrative Agent.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders.
“Non-Continuing Lender” means each Existing Lender that is not an Amended and Restated Lender.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Excluded Parties” means the Loan Parties and their Subsidiaries, in each case excluding Excluded Subsidiaries and Foreign Subsidiaries that are not Canadian Subsidiaries (provided that Canadian Subsidiaries shall not be so excluded prior to the Canadian Facility Effective Date).
“Non-Extension Notice Date” has the meaning specified in Section 2.03(a)(iii).
“Note” means a U.S. Revolving Credit Note and/or a Canadian Revolving Credit Note, as the context may require.
“Not Otherwise Applied” means, with reference to any amount of net cash proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Term Loan Facility and (b) was not previously applied in determining the permissibility of a transaction (including, without limitation, the making of an Investment,

Restricted Payment, capital expenditure or refinancing of Junior Financing) under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means the U.S. Obligations and the Canadian Obligations.
“OFAC” ~~has the meaning specified in Section 5.23(b)(v).~~means the Office of Foreign Assets Control of the United States Department of Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Bookrunner” means Merrill Lynch, Pierce, Fenner & Smith, Incorporated.
“Original Credit Agreement” means the Credit Agreement, dated as of May 20, 2008, among the Borrowers, Bank of America, N.A., as administrative agent and the lender parties and other agents party thereto.
“~~Original Currency” has the meaning specified in Section 11.19.~~Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction (or any political subdivision thereof) imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary ~~taxes or any other excise, property~~, intangible, ~~mortgage~~ recording ~~or similar taxes, charges~~, filing or similar ~~levies arising~~Taxes that arise from any payment made ~~hereunder or~~ under ~~any other Loan Document or~~, from the execution, delivery ~~or~~, performance, enforcement ~~of~~or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, ~~this Agreement or~~ any ~~other~~ Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and/or Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of Unreimbursed Amounts.
“Overadvance” means a U.S. Overadvance and/or a Canadian Overadvance, as the context may require.
“Overadvance Loan” means a U.S. Overadvance Loan and/or a Canadian Overadvance Loan, as the context may require.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, each applicable L/C Issuer or the applicable Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Canadian Dollars, the rate of interest per annum at which overnight deposits in Canadian Dollars, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Bank of Canada in the Canadian interbank market for Canadian Dollars to major banks in such interbank market.
“Pari Passu Bank Product Obligations” means Obligations in respect of any Bank Product with respect to which a Bank Product Reserve has been established; provided that (a) Obligations under any Bank Product shall only constitute Pari Passu Bank Product Obligations if (i) at the time the Bank Product Amount is designated in respect of such Bank Product in accordance with Section 9.11(b), (A) no Default or Event of Default shall have occurred and be continuing (provided that, upon the cure or waiver of all Defaults or Events of Default hereunder in accordance with the terms hereof, the Borrower Agent shall be deemed to have re-designated a Bank Product Amount in respect of such Obligations in accordance with Section 9.11(b)) and (B) no Overadvance shall exist or would result from the establishment of a Bank Product Reserve in the amount of such Obligations and (ii) at each time of determination, the Hedge Bank or Cash Management Bank, as the case may be, providing such Bank Product is a Lender or an Affiliate of a Lender; and provided further that in no event shall Obligations under any Bank Product constitute Pari Passu Bank Product Obligations to the extent that such Obligations exceed the Bank Product Reserve established in respect thereof. For purposes of this definition, any increase in the Bank Product Amount in respect of any Bank Product from the Bank Product Amount initially designated in accordance with Section 9.11(b) shall be treated as a separate Bank Product Amount designated in respect of such Bank Product to the extent of such increase.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“Payment Conditions” means, with respect to any payment or Disposition, (a) no Default shall have occurred and be continuing at the time thereof or would result therefrom and (b) either (i) (x) on a pro forma basis after giving effect thereto and for the 30-day period immediately prior thereto, ~~Excess~~Specified Availability is at least ~~17.5~~15.0% of the ~~Total Borrowing Base~~Line Cap and (y) on a pro forma basis after giving effect thereto, the Specified U.S. Borrower’s Consolidated Fixed Charge Coverage Ratio shall be at least ~~1.1:1.0~~1.00:1.00 or (ii) on a pro forma basis after giving effect thereto and for the 30-day period immediately prior thereto, ~~Excess~~Specified Availability is at least ~~27.5~~20.0% of the ~~Total Borrowing Base~~Line Cap.
“Payment Item” means each check, draft or other item of payment payable to a Loan Party, including those constituting proceeds of any Collateral.
“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Sections 412, 430, 431 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years. For greater certainty, “Pension Plan” does not include any Canadian Pension Plan.
“Perfection Certificate” ~~shall mean~~means certificates in the form of Exhibit M-1 or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
“Perfection Certificate Supplement” ~~shall mean~~means a perfection certificate supplement in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Acquired Debt” has the meaning specified in Section 7.03(b)(xvii).
“Permitted Acquisition” has the meaning specified in Section 7.02(h).
“Permitted Encumbrances” has the meaning specified in the Mortgages.
“Permitted Equity Issuance” means any sale or issuance of any Equity Interests (other than Disqualified Equity Interests) of the Specified U.S. Borrower (or capital contributions in respect thereof) to the extent permitted hereunder.
“Permitted Factoring Facility” means a sale or sales pursuant to a factoring arrangement of certain Accounts (the “Factored Accounts”) from one or more Account Debtors (the “Factored Account Debtors”), in each case, pursuant to an agreement and related documents (collectively, the “Factoring Documents”) approved by the Administrative Agent in writing (which approval shall not be unreasonably withheld, delayed or conditioned), which Factoring Documents, to the extent reasonably requested by the Administrative Agent, are subject to an intercreditor agreement in form and substance acceptable to the Administrative Agent; provided that (a) each such sale shall be on a non-recourse basis (except with respect to customary representations and warranties, covenants and indemnities made in connection with such facilities), the aggregate amount of Accounts sold pursuant to all such sales shall not exceed $25,000,000 in any fiscal year and the purchase price shall be at least 85% of the net value of the Factored Accounts, (b) both before and after giving effect to any sale thereunder, no Default or Event of Default shall have occurred and be continuing, (c) any Accounts owing from the Factored Account Debtors shall not be included in the applicable Borrowing Base and all payments on or proceeds of the Factored Accounts (other than amounts to be paid or remitted to the U.S. Specified Borrower by the factor) shall not be commingled with ABL Priority Collateral or deposited in any Deposit Account of a Loan Party, (d) no Liens shall be granted in favor of a factor except on Factored Accounts being purchased by such factor and proceeds and products thereof (other than amounts to be paid or remitted to the U.S. Specified Borrower by the factor), and (e) the U.S. Specified Borrower has provided to Administrative Agent certified true copies of all material Factoring Documents (or other material documents delivered in connection therewith), and a new Borrowing Base Certificate giving effect to such sale.
“Permitted Refinancing” means, with respect to any Person, any modification, amendment, restatement, amendment and restatement, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, amended, restated, amended and restated, refinanced, refunded, renewed or extended except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, amendment, restatement, amendment and restatement, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder (to the extent such commitments could be drawn at the time of such refinancing in compliance with this Agreement) or as otherwise permitted pursuant to Section 7.03, (b) such modification, amendment, restatement, amendment and restatement, refinancing, refunding, renewal or extension (A) has a final maturity date (i) that occurs at least 181 days after the Maturity Date or (ii) that is equal to or later than the final maturity date of the Indebtedness being modified, amended, restated, amended and restated, refinanced, refunded, renewed or extended, (B) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being modified, amended, restated, amended and restated, refinanced, refunded, renewed or extended and (C) has no scheduled amortization or payments of principal prior to 181 days after the Maturity Date or, if the Indebtedness being modified, amended, restated, amended and restated, refinanced, refunded, renewed or extended is subject to scheduled amortization or payments of principal, prior to any such scheduled amortization or payments of principal, (c) if the Indebtedness being modified, amended, restated, amended and restated, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, amendment, restatement, amendment and restatement, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, amended, restated, amended and restated, refinanced, refunded, renewed or extended, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, amended, restated, amended and restated, refinanced, refunded, renewed or extended Indebtedness are not materially, taken as a whole, less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, amended, restated, amended and restated, refinanced, refunded, renewed or extended or are on market terms for similar issuances at the time of such modification, amendment, restatement, amendment and restatement, refinancing, refunding, renewal or extension (provided that a certificate of a Responsible Officer of the Specified U.S. Borrower delivered to the Administrative Agent in good faith at least three Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Specified U.S. Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (d), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Specified U.S. Borrower of its objection during such three Business Days period), (e) such modification, amendment, restatement, amendment and restatement, refinancing, refunding, renewal or extension is incurred and/or guaranteed by only the Persons who are the obligors on the Indebtedness being modified, amended, restated, amended and restated, refinanced, refunded, renewed or extended, and (f) at the time thereof, no Default shall have occurred and be continuing; and provided further that, in connection with any Permitted Refinancing with respect to which the Intercreditor Agreement is amended, supplemented or otherwise modified, such amendments, supplements or other modifications shall be reasonably satisfactory to the Administrative Agent.
“Permitted Seller Notes” has the meaning specified in Section 7.03(b)(xvii).
“Permitted Specified Indebtedness” means unsecured Indebtedness consisting of notes under indentures or similar instruments; provided that: (a) (i) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is six months after the Maturity Date (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) and (ii) the covenants, events of default, guarantees and other terms of such Indebtedness are customary for similar Indebtedness in light of then-prevailing market conditions (it being understood that such Indebtedness shall not include any financial maintenance covenants and that any applicable negative covenants shall be incurrence-based) and in any event, when taken as a whole (other than interest rate and redemption premiums), are not more restrictive to the Specified U.S. Borrower and the Subsidiaries than those set forth in this Agreement (provided that a certificate of a Responsible Officer of the Specified U.S. Borrower delivered to the Administrative Agent in good faith at least three Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Specified U.S. Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (ii), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Specified U.S. Borrower of its objection during such one Business Day period); (b) immediately before and immediately after giving effect to the incurrence of such Indebtedness, no Default shall have occurred and be continuing; and (c) the Administrative Agent shall have received a certificate from a Responsible Officer of the Specified U.S. Borrower, dated as of the date of incurrence of such Indebtedness, certifying as to compliance with this definition.
“Permitted Subordinated Indebtedness” means any unsecured Indebtedness of the Specified U.S. Borrower that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions (i) no less favorable to the Lenders than the terms and conditions customary for senior subordinated debt securities of comparable issuers issued in the capital markets at such time and placed by nationally recognized investment banks, in each case as reasonably determined by the Collateral Agent or (ii) reasonably acceptable to the Collateral Agent, (b) will not mature prior to the date that is six months after the Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirement of clause (d) of this definition), (c) has no scheduled amortization or payments of principal prior to the Maturity Date and (d) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, than provisions (i) customary for senior subordinated debt securities of comparable issuers issued in the capital markets at such time and placed by nationally recognized investment banks, in each case as reasonably determined by the Collateral Agent or (ii) reasonably acceptable to the Collateral Agent; provided any such Indebtedness shall constitute Permitted Subordinated Indebtedness only if both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing.

“Permitted Term Loan Incremental Amount” means an amount equal the amount of additional Incremental Loans (as defined in the Term Loan Credit Agreement) permitted to be incurred under Section 2.15 of the Term Loan Credit Agreement (as in effect on the Fourth Amendment Effective Date).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate. For greater certainty, “Plan” does not include any Canadian Benefit Plan or Canadian Pension Plan.
“Platform” has the meaning specified in Section 6.02.
“Pledged Debt” means any pledged “Pledged Debt” defined in any Security Agreement and all other indebtedness from time to time owed to the Loan Parties (including, without limitation, all promissory notes or instruments, if any, evidencing such indebtedness) and required to be pledged by the Loan Parties pursuant to the Loan Documents.
“Pledged Equity” means any pledged “Pledged Equity” defined in any Security Agreement and all other Equity Interests from time to time acquired, owned or held by the Loan Parties (including, without limitation, the certificates, if any, representing such Equity Interests) and required to be pledged by the Loan Parties pursuant to the Loan Documents.
“PPE Financing” means any financing of equipment, Capitalized Lease or purchase money debt, in each case that is not secured by any ABL Priority Collateral and that would be permitted by Section 7.03(b)(vi) (but without giving effect to the proviso thereto).
“PPSA” means the Personal Property Security Act of Ontario; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the PPSA as in effect in a Canadian jurisdiction other than Ontario, or the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Quebec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Pricing Compliance Certificate” means (a) with respect to the first three fiscal quarters of each fiscal year, a Compliance Certificate delivered to the Administrative Agent pursuant to Section 6.02(b) (together with the financial statements required to be delivered to the Administrative Agent pursuant to Section 6.01(b)) and (b) with respect to the fiscal quarter ending December 31 of each fiscal year, a duly completed certificate of a Responsible Officer of the Specified U.S. Borrower delivered to the Administrative Agent not later than March 31 of the immediately following fiscal year certifying the calculations demonstrating the Consolidated Total Leverage Ratio as of fiscal quarter ending December 31 for such preceding fiscal year (it being agreed that the Specified U.S. Borrower shall be under no obligation to provide such Pricing Compliance Certificate for the fourth fiscal quarter of any fiscal year and that, if not delivered, no pricing reduction shall result therefrom).
“Protective Advance” has the meaning specified in Section 2.01(g).
“Public Lender” has the meaning specified in Section 6.02.
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees ~~and~~, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, seeping, or placing into the environment.
“Rent and Charges Reserve” means (a) with respect to the U.S. Borrowing Base, the aggregate of (i) all past due rent and other amounts owing by a U.S. Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Eligible Inventory or could assert a Lien on any Eligible Inventory and (ii) a reserve equal to two months’ rent that could be payable to any such Person, unless such Person has executed a Lien Waiver and (b) with respect to the Canadian Borrowing Base, the aggregate of (i) all past due rent and other amounts owing by a Canadian Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Eligible Inventory or could assert a Lien on any Eligible Inventory and (ii) a reserve equal to two months’ rent that could be payable to any such Person, unless such Person has executed a Lien Waiver; provided that, in the case of the foregoing clauses (a)(ii) and (b)(ii), unless an Event of Default has occurred and is continuing, notwithstanding the absence of any Lien Waiver, such reserve shall be taken solely to the extent that (x) the value of the Eligible Inventory possessed by such Person or that may be subject to a Lien asserted by such Person exceeds $1,000,000 or (y) the aggregate value of the Eligible Inventory possessed by any and all of such Persons or that may be subject to a Lien asserted by any and all of such Persons exceeds $5,000,000.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Canadian Lenders” means, as of any date of determination, Canadian Revolving Credit Lenders holding more than ~~50~~50.0% of the sum of the (a) Total Canadian Outstandings (with the aggregate amount of each Canadian Revolving Credit Lender’s risk participation and funded participation in Canadian L/C Obligations and Canadian Swing Line Loans being deemed “held” by such Canadian Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Canadian Revolving Credit Commitments; provided that the unused Canadian Revolving Credit Commitment of, and the portion of the Total Canadian Outstandings held or deemed held by, any Defaulting Lender and any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Canadian Lenders.
~~“Required Initial Lenders” means the Initial Lenders holding more than 75% of the commitments for the Facilities provided under the Commitment Letter.~~
“Required Lenders” means, as of any date of determination, Lenders holding more than ~~50~~50.0% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Appropriate Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender and any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders.
“Required U.S. Lenders” means, as of any date of determination, U.S. Revolving Credit Lenders holding more than ~~50~~50.0% of the sum of the (a) Total U.S. Outstandings (with the aggregate amount of each U.S. Revolving Credit Lender’s risk participation and funded participation in U.S. L/C Obligations and U.S. Swing Line Loans being deemed “held” by such U.S. Revolving Credit Lender for purposes of this definition) and (b) aggregate unused U.S. Revolving Credit Commitments; provided that the unused U.S. Revolving Credit Commitment of, and the portion of the Total U.S. Outstandings held or deemed held by, any Defaulting Lender and any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required U.S. Lenders.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer or other officer or employee of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer or other officer or employee shall be conclusively presumed to have acted on behalf of such Loan Party~~.~~ and not in such person’s individual capacity.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
“Revolving Credit Borrowing” means a U.S. Revolving Credit Borrowing and/or a Canadian Revolving Credit Borrowing, as the context may require.
“Revolving Credit Commitment” means a U.S. Revolving Credit Commitment and/or a Canadian Revolving Credit Commitment, as the context may require.
“Revolving Credit Facility” means the U.S. Revolving Credit Facility and/or the Canadian Revolving Credit Facility, as the context may require.
“Revolving Credit Lender” means a U.S. Revolving Credit Lender and/or a Canadian Revolving Credit Lender, as the context may require.
“Revolving Credit Loan” has a U.S. Revolving Credit Loan and/or a Canadian Revolving Credit Loan, as the context may require.
“Revolving Credit Note” means a U.S. Revolving Credit Note and/or a Canadian Revolving Credit Note, as the context may require.
“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by a Loan Party under a License.
“S&P” means Standard & Poor’s Ratings Services, a ~~division of The McGraw-Hill Companies, Inc.~~Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means the Second Amendment to this Agreement dated as of June 13, 2012.
~~“Second Amendment Effective Date” means the date of satisfaction (or waiver) of the conditions precedent set forth in Section 2 of the Second Amendment.~~

~~“Second Currency” has the meaning specified in Section 11.19.~~
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between a Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.
“Secured Parties” means the U.S. Secured Parties and the Canadian Secured Parties.
“Securities Act” means the Securities Act of 1933.
“Security Agreement” means the U.S. Security Agreement and/or the Canadian Security Agreement, as the context may require.
“Security Agreement Supplement” means a supplement delivered in connection with any Security Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent.
“Securities Account Control Agreement” has the meaning specified in the U.S. Security Agreement and/or the Canadian Security Agreement, as the context may require.
~~“Senior Secured Notes” means the senior secured notes of the Specified U.S. Borrower in an aggregate principal amount as of the Effective Date of $753,333,333 plus any additional principal amounts thereunder arising from the capitalization of interest thereon pursuant to the Approved Plan of Reorganization, issued pursuant to the Senior Secured Notes Documents and any exchange notes issued in exchange therefor, in each case, pursuant to the Senior Secured Notes Indenture.~~
~~“Senior Secured Notes Documents” means the Senior Secured Notes Indenture, the Senior Secured Notes and all other agreements, instruments and other documents pursuant to which the Senior Secured Notes have been or will be issued or otherwise setting forth the terms of the Senior Secured Notes.~~
~~“Senior Secured Notes Indenture” means the Indenture, dated as of December 17, 2009, among the Specified U.S. Borrower, as “Issuer” and U.S. Bank National Association, as Trustee.~~
~~“Senior Unsecured Notes” means the 2018 Senior Unsecured Notes and the 2021 Senior Unsecured Notes.~~
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Availability” means at any time the sum of (a) Excess Availability plus (b) if the Borrowing Base exceeds the aggregate Revolving Credit Commitments, an amount equal to the lesser of (i) the applicable Specified Availability Percentage multiplied by the aggregate Revolving Credit Commitments and (ii) an amount equal to the Borrowing Base minus the aggregate Revolving Credit Commitments.

“Specified Availability Percentage” means (a) in the case of (i) Applicable Conditions and Payment Conditions that do not require Consolidated Fixed Charge Coverage Ratio compliance and (ii) field examination and appraisal requirements, 5.0%, and (b) otherwise, 2.5%.
“Specified Issuance Proceeds” means the net cash proceeds of (a) Permitted Equity Issuances, (b) the issuance of Permitted Subordinated Indebtedness by the Specified U.S. Borrower, in each case held in a segregated account pending application in accordance with the terms of this Agreement and (c) the incurrence of Permitted Specified Indebtedness by the Specified U.S. Borrower.
“Specified U.S. Borrower” has the meaning specified in the introductory paragraph hereto.
“Solidary Claim” has the meaning specified in Section 9.01(c).
“Spot Rate” means the exchange rate, as determined by the Administrative Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by the Administrative Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in the Administrative Agent's principal foreign exchange trading office for the first currency.
“Subordination Provisions” has the meaning specified in Section 8.01(m).
“Subsidiary” of a Person means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture, or limited liability company) of which more than ~~50~~50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture or limited liability company of which (i) more than ~~50~~50.0% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a Controlling general partner or otherwise Controls such entity. Unless otherwise specified, all references herein to a “Subsidiary” or “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Specified U.S. Borrower.
“Supermajority Lenders” means, as of any date of determination, Lenders holding more than 66 2/3% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Appropriate Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender and any Affiliated Lender shall in each case be excluded for purposes of making a determination of Supermajority Lenders.
“Supplemental Collateral Agent” has the meaning specified in Section 9.05(a).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement (as defined below), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International

Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a U.S. Swing Line Borrowing and/or a Canadian Swing Line Borrowing, as the context may require.
“Swing Line Lender” means the U.S. Swing Line Lender and/or the Canadian Swing Line Lender, as the context may require.
“Swing Line Loan” means a U.S. Swing Line Loan and/or a Canadian Swing Line Loan, as the context may require.
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(A)(b) or 2.04(B)(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Agent.
“Swing Line Sublimit” means the U.S. Swing Line Sublimit and/or the Canadian Swing Line Sublimit, as the context may require.
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, remittances, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Event” means (a) the whole or partial withdrawal of any Canadian Loan Party from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; or (d) any other event or condition which constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Canadian Pension Plan.
“Term Loan Credit Agreement” means the Amended and Restated Credit Agreement, dated as of April ~~26, 2011,~~30, 2014, among the Specified U.S. Borrower, the financial institutions from time to time party thereto, ~~UBS AG, Stamford Branch~~and Wells Fargo Bank, National Association, as administrative agent and collateral agent~~, and UBS Securities LLC, as lead arranger and bookrunner~~.
“Term Loan Facility” means the senior secured term loan facility under the Term Loan Credit Agreement, as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time (including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders), in each case to the extent that any such amendment, modification, renewal, refunding, replacement, restatement, substitution or refinancing is permitted hereunder.
“Term Loan Facility Documents” means the Term Loan Credit Agreement and all other agreements, instruments and other documents pursuant to which the Term Loan Facility has been or will be issued or otherwise setting forth the terms of the Term Loan Facility.
“Term Loan Incremental Equivalent Debt” means the Incremental Equivalent Debt as defined in the Term Loan Credit Agreement and to the extent permitted to be incurred under Section 7.03(m) of the Term Loan Credit Agreement (in each case, as in effect on the Fourth Amendment Effective Date).
“Term Loan Reserve” means, as of any date of determination, an amount equal to the greater of (a) zero and (b) the aggregate amount of the outstanding principal, interest and other amounts owing under the Term Loan Facility less $75,000,000.
“Term Priority Collateral” means the “Term Priority Collateral” (as defined in the Intercreditor Agreement.
“Threshold Amount” means $50,000,000.
“Total Borrowing Base” means the sum of the U.S. Borrowing Base and the Canadian Borrowing Base.
“Total Canadian Outstandings” means the aggregate Outstanding Amount of all Canadian Loans and all Canadian L/C Obligations.
“Total Canadian Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Canadian Revolving Credit Loans, Canadian Swing Line Loans and Canadian L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total U.S. Outstandings” means the aggregate Outstanding Amount of all U.S. Loans and all U.S. L/C Obligations.
“Total U.S. Revolving Credit Outstandings” means the aggregate Outstanding Amount of all U.S. Revolving Credit Loans, U.S. Swing Line Loans and U.S. L/C Obligations.
“Transactions” means, collectively, (a) the events and circumstances giving rise to, and the commencement and administration of, the Cases, the confirmation of the Approved Plan of Reorganization and the consummation of each of the transactions contemplated thereby to occur on the “Effective Date” (as defined therein) thereof, (b) the execution and effectiveness of the Loan Documents, (c) on the Closing Date, the making of Loans and extension of Revolving Credit Commitments by the Lenders hereunder, (d) the repayment of all Indebtedness under the Existing Credit Agreement and termination of all commitments thereunder, and (e) the payment of all fees, costs and expenses in respect of, and to the extent permitted by, the foregoing.
~~“Trustee” means U.S. Bank National Association, in its capacity as trustee under the Senior Secured Notes Indenture.~~
“Type” means, with respect to a Loan, its character as a Base Rate Loan, Canadian Base Rate Loan, Canadian Prime Rate Loan, BA Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(b)(i).
“U.S. Account Control Agreements” means, collectively, the Control Agreements entered into by the U.S. Loan Parties in favor of the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent.
“U.S. ABL Priority Collateral” means ABL Priority Collateral that is U.S. Collateral.
“U.S. Available Cash” means, at any time, unrestricted cash collateral of the Specified U.S. Borrower or any other U.S. Loan Party that (a) does not consist of proceeds of accounts receivable that are otherwise included at such time in the calculation of the U.S. Borrowing Base and (b) is pledged to the Administrative Agent and held in Cash Collateral Accounts at the Administrative Agent. In no event shall any Specified Issuance Proceeds be classified as U.S. Available Cash.
“U.S. Borrowers” means the Specified U.S. Borrower, the Subsidiaries of the Specified U.S. Borrower listed on the signature pages to this Agreement as “Borrowers” and each Domestic Subsidiary that becomes a “Guarantor” hereunder after the Closing Date.
“U.S. Borrowing Base” means, on any date of determination, an amount (calculated based on the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with this Agreement) equal to:
(a) the sum of:
(i) ~~85~~85.0% of the value of the Eligible Receivables of the U.S. Borrowers (other than any Excluded Subsidiaries);
(ii) ~~85~~85.0% of the NOLV Percentage of the value of the Eligible Inventory of the U.S. Borrowers (other than any Excluded Subsidiaries); and
(iii) 100% of U.S. Available Cash up to $35,000,000 (less, if applicable, the amount of Canadian Available Cash included in the calculation of the Canadian Borrowing Base at such time);

minus
(b) the Availability Reserve to the extent attributable to the U.S. Borrowers in the Collateral Agent’s Credit Judgment on such date, provided that, after the Closing Date, the Collateral Agent may adjust the apportionment of the Availability Reserve between the U.S. Revolving Credit Facility and the Canadian Revolving Credit Facility in its Credit Judgment.
“U.S. Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a U.S. Lender or an Affiliate of a U.S. Lender, in its capacity as a party to such Cash Management Agreement, in each case in respect of services provided under such Cash Management Agreement to a U.S. Loan Party or any Subsidiary thereof.
“U.S. Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the U.S. Collateral Documents and all of the other property that is or is intended under the terms of the U.S. Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the U.S. Secured Parties.
“U.S. Collateral Documents” means, collectively, the U.S. Security Agreement, the U.S. Intellectual Property Security Agreement, the Mortgages, the U.S. Account Control Agreements, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the U.S. Secured Parties.
“U.S. Commitment Increase Lender” has the meaning specified in Section 2.16(b).
“U.S. Excess Availability” means, at any time, the difference between (a) the lesser of (i) ~~(A)~~ the U.S. Revolving Credit Facility and (ii) the U.S. Borrowing Base at such time, as determined from the most recent Borrowing Base Certificate delivered by the Borrower Agent to the Administrative Agent pursuant to Section 6.01(f) hereof minus (b) the Total U.S. Revolving Credit Outstandings.
“U.S. Guaranty” means, collectively, the Guarantees made by the Specified U.S. Borrower and the U.S. Subsidiary Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F-1, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.
“U.S. Hedge Bank” means any Hedge Bank that is party to a U.S. Secured Hedge Agreement.
“U.S. Intellectual Property Security Agreement” means an intellectual property security agreement, in substantially the form of Exhibit B to the U.S. Security Agreement (together with each other intellectual property security agreement and intellectual property security agreement supplement delivered pursuant to Section 6.12).
“U.S. L/C Advance” means, with respect to each U.S. Revolving Credit Lender, such Lender’s funding of its participation in any U.S. L/C Borrowing in accordance with its Applicable Percentage.
“U.S. L/C Borrowing” means an extension of credit resulting from a drawing under any U.S. Letter of Credit which has not been reimbursed on the date when made or refinanced as a U.S. Revolving Credit Borrowing.
“U.S. L/C Credit Extension” means, with respect to any U.S. Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“U.S. L/C Issuer” means Bank of America in its capacity as issuer of U.S. Letters of Credit hereunder, any successor thereto in such capacity or any other Lender (or any Affiliate of a Lender) that has agreed to act in such capacity.
“U.S. L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding U.S. Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of U.S.

Letters of Credit, including all U.S. L/C Borrowings. For purposes of computing the amount available to be drawn under any U.S. Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a U.S. Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“U.S. Lender” means each financial institution listed on Schedule 2.01 as a “U.S. Revolving Credit Lender”, as well as any Person that becomes a “U.S. Revolving Credit Lender” hereunder pursuant to Section 2.16 or 11.06 and, as the context requires, includes the U.S. Swing Line Lender.
“U.S. Letter of Credit” means any commercial or standby letter of credit issued under the U.S. Revolving Credit Facility and shall include the Existing Letters of Credit.
“U.S. Letter of Credit Sublimit” means an amount equal to $60,000,000. The U.S. Letter of Credit Sublimit is part of, and not in addition to, the U.S. Revolving Credit Facility.
“U.S. Loan” means an extension of credit by a U.S. Lender to the Specified U.S. Borrower under Article II in the form of a U.S. Revolving Credit Loan or a U.S. Swing Line Loan.
“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States of America and that is not a CFC.
“U.S. Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any U.S. Loan Party (and solely with respect to obligations under U.S. Secured Cash Management Agreements or U.S. Secured Hedge Agreements, any Subsidiary of a U.S. Loan Party) arising under any Loan Document or otherwise with respect to any U.S. Loan, U.S. Letter of Credit, or, subject to Section 9.11(b), U.S. Secured Cash Management Agreement or U.S. Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any U.S. Loan Party or any Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the U.S. Obligations shall exclude any Excluded Swap Obligations.
“U.S. Overadvance” has the meaning specified in Section 2.01(e).
“U.S. Overadvance Loan” means a U.S. Revolving Credit Loan made when an Overadvance exists or is caused by the funding thereof.
“U.S. Payment Account” means the account of the Administrative Agent to which all monies constituting proceeds of U.S. Collateral shall be transferred from time to time.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Protective Advance” has the meaning specified in Section 2.01(g).
“U.S. Revolving Credit Borrowing” means a borrowing consisting of simultaneous U.S. Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the U.S. Revolving Credit Lenders.
“U.S. Revolving Credit Commitment” means, as to each U.S. Revolving Credit Lender, its obligation to (a) make U.S. Revolving Credit Loans to the Specified U.S. Borrower pursuant to Section 2.01(a), (b) purchase participations in U.S. L/C Obligations, and (c) purchase participations in U.S. Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on

Schedule 2.01 under the caption “U.S. Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided, that at any time that the Total Canadian Revolving Credit Outstandings exceed 100% of the Canadian Revolving Credit Commitments, the U.S. Revolving Credit Commitments shall be temporarily reduced by the amount of such excess until such excess is reduced to zero.
“U.S. Revolving Credit Exposure” means, with respect to any U.S. Revolving Credit Lender at any time, the Outstanding Amount of such Lender’s U.S. Revolving Credit Loans plus such Lender’s Applicable Percentage of the Outstanding Amount of U.S. L/C Obligations with respect to U.S. Letters of Credit plus such Lender’s Applicable Percentage of the Outstanding Amount of U.S. Swing Line Loans.
“U.S. Revolving Credit Facility” means, at any time, the aggregate amount of the U.S. Revolving Credit Lenders’ U.S. Revolving Credit Commitments at such time.
“U.S. Revolving Credit Lender” means, at any time, any Lender that has a U.S. Revolving Credit Commitment at such time.
“U.S. Revolving Credit Loan” has the meaning specified in Section 2.01(a) and shall be deemed to include any U.S. Overadvance Loan and U.S. Protective Advance made hereunder.
“U.S. Revolving Credit Note” means a promissory note made by the Specified U.S. Borrower in favor of a U.S. Revolving Credit Lender evidencing U.S. Revolving Credit Loans or U.S. Swing Line Loans, as the case may be, made by such U.S. Revolving Credit Lender, substantially in the form of Exhibit C-1.
“U.S. Secured Cash Management Agreement” means any Secured Cash Management Agreement that is entered into by and between any U.S. Loan Party and any Cash Management Bank.
“U.S. Secured Hedge Agreement” means any Secured Hedge Agreement that is entered into by and between any U.S. Loan Party and any Hedge Bank.
“U.S. Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the U.S. Revolving Credit Lenders, each U.S. L/C Issuer, the U.S. Hedge Banks, the U.S. Cash Management Banks, each co‑agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, the Canadian Secured Parties and the other Persons the U.S. Obligations owing to which are or are purported to be secured by the U.S. Collateral under the terms of the Collateral Documents.
“U.S. Security Agreement” means the U.S. Security Agreement substantially in the form of Exhibit G-1 (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.12 in respect of the U.S. Collateral).
“U.S. Subsidiary Guarantor” means each Domestic Subsidiary listed on Schedule 6.12 and each Person that shall, at any time, execute and deliver a U.S. Guaranty.
“U.S. Swing Line Borrowing” means a borrowing of a U.S. Swing Line Loan pursuant to Section 2.04.
“U.S. Swing Line Lender” means Bank of America in its capacity as provider of U.S. Swing Line Loans, or any successor swing line lender hereunder.
“U.S. Swing Line Loan” has the meaning specified in Section 2.04(A)(a).
“U.S. Swing Line Sublimit” means an amount equal to $20,000,000. The U.S. Swing Line Sublimit is part of, and not in addition to, the U.S. Revolving Credit Facility.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between the date of determination and the making of each such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Withholding Agent” means any Loan Party and the Administrative Agent, as applicable.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms of the Loan Documents, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)    All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the UCC or the PPSA to the extent the same are used or defined therein. For purposes of any Collateral located in the Province of Québec or charged by any deed of hypothec (or any other Collateral Document) and for all other purposes pursuant to which the interpretation or construction of a Collateral Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) “personal property” shall be deemed to include “movable property,” (ii) “real property” shall be deemed to include “immovable property” and an “easement” shall be deemed to include a “servitude,” (iii) “tangible property” shall be deemed to include “corporeal property,” (iv) “intangible property” shall be deemed to include “incorporeal property,” (v) “security interest” and “mortgage” shall be deemed to include a “hypothec,” (vi) all references to filing, registering or recording financing statements or other required documents under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, and all references to releasing any Lien shall be deemed to include a release, discharge and mainlevee of a hypothec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (x) an “agent” shall be deemed to include a “mandatary.”

(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03    Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)    Changes in GAAP. If at any time any change in GAAP or the application thereof would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or the application thereof prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or the application thereof~~.~~; provided further that, without limiting the generality of the foregoing, in no event will any lease that was or would have been categorized as an operating lease in accordance with GAAP, as in effect on the Fourth Amendment Effective Date and prior to the effectiveness (with respect to the Specified U.S. Borrower and its relevant Subsidiaries) of the changes described in the Proposed Accounting Standards Update to Leases (Topic 842), issued February 2016, be considered a Capitalized Lease solely as a result of the adoption of such changes in GAAP (it being understood and agreed that any such lease shall be treated hereunder as an operating lease).
1.04    Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

1.06    Timing of Payment or Performance. Unless otherwise specified herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

1.07    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.08    Currency Equivalents Generally. ~~(a)    Calculations.~~ All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in

Dollars, unless expressly provided otherwise. The Dollar equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by the Administrative Agent on a daily basis, based on the current Spot Rate. Borrowers shall report value and other Borrowing Base components to the Administrative Agent in the currency invoiced by the applicable Loan Party or shown in the applicable Loan Party’s financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, the Loan Parties shall repay such Obligation in such other currency.
~~(b)    Judgments. If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, a Loan Party shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following receipt by the Administrative Agent of payment in the Judgment Currency, the Administrative Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent and the Lenders against such loss. If the purchased amount is greater than the sum originally due, the Administrative Agent shall return the excess amount to such Loan Party (or to the Person legally entitled thereto).~~
1.09    Collateral Agent. In the event that there shall exist no Person acting in the capacity of Collateral Agent, any references herein and the other Loan Documents to the Collateral Agent shall be deemed to refer to the Administrative Agent.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01    The Loans.

(a)    U.S. Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each U.S. Revolving Credit Lender severally agrees to make loans (each such loan, a “U.S. Revolving Credit Loan”) in Dollars to the Specified U.S. Borrower, as Borrower Agent, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s U.S. Revolving Credit Commitment; provided, however, that after giving effect to any U.S. Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the lesser of (x) the Revolving Credit Facility and (y) the Total Borrowing Base at such time, (ii) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any U.S. Revolving Credit Lender, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all U.S. L/C Obligations, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all U.S. Swing Line Loans shall not exceed such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment and (iii) the Total U.S. Revolving Credit Outstandings shall not exceed the lesser of (x) the U.S. Revolving Credit Facility and (y) the U.S. Borrowing Base. Within the limits of each U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Specified U.S. Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). U.S. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)    Canadian Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Canadian Revolving Credit Lender severally agrees to make loans (each such loan, a “Canadian Revolving Credit Loan”) in Dollars and Canadian Dollars to the Canadian Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Canadian Revolving Credit Commitment; provided, however, that after giving effect to any Canadian Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the lesser of (x) the Revolving Credit Facility and (y) the Total Borrowing Base at such time, (ii) the aggregate Outstanding Amount of the Canadian Revolving Credit Loans of any Canadian Revolving Credit Lender, plus such Canadian Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Canadian L/C Obligations, plus such Canadian Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Canadian Swing Line Loans shall not exceed such Canadian

Revolving Credit Lender’s Canadian Revolving Credit Commitment, (iii) the Total Canadian Revolving Credit Outstandings shall not exceed the lesser of (x) the Canadian Revolving Credit Facility and (y) the Canadian Borrowing Base and (iv) the Canadian Excess Availability shall not be less than ~~50~~50.0% of the Canadian Borrowing Base if at such time solvency deficiencies under the Canadian Pension Plans of the Canadian Loan Parties which provide benefits on a defined benefit basis shall exist. Within the limits of each Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Canadian Revolving Credit Loans denominated in Dollars may be Canadian Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Canadian Revolving Credit Loans denominated in Canadian Dollars may be Canadian Prime Rate Loans or BA Rate Loans, as further provided herein. Notwithstanding the foregoing, no Canadian Revolving Credit Lender shall be required to make any Canadian Revolving Credit Loan at any time when the aggregate amount of solvency deficiencies under the Canadian Pension Plans of the Canadian Loan Parties which provide benefits on a defined benefit basis shall exceed $20,000,000.

(c)    U.S. Letter of Credit Commitment.

(i)    Subject to the terms and conditions set forth herein, (A) each U.S. L/C Issuer agrees, in reliance upon the agreements of the U.S. Revolving Credit Lenders set forth in this Section 2.01(c) and Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue U.S. Letters of Credit for the account of the Specified U.S. Borrower or its Subsidiaries, and to amend or extend U.S. Letters of Credit previously issued by it, in accordance with Section 2.03(a), and (2) to honor drawings under the U.S. Letters of Credit; and (B) the U.S. Revolving Credit Lenders severally agree to participate in U.S. Letters of Credit issued for the account of the Specified U.S. Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any U.S. L/C Credit Extension with respect to any U.S. Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the lesser of (I) the Revolving Credit Facility and (II) the Total Borrowing Base at such time, (x) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any U.S. Revolving Credit Lender, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all U.S. L/C Obligations, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all U.S. Swing Line Loans shall not exceed such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment, (y) the Total U.S. Revolving Credit Outstandings shall not exceed the lesser of (I) the U.S. Revolving Credit Facility and (II) the U.S. Borrowing Base, and (z) the Outstanding Amount of the U.S. L/C Obligations shall not exceed the U.S. Letter of Credit Sublimit. Each request by the Specified U.S. Borrower for the issuance or amendment of a U.S. Letter of Credit shall be deemed to be a representation by the Specified U.S. Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Specified U.S. Borrower’s ability to obtain U.S. Letters of Credit shall be fully revolving, and accordingly the Specified U.S. Borrower may, during the foregoing period, obtain U.S. Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)    No U.S. L/C Issuer shall issue any U.S. Letter of Credit if:

(A)    subject to Section 2.03(a)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required U.S. Lenders have approved such expiry date; or

(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date.

(iii    No U.S. L/C Issuer shall be under any obligation to issue any U.S. Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such U.S. L/C Issuer from issuing such Letter of Credit, or any Law applicable to such U.S. L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such U.S. L/C Issuer shall prohibit, or request that such U.S. L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such U.S. L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such U.S. L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such U.S. L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such U.S. L/C Issuer in good faith deems material to it;

(B)    the issuance of such Letter of Credit would violate one or more policies of such U.S. L/C Issuer applicable to letters of credit generally;

(C)    [reserved];

(D)    such Letter of Credit is to be denominated in a currency other than Dollars; or

(E)    any U.S. Revolving Credit Lender is at that time a Defaulting Lender, unless such U.S. L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Applicable Percentage of the outstanding U.S. L/C Obligations pursuant to Section ~~2.17(d~~2.18(a)(iv) or the delivery of Cash Collateral, in a manner satisfactory to such U.S. L/C Issuer (in its sole discretion) with the applicable Borrower or such Lender to eliminate such U.S. L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section ~~2.17(d~~2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other U.S. L/C Obligations as to which such U.S. L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)    No U.S. L/C Issuer shall amend any Letter of Credit if such U.S. L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)    No U.S. L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such U.S. L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)    Each U.S. L/C Issuer shall act on behalf of the U.S. Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each U.S. L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such U.S. L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such U.S. L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such U.S. L/C Issuer.

(d)    Canadian Letter of Credit Commitment.

(i)    Subject to the terms and conditions set forth herein, (A) each Canadian L/C Issuer agrees, in reliance upon the agreements of the Canadian Revolving Credit Lenders set forth in this Section 2.01(d) and Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Canadian Letters of Credit for the account of the Canadian Borrower or any of its Canadian Subsidiaries, and to amend or extend Canadian Letters of Credit previously issued by it, in accordance with Section 2.03(a), and (2) to honor drawings under the Canadian Letters of Credit; and (B) the Canadian Revolving Credit Lenders severally agree to participate in Canadian Letters of Credit issued for the account of the Canadian Borrower or any of its Canadian Subsidiaries and any drawings thereunder; provided that after giving effect to any Canadian L/C Credit Extension with respect to any Canadian Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the lesser of (I) the Revolving Credit Facility and (II) the Total Borrowing Base at such time, (x) the aggregate Outstanding Amount of the Canadian Revolving Credit Loans of any Canadian Revolving Credit Lender, plus such Canadian Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Canadian L/C Obligations, plus such Canadian Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Canadian Swing Line Loans shall not exceed such Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment, (y) the Total Canadian Revolving Credit Outstandings shall not exceed the lesser of (I) the Canadian Revolving Credit Facility and (II) the Canadian Borrowing Base, and (z) the Outstanding Amount of the Canadian L/C Obligations shall not exceed the Canadian Letter of Credit Sublimit. Each request by the Canadian Borrower for the issuance or amendment of a Canadian Letter of Credit shall be deemed to be a representation by the Canadian Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Canadian Borrower’s ability to obtain Canadian Letters of Credit shall be fully revolving, and accordingly the Canadian Borrower may, during the foregoing period, obtain Canadian Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)    No Canadian L/C Issuer shall issue any Canadian Letter of Credit if:

(A)    subject to Section 2.03(a)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Canadian Lenders have approved such expiry date;

(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date; or

(C)    (1) if at the time of such issuance, solvency deficiencies under the Canadian Pension Plans of the Canadian Loan Parties shall exist and after giving effect to such issuance, the Canadian Excess Availability would be less than ~~50~~50.0% of the Canadian Borrowing Base or (2) the aggregate amount of solvency deficiencies under the Canadian Pension Plans of the Canadian Loan Parties which provide benefits on a defined benefit basis shall exceed $20,000,000.

(iii)    No Canadian L/C Issuer shall be under any obligation to issue any Canadian Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Canadian L/C Issuer from issuing such Letter of Credit, or any Law applicable to such Canadian L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Canadian L/C Issuer shall prohibit, or request that such Canadian L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Canadian L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Canadian L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date and which such Canadian L/C Issuer in good faith deems applicable to it, or shall impose upon such Canadian L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Canadian L/C Issuer in good faith deems material to it;

(B)    the issuance of such Letter of Credit would violate one or more policies of such Canadian L/C Issuer applicable to letters of credit generally;

(C)    [reserved];

(D)    such Letter of Credit is to be denominated in a currency other than Dollars or Canadian Dollars; or

(E)    any Canadian Revolving Credit Lender is at that time a Defaulting Lender, unless such Canadian L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Applicable Percentage of the outstanding Canadian L/C Obligations pursuant to Section ~~2.17(d~~2.18(a)(iv) or the delivery of Cash Collateral, in a manner satisfactory to such Canadian L/C Issuer (in its sole discretion) with the applicable Borrower or such Lender to eliminate such Canadian L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section ~~2.17(d~~2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Canadian L/C Obligations as to which such Canadian L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv)    No Canadian L/C Issuer shall amend any Letter of Credit if such Canadian L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)    No Canadian L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such Canadian L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)    Each Canadian L/C Issuer shall act on behalf of the Canadian Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Canadian L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such Canadian L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such Canadian L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Canadian L/C Issuer.

(e)    U.S. Overadvances. If the ~~aggregate Outstanding Amount of the~~Total U.S. Revolving Credit ~~Loans~~Outstandings exceed the U.S. Borrowing Base (“U.S. Overadvance”) at any time, the excess amount shall be payable by U.S. Borrowers on demand by the Administrative Agent, but all such excess Total U.S. Revolving Credit ~~Loans~~Outstandings shall nevertheless constitute U.S. Obligations secured by the U.S. Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required U.S. Lenders, the Administrative Agent may require the U.S. Revolving Credit Lenders to honor requests for U.S. Overadvance Loans and to forbear from requiring the U.S. Borrowers to cure a U.S. Overadvance, when no other Event of Default is known to the Administrative Agent, as long as (i) the U.S. Overadvance does not continue for more than 90 consecutive days (and no U.S. Overadvance may exist for at least five consecutive days thereafter before further U.S. Overadvance Loans are required), and (ii) the U.S. Overadvance is not known by the Administrative Agent to exceed, when taken together with all Canadian Overadvances and all Protective Advances, (x) if the U.S. Excess Availability shall be less than zero when such U.S. Overadvance is made, $10,000,000 at any time outstanding or (y) otherwise, $15,000,000 at any time outstanding. In no event shall U.S. Overadvance Loans be required that would cause (A) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any U.S. Revolving Credit Lender, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all U.S. L/C Obligations, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all U.S. Swing Line Loans to exceed such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment or (B) the Total U.S. Revolving Credit Outstandings to exceed (x) the U.S. Revolving Credit Facility minus (y) the Availability Reserve to the extent attributable to the U.S. Loan Parties in the Collateral Agent’s Credit Judgment at such time. Any funding of a U.S. Overadvance Loan or sufferance of a U.S. Overadvance shall not constitute a waiver by the Administrative Agent or the Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section nor authorized to enforce any of its terms. At the Administrative Agent’s discretion, U.S. Overadvance Loans made under this Section 2.01(e) may be made in the form of U.S. Swing Line Loans in accordance with Section 2.04(A).

(f)    Canadian Overadvances. If the ~~aggregate Outstanding Amount of the~~Total Canadian Revolving Credit ~~Loans~~Outstandings exceed the Canadian Borrowing Base (“Canadian Overadvance”) at any time, the excess amount shall be payable by the Canadian Borrower on demand by the Administrative Agent, but all such excess Total Canadian Revolving Credit ~~Loans~~Outstandings shall nevertheless constitute Canadian Obligations secured by the Canadian Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by the Required Canadian Lenders, the Administrative Agent may require the Canadian Revolving Credit Lenders to honor requests for Canadian Overadvance Loans and to forbear from requiring the Canadian Borrower to cure a Canadian Overadvance, when no other Event of Default is known to the Administrative Agent, as long as (i) the Canadian Overadvance does not continue for more than 90 consecutive days (and no Canadian Overadvance may exist for at least five consecutive days thereafter before further Canadian Overadvance Loans are required), and (ii) the Canadian Overadvance is not known by the Administrative Agent to exceed, when taken together with all U.S. Overadvances and all Protective Advances, (x) if the Canadian Excess Availability shall be less than zero when such Canadian Overadvance is made, $10,000,000 at any time outstanding or (y) otherwise, $15,000,000 at any time outstanding. In no event shall Canadian Overadvance Loans be required that would cause (A) the aggregate Outstanding Amount of the Canadian Revolving Credit Loans of any Canadian Revolving Credit Lender, plus such Canadian Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Canadian L/C Obligations, plus such Canadian Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Canadian Swing Line Loans to exceed such Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment or (B) the Total Canadian Revolving Credit Outstandings to exceed (x) the Canadian Revolving Credit Facility minus (y) the Availability Reserve to the extent attributable to the Canadian Loan Parties in the Collateral Agent’s Credit Judgment at such time. Any funding of a Canadian Overadvance Loan or sufferance of a Canadian Overadvance shall not constitute a waiver by the Administrative Agent or the Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section nor authorized to enforce any of its terms. At the Administrative Agent’s discretion, Canadian Overadvance Loans made under this Section 2.01(f) may be made in the form of Canadian Swing Line Loans in accordance with Section 2.04(B).

(g)    Protective Advances. The Administrative Agent shall be authorized, in its discretion, at any time that any conditions in Section 4.02 are not satisfied, to make U.S. Revolving Credit Loans (any such U.S. Revolving Credit Loans made pursuant to this Section 2.01(g), “U.S. Protective Advances”) or to cause to be made through Bank of America-Canada Branch as its sub-agent Canadian Revolving Credit Loans (any such Canadian Revolving Credit Loans made pursuant to this Section 2.01(g), “Canadian Protective Advances” and, together with the U.S. Protective Advances, the “Protective Advances”) (a) in an aggregate amount not to exceed, when taken together with all U.S. Overadvances and all Canadian Overadvances, (x) if the U.S. Excess Availability shall be less than zero when any such U.S. Protective Advance is made, or if the Canadian Excess Availability shall be less than zero when any such Canadian Protective Advance is made, $10,000,000 at any time outstanding or (y) otherwise, $15,000,000 at any time outstanding, in each case if the Administrative Agent reasonably deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the ~~collectibility~~collectability or repayment of Obligations; or (b) to pay any other amounts chargeable to Loan Parties under any Loan Documents, including costs, fees and expenses. Protective Advances shall constitute Obligations secured by the Collateral and shall be entitled to all of the benefits of the Loan Documents. Immediately upon the making of a Protective Advance, each applicable Appropriate Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Administrative Agent a risk participation in such Protective Advance in an amount equal to the product of such applicable Revolving Credit Lender’s Applicable Percentage times the amount of such Protective Advance. The Supermajority Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. In no event shall Protective Advances cause the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans to exceed such Lender’s Commitment.

2.02    Borrowings, Conversions and Continuations of Loans.

(a)    Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans or BA Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or BA Rate Loans or of any conversion of Eurodollar Rate Loans or BA Rate Loans to Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, as the case may be, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans; provided, however, that if the applicable Borrower wishes to request Eurodollar Rate Loans or BA Rate Loans having an Interest Period other than 30, 60, 90 or 180 days in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans or BA Rate Loans shall be in a principal amount of $5,000,000 or Cdn. $5,000,000, as applicable, or a whole multiple of $1,000,000 or Cdn. $1,000,000, as applicable, in excess thereof. Except as provided in Sections 2.03(b), 2.04(A)(c) and 2.04(B)(c), each Borrowing of or conversion to Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans shall be in a principal amount of $500,000 or Cdn. $500,000, as applicable, or a whole multiple of $100,000 or Cdn. $100,000, as applicable, in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether a Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans or BA Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) if applicable, the currency of the Borrowing, continuation or conversion. If a Borrower fails to specify a Type of Loan in a Committed Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans (in the case of U.S. Revolving Credit Loans), Canadian Base Rate Loans (in the case of Canadian Revolving Credit Loans denominated in Dollars) or Canadian Prime Rate Loans (in the case of Canadian Revolving Credit Loans denominated in Canadian Dollars). Any such automatic conversion to Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans or BA Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans or BA Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of 30 days. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan or a BA Rate Loan.

(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, described in Section 2.02(a). In the case of a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative

Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by a Borrower, there are L/C Borrowings outstanding under the applicable Facility, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to such Borrower as provided above.

(c)    Except as otherwise provided herein, a Eurodollar Rate Loan and a BA Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan or BA Rate Loan. During the existence of an Event of Default, (i) no Loans to the U.S. Borrowers may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required U.S. Lenders and (ii) no Loans to the Canadian Borrower may be requested as, converted to or continued as Eurodollar Rate Loans or BA Rate Loans without the consent of the Required Canadian Lenders.

(d)    The Administrative Agent shall promptly notify the applicable Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans and BA Rate Loans upon determination of such interest rate. At any time that Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the applicable Lenders of any change in Bank of America’s or Bank of America - Canada Branch’s, as applicable, base rate or prime rate used in determining the Base Rate, Canadian Base Rate or Canadian Prime Rate, as applicable, promptly following the public announcement of such change.

(e)    After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Revolving Credit Facility.

(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Specified U.S. Borrower, the Administrative Agent, and such Lender.

2.03    Letters of Credit.

(a)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application may be sent by facsimile, by U.S mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable L/C Issuer may require. Additionally, the applicable Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Appropriate Lender under the applicable Facility, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each U.S. Letter of Credit, each U.S. Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable U.S. L/C Issuer a risk participation in such U.S. Letter of Credit in an amount equal to the product of such U.S. Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit. Immediately upon the issuance of each Canadian Letter of Credit, each Canadian Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Canadian L/C Issuer a risk participation in such Canadian Letter of Credit in an amount equal to the product of such Canadian Revolving Credit Lender’s Applicable Percentage times the Outstanding Amount of such Letter of Credit.

(iii)    If a Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, ~~the~~a Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders under the applicable Facility shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Appropriate Lender under the applicable Facility or a Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.

(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(b)    Drawings and Reimbursements; Funding of Participations.

(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the applicable Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender under the applicable Facility of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans (in the case of U.S. Letters of Credit) or Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable (in the case of Canadian Letters of Credit) to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, but subject to the amount of the unutilized portion of the Revolving Credit Commitments under the applicable Facility and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(b)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. In the case of a Letter of Credit denominated in a currency other than Dollars, the applicable Borrower shall reimburse the applicable L/C Issuer in such currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, such Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that such Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in a currency other than Dollars, the applicable L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.

(ii)    Each Appropriate Lender under the applicable Facility shall upon any notice pursuant to Section 2.03(b)(i) make funds available to the Administrative Agent (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Dollar Equivalent of the Unreimbursed Amount not later than 3:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(b)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan, Canadian Base Rate Loan or Canadian Prime Rate Loan, as applicable, to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans (or Canadian Base Rate Loans or Canadian Prime Rate Loans, as the case may be) because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(b)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)    Until each applicable Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(b) to reimburse the applicable L/C Issuer for any amount drawn under any applicable Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(b), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(b) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of a Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Appropriate Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(b) by the time specified in Section 2.03(b)(ii), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Overnight Rate, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an L/C Issuer submitted to any Appropriate Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(b)(vi) shall be conclusive absent manifest error.

(c)    Repayment of Participations.

(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Appropriate Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(b), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(b)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Appropriate Lender under the applicable Facility shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(d)    Obligations Absolute. The obligation of the Borrowers to reimburse the applicable L/C Issuers for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any

Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, interim receiver, monitor or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)    waiver by a L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrowers or any waiver by a L/C Issuer that does not in fact materially prejudice the Borrowers;

(vi)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vii)    any payment made by a L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; or

(viii)    ~~(v)~~ any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any of its Subsidiaries.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the applicable L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(e)    Role of L/C Issuer. Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders under the applicable Facility or the Required U.S. Lenders or Required Canadian Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(d); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an L/C Issuer, and such

L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. A L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(f)    ~~Cash Collateral. Upon the request of the Administrative Agent, (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the applicable Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all applicable L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver or hypothecate to the Administrative Agent, for the benefit of the applicable L/C Issuers and the Appropriate Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the applicable L/C Issuer and the Appropriate Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America or Bank of America - Canada Branch, as applicable. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all applicable L/C Obligations, the applicable Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer.~~[Reserved].

(g)    Applicability of ISP and UCP. Unless otherwise expressly agreed by an L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the ~~Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance~~UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to any Borrower for, and no L/C Issuer’s rights and remedies against any Borrower shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)    Letter of Credit Fees. The U.S. Borrowers shall pay to the Administrative Agent for the account of each U.S. Revolving Credit Lender in accordance with its Applicable Percentage, and the Canadian Borrower shall pay to the Administrative Agent for the account of each Canadian Revolving Credit Lender in accordance with its Applicable Percentage, a Letter of Credit fee (the “Letter of Credit Fee”) for each U.S. Letter of Credit or Canadian

Letter of Credit, as applicable, equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (i) due and payable on the first ~~Business Day~~calendar day of each April, July, October and January, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The applicable Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate of 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the first ~~Business Day~~calendar day of each April, July, October and January in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the applicable Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, each applicable Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.04    Swing Line Loans.

(A)
(a)    The U.S. Swing Line. Subject to the terms and conditions set forth herein, the U.S. Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04(A), to make loans (each such loan, a “U.S. Swing Line Loan”) in Dollars to the Specified U.S. Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Sublimit, notwithstanding the fact that such U.S. Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of U.S. Revolving Credit Loans and U.S. L/C Obligations of the Lender acting as U.S. Swing Line Lender, may exceed the amount of such Lender’s U.S. Revolving Credit Commitment; provided, however, that after giving effect to any U.S. Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the lesser of (x) the Revolving Credit Facility and (y) the Total Borrowing Base at such time, (ii) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any U.S. Revolving Credit Lender, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all U.S. L/C Obligations, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all U.S. Swing Line Loans shall not exceed such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment and (iii) the Total U.S. Revolving Credit Outstandings shall not exceed the lesser of (x) the U.S. Revolving Credit Facility and (y) the U.S. Borrowing Base; provided further that the Specified U.S. Borrower shall not use the proceeds of any U.S. Swing

Line Loan to refinance any outstanding U.S. Swing Line Loan; and provided further that the U.S. Swing Line Lender shall be under no obligation to make any U.S. Swing Line Loan if any U.S. Revolving Credit Lender is at that time a Defaulting Lender, unless the U.S. Swing Line Lender has entered into arrangements, including reallocation of the Defaulting Lender’s Applicable Percentage of the U.S. Revolving Credit Exposure pursuant to Section ~~2.17(d~~2.18(a)(iv) or the delivery of Cash Collateral, in a manner satisfactory to the U.S. Swing Line Lender (in its sole discretion) with the applicable Borrower or such Lender to eliminate the U.S. Swing Line Lender’s actual or potential Fronting Exposure (after giving effect to Section ~~2.17(d~~2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Swing Line Loan then proposed to be borrowed or all other Swing Line Loans as to which the U.S. Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. Within the foregoing limits, and subject to the other terms and conditions hereof, the Specified U.S. Borrower may borrow under this Section 2.04(A), prepay under Section 2.05, and reborrow under this Section 2.04(A). Each U.S. Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a U.S. Swing Line Loan, each U.S. Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the U.S. Swing Line Lender a risk participation in such U.S. Swing Line Loan in an amount equal to the product of such U.S. Revolving Credit Lender’s Applicable Percentage times the amount of such U.S. Swing Line Loan.

(b)    Borrowing Procedures. Each U.S. Swing Line Borrowing shall be made upon the Specified U.S. Borrower’s irrevocable notice to the U.S. Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the U.S. Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the U.S. Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Specified U.S. Borrower. Promptly after receipt by the U.S. Swing Line Lender of any telephonic Swing Line Loan Notice, the U.S. Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the U.S. Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the U.S. Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any U.S. Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed U.S. Swing Line Borrowing (A) directing the U.S. Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(A)(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the U.S. Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Specified U.S. Borrower.

(c)    Refinancing of U.S. Swing Line Loans.

(i)    The U.S. Swing Line Lender at any time in its sole and absolute discretion (but at least once per week) may request, on behalf of the Specified U.S. Borrower (which hereby irrevocably authorizes the U.S. Swing Line Lender to so request on its behalf), that each U.S. Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of U.S. Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the U.S. Revolving Credit Facility and the conditions set forth in Section 4.02. The U.S. Swing Line Lender shall furnish the Specified U.S. Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each U.S. Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the U.S. Swing Line Lender at the Administrative Agent’s Office not later than 3:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(A)(c)(ii), each U.S. Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Specified U.S. Borrower in such amount. The Administrative Agent shall remit the funds so received to the U.S. Swing Line Lender.

(ii)    If for any reason any U.S. Swing Line Loan cannot be refinanced by such a U.S. Revolving Credit Borrowing in accordance with Section 2.04(A)(c)(i), the request for Base Rate Loans submitted by the U.S. Swing Line Lender as set forth herein shall be deemed to be a request by the U.S. Swing Line Lender that each of the U.S. Revolving Credit Lenders fund its risk participation in the relevant U.S. Swing Line Loan and each U.S. Revolving Credit Lender’s payment to the Administrative Agent for the account of the U.S. Swing Line Lender pursuant to Section 2.04(A)(c)(i) shall be deemed payment in respect of such participation.

(iii)    If any U.S. Revolving Credit Lender fails to make available to the Administrative Agent for the account of the U.S. Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(A)(c) by the time specified in Section 2.04(A)(c)(i), the U.S. Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the U.S. Swing Line Lender at a rate per annum equal to the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the U.S. Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s U.S. Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the U.S. Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)    Each U.S. Revolving Credit Lender’s obligation to make U.S. Revolving Credit Loans or to purchase and fund risk participations in U.S. Swing Line Loans pursuant to this Section 2.04(A)(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the U.S. Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each U.S. Revolving Credit Lender’s obligation to make U.S. Revolving Credit Loans pursuant to this Section 2.04(A)(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)    Repayment of Participations.

(i)    At any time after any U.S. Revolving Credit Lender has purchased and funded a risk participation in a U.S. Swing Line Loan, if the U.S. Swing Line Lender receives any payment on account of such Swing Line Loan, the U.S. Swing Line Lender will distribute to such U.S. Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the U.S. Swing Line Lender.

(ii)    If any payment received by the U.S. Swing Line Lender in respect of principal or interest on any U.S. Swing Line Loan is required to be returned by the U.S. Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the U.S. Swing Line Lender in its discretion), each U.S. Revolving Credit Lender shall pay to the U.S. Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Overnight Rate. The Administrative Agent will make such demand upon the request of the U.S. Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the U.S. Obligations and the termination of this Agreement.

(e)    Interest for Account of U.S. Swing Line Lender. The U.S. Swing Line Lender shall be responsible for invoicing the Specified U.S. Borrower for interest on the U.S. Swing Line Loans. Until each U.S. Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04(A) to refinance such Revolving Credit Lender’s Applicable Percentage of any U.S. Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the U.S. Swing Line Lender.

(f)    Payments Directly to U.S. Swing Line Lender. The Specified U.S. Borrower shall make all payments of principal and interest in respect of the U.S. Swing Line Loans directly to the U.S. Swing Line Lender.

(B)
(a)    The Canadian Swing Line. Subject to the terms and conditions set forth herein, the Canadian Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04(B), to make loans (each such loan, a “Canadian Swing Line Loan”) in Dollars and Canadian Dollars to the Canadian Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line Sublimit, notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Canadian Revolving Credit Loans and Canadian L/C Obligations of the Lender acting as Canadian Swing Line Lender, may exceed the amount of such Lender’s Canadian Revolving Credit Commitment; provided, however, that after giving effect to any Canadian Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the lesser of (x) the Revolving Credit Facility and (y) the Total Borrowing Base at such time, (ii) the aggregate Outstanding Amount of the Canadian Revolving Credit Loans of any Canadian Revolving Credit Lender, plus such Canadian Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Canadian L/C Obligations, plus such Canadian Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Canadian Swing Line Loans shall not exceed such Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment and (iii) the Total Canadian Revolving Credit Outstandings shall not exceed the lesser of (x) the Canadian Revolving Credit Facility and (y) the Canadian Borrowing Base; provided further that the Canadian Borrower shall not use the proceeds of any Canadian Swing Line Loan to refinance any outstanding Canadian Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrower may borrow under this Section 2.04(B), prepay under Section 2.05, and reborrow under this Section 2.04(B); and provided further that the Canadian Swing Line Lender shall be under no obligation to make any Canadian Swing Line Loan if any Canadian Revolving Credit Lender is at that time a Defaulting Lender, unless the Canadian Swing Line Lender has entered into arrangements, including reallocation of the Defaulting Lender’s Applicable Percentage of the Canadian Revolving Credit Exposure pursuant to Section ~~2.17(d~~2.18(a)(iv) or the delivery of Cash Collateral, in a manner satisfactory to the Canadian Swing Line Lender (in its sole discretion) with the Canadian Borrower or such Lender to eliminate the Canadian Swing Line Lender’s actual or potential Fronting Exposure (after giving effect to Section ~~2.17(d~~2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Swing Line Loan then proposed to be borrowed or all other Swing Line Loans as to which the Canadian Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. Each Canadian Swing Line Loan denominated in Dollars shall bear interest only at a rate based on the Canadian Base Rate. Each Canadian Swing Line Loan denominated in Canadian Dollars shall bear interest only at a rate based on the Canadian Prime Rate. Immediately upon the making of a Canadian Swing Line Loan, each Canadian Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Canadian Revolving Credit Lender’s Applicable Percentage times the amount of such Canadian Swing Line Loan.

(b)    Borrowing Procedures. Each Canadian Swing Line Borrowing shall be made upon the Canadian Borrower’s irrevocable notice to the Canadian Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Canadian Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the requested borrowing date, and shall specify (i) the amount and currency to be borrowed and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Canadian Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Canadian Borrower. Promptly after receipt by the Canadian Swing Line Lender of any telephonic Swing Line Loan Notice, the Canadian Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Canadian Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Canadian Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Canadian Revolving Credit

Lender) prior to 2:00 p.m. on the date of the proposed Canadian Swing Line Borrowing (A) directing the Canadian Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(B)(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Canadian Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Canadian Borrower.

(c)    Refinancing of Canadian Swing Line Loans.

(i)    The Canadian Swing Line Lender at any time in its sole and absolute discretion (but at least once per week) may request, on behalf of the Canadian Borrower (which hereby irrevocably authorizes the Canadian Swing Line Lender to so request on its behalf), that each Canadian Revolving Credit Lender make a Canadian Base Rate Loan or Canadian Prime Rate Loan, as applicable, in an amount equal to such Lender’s Applicable Percentage of the amount of Canadian Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Canadian Base Rate Loans and Canadian Prime Rate Loans, but subject to the unutilized portion of the Canadian Revolving Credit Facility and the conditions set forth in Section 4.02. The Canadian Swing Line Lender shall furnish the Canadian Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Canadian Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Canadian Swing Line Lender at the Administrative Agent’s Office not later than 3:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(B)(c)(ii), each Canadian Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan or Canadian Prime Rate Loan, as the case may be, to the Canadian Borrower in such amount. The Administrative Agent shall remit the funds so received to the Canadian Swing Line Lender.

(ii)    If for any reason any Canadian Swing Line Loan cannot be refinanced by such a Canadian Revolving Credit Borrowing in accordance with Section 2.04(B)(c)(i), the request for Canadian Base Rate Loans or Canadian Prime Rate Loans submitted by the Canadian Swing Line Lender as set forth herein shall be deemed to be a request by the Canadian Swing Line Lender that each of the Canadian Revolving Credit Lenders fund its risk participation in the relevant Canadian Swing Line Loan and each Canadian Revolving Credit Lender’s payment to the Administrative Agent for the account of the Canadian Swing Line Lender pursuant to Section 2.04(B)(c)(i) shall be deemed payment in respect of such participation.

(iii)    If any Canadian Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Canadian Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(B)(c) by the time specified in Section 2.04(B)(c)(i), the Canadian Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Canadian Swing Line Lender at a rate per annum equal to the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Canadian Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Canadian Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)    Each Canadian Revolving Credit Lender’s obligation to make Canadian Revolving Credit Loans or to purchase and fund risk participations in Canadian Swing Line Loans pursuant to this Section 2.04(B)(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Canadian

Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Canadian Revolving Credit Lender’s obligation to make Canadian Revolving Credit Loans pursuant to this Section 2.04(B)(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)    Repayment of Participations.

(i)    At any time after any Canadian Revolving Credit Lender has purchased and funded a risk participation in a Canadian Swing Line Loan, if the Canadian Swing Line Lender receives any payment on account of such Swing Line Loan, the Canadian Swing Line Lender will distribute to such Canadian Revolving Credit Lender its Applicable Percentage thereof in the same funds as those received by the Canadian Swing Line Lender.

(ii)    If any payment received by the Canadian Swing Line Lender in respect of principal or interest on any Canadian Swing Line Loan is required to be returned by the Canadian Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Canadian Swing Line Lender in its discretion), each Canadian Revolving Credit Lender shall pay to the Canadian Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Canadian Prime Rate. The Administrative Agent will make such demand upon the request of the Canadian Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Canadian Obligations and the termination of this Agreement.

(e)    Interest for Account of Canadian Swing Line Lender. The Canadian Swing Line Lender shall be responsible for invoicing the Canadian Borrower for interest on the Canadian Swing Line Loans. Until each Canadian Revolving Credit Lender funds its Canadian Base Rate Loan or Canadian Prime Rate Loan, as the case may be, or risk participation pursuant to this Section 2.04(B) to refinance such Revolving Credit Lender’s Applicable Percentage of any Canadian Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Canadian Swing Line Lender.

(f)    Payments Directly to Canadian Swing Line Lender. The Canadian Borrower shall make all payments of principal and interest in respect of the Canadian Swing Line Loans directly to the Canadian Swing Line Lender.

2.05    Prepayments. (a) Optional.

(i)    Subject to the last sentence of this Section 2.05(a)(i), the Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans or BA Rate Loans and (2) one Business Day prior to any date of prepayment of Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans; (B) any prepayment of Eurodollar Rate Loans or BA Rate Loans shall be in a principal amount of $5,000,000 or Cdn. $5,000,000, as applicable, or a whole multiple of $1,000,000 or Cdn. $1,000,000, as applicable, in excess thereof; and (C) any prepayment of Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans shall be in a principal amount of $500,000 or Cdn. $500,000, as applicable, or a whole multiple of $100,000 or Cdn. $100,000, as applicable, in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans or BA Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan or a BA Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(ii)    The applicable Borrower may, upon notice to the applicable Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the applicable Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the date of the prepayment. Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)    Mandatory.

(i)    If the Specified U.S. Borrower or any of its Domestic Subsidiaries directly or indirectly Disposes of any property comprising U.S. ABL Priority Collateral pursuant to Sections 7.05(l) or (o) which results in the realization by such Person of Net Cash Proceeds in excess of $10,000,000 (in any transaction or series of related transactions), (A) the Borrowers shall prepay an aggregate principal amount of Revolving Credit Loans and Cash Collateralize L/C Obligations equal to the lesser of (x) 100% of such Net Cash Proceeds and (y) Total Outstandings, within two (2) Business Days of receipt thereof by such Person (such prepayments to be applied as set forth in clause (xi) below) or (B) at the option of the Specified U.S. Borrower, the Borrowers or such Subsidiaries shall reinvest all or any portion of such Net Cash Proceeds in U.S. ABL Priority Collateral or other assets useful in the business of the Specified U.S. Borrower and its Domestic Subsidiaries within three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds (or, if the Specified U.S. Borrower or the relevant Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, 545 days following receipt of such Net Cash Proceeds); provided that, at the option of the Specified U.S. Borrower, any investment in the business of the Specified U.S. Borrower or one of its Domestic Subsidiaries made within 180 days prior to the date of receipt of such Net Cash Proceeds may be deemed to have been made during such 365-day period; provided further, however, that, if any such Net Cash Proceeds are not so reinvested on or prior to the last day of the applicable reinvestment period, an amount equal to any such Net Cash Proceeds shall within five (5) Business Days be applied to the prepayment of Loans and the Cash Collateralization of L/C Obligations in accordance with clause (A) of this Section 2.05(b)(i).

(ii)    If the Specified U.S. Borrower or any of its Subsidiaries directly or indirectly Disposes of any property pursuant to Sections 7.05(l) or (o) comprising Canadian ABL Priority Collateral which results in the realization by such Person of Net Cash Proceeds in excess of $10,000,000 (in any transaction or series of related transactions), (A) the Canadian Borrower shall prepay an aggregate principal amount of Canadian Revolving Credit Loans and Cash Collateralize Canadian L/C Obligations equal to the lesser of (x) 100% of such Net Cash Proceeds and (y) Total Canadian Outstandings, within two (2) Business Days of receipt thereof by such Person (such prepayments to be applied as set forth in clause (xi) below) or (B) at the option of the Specified U.S. Borrower, the Specified U.S. Borrower or such Subsidiaries shall reinvest all or any portion of such Net Cash Proceeds in Canadian ABL Priority Collateral or other assets useful in the business of the Specified U.S. Borrower and its Subsidiaries within three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds (or, if the Specified U.S. Borrower or the relevant Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, 545 days following receipt of such Net Cash Proceeds); provided that, at the option of the Specified U.S. Borrower, any investment in the business of the Specified U.S. Borrower or one of its Subsidiaries made within 180 days prior to the date of receipt of such Net Cash Proceeds may be deemed to have been made during such 365-day period; provided further, however, that, if any such Net Cash Proceeds are not so reinvested on or prior to the last day of the applicable reinvestment period, an amount equal to any such Net Cash Proceeds shall within five (5) Business Days be applied to the prepayment of Loans and the Cash Collateralization of L/C Obligations in accordance with clause (A) of this Section 2.05(b)(ii).

(iii)    Upon receipt of any Extraordinary Receipt resulting in the realization of Net Cash Proceeds by the Specified U.S. Borrower and its Domestic Subsidiaries in excess of $10,000,000 (in any transaction or series of related transactions) in respect of U.S. ABL Priority Collateral, and not otherwise included in clause (i) of this Section 2.05(b), (A) the Borrowers shall prepay an aggregate principal amount of Revolving Credit Loans and Cash Collateralize L/C Obligations equal to the lesser of (x) 100% of such Net Cash Proceeds and (y) Total Outstandings, within fifteen (15) Business Days of receipt thereof by the Specified U.S. Borrower or such Subsidiary (such prepayments to be applied as set forth in clause (xi) below), or (B), at the option of the Specified U.S. Borrower, the Borrowers or such Subsidiaries shall reinvest all or any portion of such Net Cash Proceeds in U.S. ABL Priority Collateral or other assets useful in the business of the Specified U.S. Borrower and its Domestic Subsidiaries within three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds (or, if the Specified U.S. Borrower or the relevant Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, 545 days following receipt of such Net Cash Proceeds); provided that, at the option of the Specified U.S. Borrower, any investment in the business of the Specified U.S. Borrower or one of its Domestic Subsidiaries made within 180 days prior to the date of receipt of such Net Cash Proceeds may be deemed to have been made during such 365-day period; provided further, however, that, if any such Net Cash Proceeds are not so reinvested on or prior to the last day of the applicable reinvestment period, an amount equal to any such Net Cash Proceeds shall within five (5) Business Days be applied to the prepayment of Loans and the Cash Collateralization of L/C Obligations in accordance with clause (A) of this Section 2.05(b)(iii).

(iv)    Upon receipt of any Extraordinary Receipt resulting in the realization of Net Cash Proceeds by the Specified U.S. Borrower and its Subsidiaries in excess of $10,000,000 (in any transaction or series of related transactions) in respect of Canadian ABL Priority Collateral, and not otherwise included in clause (ii) of this Section 2.05(b), (A) the Canadian Borrower shall prepay an aggregate principal amount of Canadian Revolving Credit Loans and Cash Collateralize Canadian L/C Obligations equal to the lesser of (x) 100% of such Net Cash Proceeds and (y) Total Canadian Outstandings, within fifteen (15) Business Days of receipt thereof by the Specified U.S. Borrower or such Subsidiary (such prepayments to be applied as set forth in clause (xi) below) or (B) at the option of the Specified U.S. Borrower, the Specified U.S. Borrower or such Subsidiaries shall reinvest all or any portion of such Net Cash Proceeds in Canadian ABL Priority Collateral or other assets useful in the business of the Specified U.S. Borrower and its Subsidiaries within three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds (or, if the Specified U.S. Borrower or the relevant Subsidiary, as applicable, has contractually committed within 365 days following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, 545 days following receipt of such Net Cash Proceeds); provided that, at the option of the Specified U.S. Borrower, any investment in the business of the Specified U.S. Borrower or one of its Subsidiaries made within 180 days prior to the date of receipt of such Net Cash Proceeds may be deemed to have been made during such 365-day period; provided further, however, that, if any such Net Cash Proceeds are not so reinvested on or prior to the last day of the applicable reinvestment period, an amount equal to any such Net Cash Proceeds shall within five (5) Business Days be applied to the prepayment of Loans and the Cash Collateralization of L/C Obligations in accordance with clause (A) of this Section 2.05(b)(iv).

(v)    If for any reason the Total Revolving Credit Outstandings at any time exceed the lesser of (x) the Borrowing Base at such time (except as a result of Overadvance Loans or Protective Advances permitted under Sections 2.01(e), (f) and (g)) and (y) the Revolving Credit Facility at such time, the Borrowers shall immediately prepay their respective Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize their respective L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess. If for any reason the Total U.S. Revolving Credit Outstandings at any time exceed the lesser of (x) the U.S. Borrowing Base at such time (except to the extent constituting U.S. Overadvance Loans permitted under Section 2.01(e) or U.S. Protective Advances permitted under Section 2.01(g)) and (y) the U.S. Revolving Credit Facility at such time, the U.S. Borrowers shall immediately prepay U.S. Revolving Credit

Loans, U.S. Swing Line Loans and U.S. L/C Borrowings and/or Cash Collateralize the U.S. L/C Obligations (other than the U.S. L/C Borrowings) in an aggregate amount equal to such excess. If for any reason the Total Canadian Revolving Credit Outstandings at any time exceed the lesser of (x) the Canadian Borrowing Base at such time (except to the extent constituting Canadian Overadvance Loans permitted under Section 2.01(f) or Canadian Protective Advances permitted under Section 2.01(g)) and (y) the Canadian Revolving Credit Facility at such time, the Canadian Borrower shall immediately prepay Canadian Revolving Credit Loans, Canadian Swing Line Loans and Canadian L/C Borrowings and/or Cash Collateralize the Canadian L/C Obligations (other than the Canadian L/C Borrowings) in an aggregate amount equal to such excess.

(vi)    If, as a result of any negative fluctuations in the Dollar Equivalent of Canadian Dollars (or other foreign currencies in which outstanding Letters of Credit may be denominated), the Total Canadian Revolving Credit Outstandings exceeds 110% of the aggregate amount of the Canadian Revolving Credit Commitments as then in effect, the Canadian Borrower shall, if requested (through the Administrative Agent) by the Required Canadian Lenders prepay the Canadian Revolving Credit Loans (or Cash Collateralize the Canadian Letters of Credit) within three (3) Business Days following such Borrower’s receipt of such request in such amounts as shall be necessary so that after giving effect thereto the Total Canadian Revolving Credit Outstandings does not exceed the Canadian Revolving Credit Commitments.

(vii)    If for any reason the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any U.S. Revolving Credit Lender (including, for this purpose, such Lender’s Applicable Percentage of the aggregate Outstanding Amount of all U.S. Overadvance Loans and all U.S. Protective Advances), plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all U.S. L/C Obligations, plus such U.S. Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all U.S. Swing Line Loans exceed such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment, the U.S. Borrowers shall immediately prepay U.S. Revolving Credit Loans, U.S. Swing Line Loans and U.S. L/C Borrowings and/or Cash Collateralize the U.S. L/C Obligations (other than the U.S. L/C Borrowings) in an aggregate amount equal to such excess.

(viii)    If for any reason the aggregate Outstanding Amount of the Canadian Revolving Credit Loans of any Canadian Revolving Credit Lender (including, for this purpose, such Lender’s Applicable Percentage of the aggregate Outstanding Amount of all Canadian Overadvance Loans and all Canadian Protective Advances), plus such Canadian Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Canadian L/C Obligations, plus such Canadian Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Canadian Swing Line Loans exceed such Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment, the Canadian Borrower shall immediately prepay Canadian Revolving Credit Loans, Canadian Swing Line Loans and Canadian L/C Borrowings and/or Cash Collateralize the Canadian L/C Obligations (other than the Canadian L/C Borrowings) in an aggregate amount equal to such excess.

(ix)    If for any reason the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (including, for this purpose, such Lender’s Applicable Percentage of the aggregate Outstanding Amount of all Overadvance Loans and all Protective Advances), plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans exceed such Lender’s Commitment, then in each case the Borrowers shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(x)    (A) If any U.S. Overadvance Loan shall remain outstanding for 90 consecutive days, the U.S. Borrowers shall immediately prepay such U.S. Overadvance Loan and (B) if any Canadian Overadvance Loan shall remain outstanding for 90 consecutive days, the Canadian Borrower shall immediately prepay such Canadian Overadvance Loan.

(xi)    Prepayments of each Revolving Credit Facility made pursuant to this Section 2.05(b) shall be applied as follows:

(A)    with respect to prepayments resulting from any Disposition of, or the receipt of any Extraordinary Receipts in respect of, any U.S. ABL Priority Collateral, such prepayments, first, shall be applied ratably to pay accrued and unpaid interest in respect of the outstanding U.S. L/C Borrowings and the outstanding U.S. Swing Line Loans (including U.S. Overadvance Loans and U.S. Protective Advances) then being prepaid, second, shall be applied ratably to prepay the principal of any U.S. Overadvance Loans and U.S. Protective Advances, if any, third, shall be applied ratably to the outstanding U.S. Revolving Credit Loans (including Swing Line Loans), and, fourth, shall be used to Cash Collateralize the remaining U.S. L/C Obligations; and the amount remaining, if any, after the prepayment in full of all U.S. L/C Borrowings, U.S. Swing Line Loans and U.S. Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining U.S. L/C Obligations in full, in each case under the U.S. Revolving Credit Facility, shall be applied to the Canadian Revolving Credit Facility, in the order set forth in Section 2.05(b)(xi)(B); and thereafter, the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time, and the Cash Collateralization of the remaining L/C Obligations in full under each Revolving Credit Facility, may be retained by the Borrowers for use in the ordinary course of its business; provided that, upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from any Borrower or any other Loan Party) to reimburse the applicable L/C Issuer or the applicable Revolving Credit Lenders, as applicable; and

(B)    with respect to prepayments resulting from any Disposition of, or the receipt of any Extraordinary Receipts in respect of, any Canadian ABL Priority Collateral, such prepayments, first, shall be applied ratably to pay accrued and unpaid interest in respect of the outstanding Canadian L/C Borrowings and the outstanding Canadian Swing Line Loans (including Canadian Overadvance Loans and Canadian Protective Advances) then being prepaid, second, shall be applied ratably to prepay the principal of any Canadian Overadvance Loans and Canadian Protective Advances, if any, third, shall be applied ratably to the outstanding Canadian Revolving Credit Loans (including Swing Line Loans), and, fourth, shall be used to Cash Collateralize the remaining Canadian L/C Obligations; and the amount remaining, if any, after the prepayment in full of all Canadian L/C Borrowings, Canadian Swing Line Loans and Canadian Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining Canadian L/C Obligations in full, in each case under the Canadian Revolving Credit Facility, may be retained by the Canadian Borrower for use in the ordinary course of its business; provided that, upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from any Borrower or any other Loan Party) to reimburse the applicable L/C Issuer or the applicable Revolving Credit Lenders, as applicable.

(xii)    If the aggregate amount of solvency deficiencies under the Canadian Pension Plans of the Loan Parties exceeds $20,000,000 at any time, the Borrowers shall immediately repay all outstanding Canadian Revolving Credit Loans and Cash Collateralize all outstanding Canadian Letters of Credit.

(xiii)    If the Canadian Excess Availability shall be less than ~~50~~50.0% of the Canadian Borrowing Base at any time when solvency deficiencies under the Canadian Pension Plans of the Canadian Loan Parties which provide benefits on a defined benefit basis shall exist, the Borrowers shall immediately repay outstanding Canadian Revolving Credit Loans and Cash Collateralize all outstanding Canadian Letters of Credit in such amounts as shall be necessary to eliminate such shortfall.

(c)    This Section 2.05 is subject in all respects, insofar as it relates to the Collateral, to the Intercreditor Agreement and the rights of the Term Loan Secured Parties (as defined therein).

2.06    Termination or Reduction of Commitments.

(a)    Optional. The Specified U.S. Borrower may, upon notice to the Administrative Agent, terminate the U.S. Revolving Credit Facility, the U.S. Letter of Credit Sublimit, the U.S. Swing Line Sublimit, or from time to time permanently reduce the U.S. Revolving Credit Facility, the U.S. Letter of Credit Sublimit, or the U.S. Swing Line Sublimit; and the Canadian Borrower may, upon notice to the Administrative Agent and without premium or penalty, terminate the Canadian Revolving Credit Facility, the Canadian Letter of Credit Sublimit or the Canadian Swing Line Sublimit, or from time to time permanently reduce the Canadian Revolving Credit Facility, the Canadian Letter of Credit Sublimit or the Canadian Swing Line Sublimit provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be, (A) in the case of the Canadian Swing Line Sublimit and the Canadian Letter of Credit Sublimit, in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (B) in the case of the U.S. Swing Line Sublimit, in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (C) in other cases, in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the U.S. Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total U.S. Revolving Credit Outstandings would exceed the U.S. Revolving Credit Facility, (B) the U.S. Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of U.S. L/C Obligations not fully Cash Collateralized hereunder would exceed the U.S. Letter of Credit Sublimit, (C) the U.S. Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of U.S. Swing Line Loans would exceed the U.S. Swing Line Sublimit, (D) the Canadian Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Canadian Revolving Credit Outstandings would exceed the Canadian Revolving Credit Facility, (E) the Canadian Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of Canadian L/C Obligations not fully Cash Collateralized hereunder would exceed the Canadian Letter of Credit Sublimit, (E) the Canadian Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Canadian Swing Line Loans would exceed the Canadian Swing Line Sublimit or (F) the U.S. Revolving Credit Facility while the Canadian Revolving Credit Facility remains in effect.

(b)    Mandatory.

(i)    If after giving effect to any reduction or termination of U.S. Revolving Credit Commitments under this Section 2.06, the U.S. Letter of Credit Sublimit or the U.S. Swing Line Sublimit exceeds the U.S. Revolving Credit Facility at such time, the U.S. Letter of Credit Sublimit and/or the U.S. Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(ii)    If after giving effect to any reduction or termination of Canadian Revolving Credit Commitments under this Section 2.06, the Canadian Letter of Credit Sublimit or the Canadian Swing Line Sublimit exceeds the Canadian Revolving Credit Facility at such time, the Canadian Letter of Credit Sublimit and/or the Canadian Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of any Letter of Credit Sublimit, any Swing Line Sublimit or any Revolving Credit Commitment under this Section 2.06. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Appropriate Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the applicable Revolving Credit Facility accrued until the effective date of any termination of such Revolving Credit Facility shall be paid on the effective date of such termination.

2.07    Repayment of Loans.

(a)    Revolving Credit Loans. The U.S. Borrowers shall repay to the U.S. Revolving Credit Lenders on the Maturity Date for the U.S. Revolving Credit Facility the aggregate principal amount of all U.S. Revolving Credit

Loans outstanding on such date. The Canadian Borrower shall repay to the Canadian Revolving Credit Lenders on the Maturity Date for the Canadian Revolving Credit Facility the aggregate principal amount of all Canadian Revolving Credit Loans outstanding on such date.

(b)    Swing Line Loans. The U.S. Borrowers shall repay each U.S. Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the U.S. Revolving Credit Facility. The Canadian Borrower shall repay each Canadian Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Canadian Revolving Credit Facility. At any time that there shall exist a Defaulting Lender, immediately upon the request of the applicable Swing Line Lender, the applicable Borrower shall repay Swing Line Loans in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loans.

2.08    Interest.

(a)    Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each BA Rate Loan under the Canadian Revolving Credit Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the BA Rate for such Interest Period plus the Applicable Rate; (iii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iv) each Canadian Base Rate Loan under the Canadian Revolving Credit Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Base Rate plus the Applicable Rate; (v) each Canadian Prime Rate Loan under the Canadian Revolving Credit Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; (vi) each U.S. Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; and (vii) each Canadian Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Base Rate (for Canadian Swing Line Loans denominated in Dollars) or the Canadian Prime Rate (for Canadian Swing Line Loans denominated in Canadian Dollars) plus the Applicable Rate for Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable.

(b)

(i)    (A) Upon the occurrence and during the continuation of any Event of Default under Section 8.01(a) or (b) (as a result of any breach of Section 7.11), and at the request of the Administrative Agent or the Required Lenders and (B) upon the occurrence and during the continuation of any Event of Default under Section 8.01(f) or (g), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09    Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a)    Commitment Fee. The U.S. Borrowers shall pay to the Administrative Agent for the account of each U.S. Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee equal to the

Applicable Commitment Fee Rate divided by three hundred and sixty-five (365) days and multiplied by the number of days in the fiscal quarter and then multiplied by the amount, if any, by which the Average Revolving Credit Facility Balance with respect to the U.S. Revolving Credit Facility for such fiscal quarter (or portion thereof that the U.S. Revolving Credit Commitments are in effect) is less than the Average U.S. Revolving Credit Commitments outstanding during such period; provided that, if the aggregate U.S. Revolving Credit Commitments are terminated in full on a day other than the first day of a fiscal quarter, then any such fee payable for the fiscal quarter in which termination shall occur shall be paid on the effective date of such termination and shall be based upon the number of days that have elapsed during such period. The Canadian Borrower shall pay to the Administrative Agent for the account of each Canadian Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Commitment Fee Rate divided by three hundred and sixty-five (365) days and multiplied by the number of days in the fiscal quarter and then multiplied by the amount, if any, by which the Average Revolving Credit Facility Balance with respect to the Canadian Revolving Credit Facility for such fiscal quarter (or portion thereof that the Canadian Revolving Credit Commitments are in effect) is less than the Average Canadian Revolving Credit Commitments outstanding during such period; provided that, if the aggregate Canadian Revolving Credit Commitments are terminated in full on a day other than the first day of a fiscal quarter, then any such fee payable for the fiscal quarter in which termination shall occur shall be paid on the effective date of such termination and shall be based upon the number of days that have elapsed during such period. The commitment fees shall be due and payable quarterly in arrears on the first ~~Business Day~~calendar day of each April, July, October and January, commencing with the first such date to occur after the Closing Date, on the last day of the Availability Period for the Revolving Credit Facility (and, if applicable, thereafter on demand). The commitment fee shall be calculated quarterly in arrears and if there is any change in the Applicable Commitment Fee Rate during any quarter, the daily amount shall be computed and multiplied by the Applicable Commitment Fee Rate for each period during which such Applicable Commitment Fee Rate was in effect, with effect from the date of the change in such rate pursuant to the definition of Applicable Commitment Fee Rate. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

(b)    Other Fees.

(i)    The Borrowers shall pay to the Initial Lenders, the Original Bookrunner, the Administrative Agent and the Collateral Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)    The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)    All computations of fees, interest for Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans when the Base Rate, Canadian Base Rate and/or Canadian Prime Rate is determined by Bank of America’s or Bank or America-Canada Branch’s, as applicable, “prime rate” or “base rate”, and BA Rate Loans shall be made on the basis of a year of 365 days and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. For the purposes of the Interest Act (Canada), (i) whenever any interest or fees under this Agreement or any other Loan Document is calculated using a rate based on a year of 360 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Specified U.S. Borrower or for any other reason, the Borrowers or the Lenders determine that (i) the Average Excess Availability Percentage or the Consolidated Total Leverage Ratio, in either case as calculated by a Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Average Excess Availability Percentage or the Consolidated Total Leverage Ratio would have resulted in a higher Applicable Rate for such period, the applicable Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any such Borrower under any Debtor Relief Laws, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(b)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11    Evidence of Debt.

(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to any Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12    Payments Generally; Administrative Agent’s Clawback.

(a)    General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the Appropriate Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars or Canadian Dollars, as the case may be, and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected ~~on~~in computing interest or fees, as the case may be.

(b)

(i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans or BA Rate Loans (or, in the case of any Borrowing of Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder and the relevant Borrower has not specified the application of such funds, such funds shall be applied (in each case with respect to the applicable Facility or Facilities) (i) first, toward payment of interest and fees then due hereunder (other than in respect of Bank Product Debt), ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, toward payment of the principal amount of any Overadvance Loans, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties and (iii) third, toward payment of principal, L/C Borrowings and other Obligations (other than in respect of Bank Product Debt) then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, L/C Borrowings and other Obligations then owing to such parties; provided, however, that the proceeds from the foreclosure of any Collateral shall be applied as set forth in the Intercreditor Agreement; provided, further, that this Section 2.12(f) is subject in all respects to Section 8.03.

2.13    Sharing of Payments by Lenders. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that prior to the CAM Exchange Date, each Lender shall only purchase participations in Loans, L/C Obligations and Swing Line Loans under the Facility with respect to which they hold a Commitment; and provided further that:

(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)    the provisions of this Section shall not be construed to apply to (A) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) ~~or (B~~, (B) the application of Cash Collateral provided for in Section 2.17 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14    Nature of Obligations.

(a)    Each of the U.S. Borrowers acknowledges that (a) it will directly or indirectly realize material benefits from the commitments, working capital loans and other extensions of credit provided by the Lenders under the U.S. Revolving Credit Facility, including liquidity for ongoing operations, intercompany credit support and other credit availability necessary in the conduct of its business and (b) such benefits are an essential component of its continuing financial well-being. Accordingly, in consideration of such benefits and other valuable consideration, including credit accommodations provided or otherwise made available by the Specified U.S. Borrower, each of the U.S. Borrowers agrees that all U.S. Obligations of each U.S. Borrower under or in respect of this Agreement or any other Loan Document shall be deemed incurred for the joint benefit of all U.S. Borrowers and shall be joint and several obligations of all the U.S. Borrowers. The parties further agree that no Foreign Loan Party shall be liable for any U.S. Obligation.

(b)    Each U.S. Borrower waives presentment to, demand of payment from and protest to the other U.S. Borrowers of any of the U.S. Obligations, and also waives notice of acceptance of its Obligations and notice of protest for nonpayment. The Obligations of a U.S. Borrower hereunder shall not be affected by (i) the failure of any Lender or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against the other U.S. Borrowers under the provisions of this Agreement or any of the other Loan Documents or otherwise; (ii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement; or (iii) the failure of any Lender to exercise any right or remedy against any other U.S. Borrower.

(c)    Each U.S. Borrower further agrees that its agreement hereunder constitutes a promise of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any other U.S. Borrower or any other Person.

(d)    The Obligations of each U.S. Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations of the other U.S. Borrowers or otherwise. Without limiting the generality of the foregoing, the Obligations of each U.S. Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of the other U.S. Borrowers, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Borrower or otherwise operate as a discharge of such Borrower as a matter of law or equity.

(e)    Each U.S. Borrower further agrees that its Obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation of the other U.S. Borrowers is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the occurrence of any event described in Sections 8.01(f) or (g) in respect of such Borrower, any of the other U.S. Borrowers or otherwise.

(f)    In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against any U.S. Borrower by virtue hereof, upon the failure of a U.S. Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each other U.S. Borrower hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid U.S. Obligations, and thereupon each U.S. Revolving Credit Lender shall, in a reasonable manner, assign the amount of the U.S. Obligations of the other U.S. Borrowers owed to it and paid by such Borrower pursuant to this guarantee to such Borrower, such assignment to be pro tanto to the extent to which the Obligations in question were discharged by such Borrower, or make such disposition thereof as such Borrower shall direct (all without recourse to any Lender and without any representation or warranty by any Lender).

(g)    Upon payment by a U.S. Borrower of any amount as provided above, all rights of such Borrower against another U.S. Borrower, as the case may be, arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the U.S. Obligations to the U.S. Revolving Credit Lenders.

(h)    Each U.S. Borrower, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that the agreement and the Obligations of each U.S. Borrower hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the agreement and the Obligations of each U.S. Borrower hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the U.S. Borrowers hereby irrevocably agree that the Obligations of each U.S. Borrower hereunder shall be limited to the maximum amount as will result in the Obligations of such U.S. Borrower hereunder not constituting a fraudulent transfer or conveyance. Each U.S. Borrower hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party, such U.S. Borrower will contribute, to the maximum extent permitted by law, such amounts to each other U.S. Borrower so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

2.15    Borrower Agent. Each Borrower hereby irrevocably appoints the Specified U.S. Borrower, and the Specified U.S. Borrower agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement, including requesting Borrowings, executing and delivering Notes as agent on behalf of the Borrowers in favor of the Lenders, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan, a Canadian Base Rate Loan, a Canadian Prime Rate Loan, a BA Rate Loan or a Eurodollar Rate Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from the Administrative Agent. The Administrative Agent may rely, and shall be fully protected in relying, on any Committed Loan Notice, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by the Borrower Agent, whether in its own name, on behalf of any Borrower or on behalf of “the Borrowers,” and the Administrative Agent shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Committed Loan Notice, instruction, report, information, Borrowing Base Certificate or other notice or communication from the Borrower Agent, nor shall any joint and several character of the Borrowers’ liability for the Obligations be affected.

2.16    Commitment Increase.

(a)    The Borrower Agent may at any time or from time to time after the Effective Date, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Commitment Increase”); provided that, at the election of the Borrower Agent, all or a portion of a Commitment Increase may be provided to the U.S. Borrowers in the form of a “first-in, last-out” tranche under this Agreement (the “FILO Tranche”); provided further that (i) no Default or Event of Default shall exist or would exist after giving effect to any Commitment Increase, (ii) all fees and expenses owing to the Administrative Agent and the relevant Lenders in respect of such Commitment Increase shall have been paid, (iii) each Commitment Increase (other than with respect to a FILO Tranche) shall be on the same terms and conditions (including interest rate margins but excluding any upfront fees) as the applicable Revolving Credit Facility before giving effect thereto, (iv) the FILO Tranche shall be on substantially the same terms and conditions as the applicable Revolving Credit Facility before giving effect thereto, except for a separate borrowing base and advance rates and such other changes as are reasonable and customary for a FILO facility, in each case as may be agreed in writing by the Administrative Agent, the Borrower Agent and the FILO Lenders in an amendment to this Agreement, (v) each Commitment Increase shall be in an aggregate principal amount that is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in clause (~~v~~vi) below), (~~v~~vi) after giving effect to any and all of the Commitment Increases, the aggregate Facilities shall not exceed $~~400,000,000, and (vi~~450,000,000, (vii) the aggregate Commitment Increases in respect of the Canadian Revolving Credit Facility ~~shall not exceed $20,000,000.~~(each, a “Canadian Increase”) shall not exceed $40,000,000 (which amount does not include the amount of the Canadian Reallocation (if applicable)), and (viii) the aggregate of all Commitment Increases in respect of the FILO Tranche shall not exceed $25,000,000. Each notice from the Borrower Agent pursuant to this Section 2.16 shall set forth the requested amount of the relevant Commitment Increases. Commitment Increases may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to provide a portion of any Commitment Increase) or by any other Eligible Assignee. Commitments in respect of Commitment Increases shall become Revolving Credit Commitments (or in the case of a Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to Schedule 2.01 (with a joinder agreement in the case of any Eligible Assignee providing any portion of such Commitment Increases), executed by (x) the Administrative Agent and in the case of an Eligible Assignee, each applicable L/C Issuer and each applicable Swing Line Lender, the consent of each of which is not to be unreasonably withheld or delayed, (y) each Lender and Eligible Assignee agreeing to provide any portion of a Commitment Increase and (z) the Loan Parties, and reaffirmations of the Loan Documents executed by the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.16. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment).

(b)    Upon each increase in the U.S. Revolving Credit Commitments (other than on account of the FILO Tranche) pursuant to this Section 2.16, (x) each U.S. Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each U.S. Revolving Credit Lender providing a portion of the Commitment Increase (each, for purposes of this Section 2.16(b), a “U.S. Commitment Increase Lender”) in respect of such increase, and each such U.S. Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such U.S. Revolving Credit Lender’s participations hereunder in outstanding U.S. Letters of Credit and U.S. Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in U.S. Letters of Credit and (ii) participations hereunder in U.S. Swing Line Loans held by each U.S. Revolving Credit Lender (including each such U.S. Commitment Increase Lender) will equal the percentage of the aggregate U.S. Revolving Credit Commitments of all U.S. Revolving Credit Lenders represented by such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment (in each case, without giving effect to the FILO Tranche) and (y) if, on the date of such increase, there are any U.S. Revolving Credit Loans outstanding, portions of such U.S. Revolving Credit Loans shall on the date of the effectiveness of such Commitment Increase be prepaid with the proceeds of additional U.S. Revolving Credit Loans made by the U.S. Commitment Increase Lenders (such that after giving effect to such prepayment, the percentage of the U.S. Revolving Credit Loans held by each U.S. Revolving Credit Lender will equal the percentage of the aggregate U.S. Revolving Credit Commitments of all U.S. Revolving Credit Lenders represented by such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment after giving effect to such Commitment Increase (in each case, without giving effect to the FILO Tranche), which prepayment shall be accompanied by accrued interest on the Loans being prepaid and any other amounts payable to any Lender in accordance with Section 3.05. The Administrative Agent and the U.S. Revolving Credit Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. This Section 2.16 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

(c)    Upon each increase in the Canadian Revolving Credit Commitments pursuant to this Section 2.16, (x) each Canadian Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Canadian Revolving Credit Lender providing a portion of the Commitment Increase (each, for purposes of this Section 2.16(c), a “Canadian Commitment Increase Lender”) in respect of such increase, and each such Canadian Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Canadian Revolving Credit Lender’s participations hereunder in outstanding Canadian Letters of Credit and Canadian Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Canadian Letters of Credit and (ii) participations hereunder in Canadian Swing Line Loans held by each Canadian Revolving Credit Lender (including each such Canadian Commitment Increase Lender) will equal the percentage of the aggregate Canadian Revolving Credit Commitments of all Canadian Revolving Credit Lenders represented by such Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment and (y) if, on the date of such increase, there are any Canadian Revolving Credit Loans outstanding, portions of such Canadian Revolving Credit Loans shall on the date of the effectiveness of such Commitment Increase be prepaid with the proceeds of additional Canadian Revolving Credit Loans made by the Canadian Commitment Increase Lenders (such that after giving effect to such prepayment, the percentage of the Canadian Revolving Credit Loans held by each Canadian Revolving Credit Lender will equal the percentage of the aggregate Canadian Revolving Credit Commitments of all Canadian Revolving Credit Lenders represented by such Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment after giving effect to such Commitment Increase), which prepayment shall be accompanied by accrued interest on the Loans being prepaid and any other amounts payable to any Lender in accordance with Section 3.05. The Administrative Agent and the Canadian Revolving Credit Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. This Section 2.16 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

(d)    The Lenders hereby consent to the FILO Tranche and other transactions contemplated by this Section 2.16 and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment section or amendment or waiver section, but excluding this Section 2.16) or any other Loan Document that might otherwise prohibit or restrict the FILO Tranche, an Incremental Amendment effectuating the FILO Tranche or any other transaction contemplated by this Section 2.16(d) and (3) the Administrative Agent shall have the right (but not the obligation) to consult with the Required Lenders with respect to the FILO Tranche or any other matter contemplated by this Section 2.16.

2.17    ~~Defaulting Lenders~~Cash Collateral.

(a)    Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the applicable Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the applicable L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Borrower Agent at any time that the Outstanding Amount of all L/C Obligations under a Facility at such time exceeds 105% of the applicable Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the applicable Borrower shall provide Cash Collateral for the Outstanding Amount of such L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations under such Facility exceeds the Letter of Credit Sublimit for such Facility.

(b)    Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash or Cash Collateral, the Cash Collateral Account and any other deposit accounts containing such cash or Cash Collateral and all balances therein and interest earned thereon, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the applicable Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more Cash Collateral Accounts at Bank of America. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.05, 2.18 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vii))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18    Defaulting Lenders.

(a)    ~~.~~ Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    ~~(a)~~ That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)    ~~(b)~~ Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of ~~that~~such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise~~, and including any amounts made available to~~) or received by the Administrative Agent ~~by that~~from such Defaulting Lender pursuant to Section 11.08~~),~~ shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the ~~Specified U.S.~~ Borrower Agent as follows: first, to the payment of any amounts owing by ~~that~~such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by ~~that~~such Defaulting Lender to ~~any~~the applicable L/C ~~Issuers and~~Issuer or Swing Line ~~Lenders~~Lender hereunder; third, ~~if so reasonably determined by the Administrative Agent or reasonably requested by~~to Cash Collateralize the applicable L/C Issuer ~~or Swing Line Lender, to be held as Cash Collateral for future funding~~

~~obligations of that~~’s Fronting Exposure with respect to such Defaulting Lender ~~of any participation in any Swing Line Loan or Letter of Credit; fourth,~~ in accordance with Section 2.17; fourth, as the Borrower Agent may request (so long as no Default exists), to the funding of any Loan in respect of which ~~that~~such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the ~~Specified U.S.~~ Borrower Agent, to be held in a ~~non-interest bearing~~ deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations ~~of that Defaulting Lender to fund~~with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or any Swing Line Lender against ~~that~~such Defaulting Lender as a result of ~~that~~such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to ~~the Borrowers~~a Borrower as a result of any judgment of a court of competent jurisdiction obtained by ~~any~~such Borrower against ~~that~~such Defaulting Lender as a result of ~~that~~such Defaulting Lender’s breach of its obligations under this Agreement; ~~provided that in the case of this clause seventh, if an Event of Default has occurred and is continuing, any such amounts that would otherwise be transferred to the Borrowers shall be held as Collateral by the Collateral Agent until such time when no Event of Default is continuing and eighth, to that~~and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which ~~that~~such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans ~~or L/C Borrowings~~ were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C ~~Borrowings~~Obligations owed to, all ~~non~~Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C ~~Borrowings owed to, that Defaulting Lender~~Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the applicable Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section ~~2.17(b~~2.18(a)(ii) shall be deemed paid to and redirected by ~~that~~such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)    ~~c) That~~No Defaulting Lender ~~(x)~~ shall ~~not~~ be entitled to receive any ~~commitment~~ fee ~~pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall not be entitled to receive any Letter of Credit Fees pursuant to Section 2.03(h)~~payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

~~(d)    During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” or ratable share of each non-Defaulting Lender shall be computed without giving effect to the Commitments of that Defaulting Lender; provided, that: (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitments of that non-Defaulting Lender minus (2) the sum of (A) the aggregate Outstanding Amount of the Loans of that Lender and (B) the participating interest of that Lender in Letters of Credit and Swing Line Loans.~~

(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and each Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    ~~(e) At any time that there shall exist a Defaulting Lender and~~Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (~~d~~a)(iv) above cannot, or can only partially, be effected, ~~within two Business Days after the request of the Administrative Agent, the applicable L/C Issuer or the applicable Swing Line Lender, the applicable Borrower~~the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under ~~law, deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 100% of all Fronting Exposure (after giving effect to Section 2.17(d) and any Cash Collateral provided by the Defaulting Lender) or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable L/C Issuer and/or Swing Line Lender with respect to such Fronting Exposure. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vii)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or an Event of Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03).~~applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b)    ~~(f)~~ Defaulting Lender Cure. If the Borrower Agent, the Administrative Agent, the applicable Swing Line ~~Lender~~Lenders and the applicable L/C ~~Issuer~~Issuers agree in writing ~~in their sole discretion~~ that a ~~Defaulting~~ Lender ~~should~~is no longer ~~be deemed to be~~ a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may ~~reasonably~~ determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their ~~ratable shares~~Applicable Percentages (without giving effect to Section ~~2.17(d~~2.18(a)(iv)), whereupon ~~that~~such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    ~~(g)~~ Nothing contained in this Section ~~2.17~~2.18 shall prejudice the rights and remedies of any Borrower under this Agreement or at Law or in equity with respect to its remedies against any Defaulting Lender.

2.19    Canadian Reallocation.

(a)    At the election of the Borrower Agent, the Borrower Agent may at any time after the Fourth Amendment Effective Date, with at least sixty (60) days prior written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request a one-time dollar-for-dollar reallocation of U.S. Revolving Credit Commitments to Canadian Revolving Credit Commitments in aggregate amount not to exceed $40,000,000 (such reallocation, the “Canadian Reallocation”); provided that (i) no Default or Event of Default shall exist or would exist after giving effect to the Canadian Reallocation, (ii) the U.S. Revolving Credit Commitments shall be permanently and simultaneously reduced in the aggregate by the amount of the Canadian Reallocation, (iii) all fees and expenses owing to the Administrative Agent and the relevant Lenders in respect of the Canadian Reallocation shall have been paid, (iv) the Canadian Reallocation shall be subject to the same terms and conditions as the applicable Revolving Credit Facility and (v) the aggregate amount of the Canadian Reallocation shall not be less than $10,000,000. The Canadian Reallocation may be provided by one or more existing Lenders (it being understood and agreed that no existing Lender will have an obligation to provide any portion of the Canadian Reallocation) or an Affiliate thereof. U.S. Revolving Credit Commitments in respect of the Canadian Reallocation shall become Canadian Revolving Credit Commitments under the Canadian Revolving Credit Facility pursuant to an amendment (an “Reallocation Amendment”) to Schedule 2.01 (with a joinder agreement in the case of any Affiliate of a Lender providing any portion of such Canadian Reallocation), executed by (x) the Administrative Agent, (y) each Lender and Affiliate of a Lender agreeing to provide any portion of the Canadian Reallocation and (z) the Loan Parties, and reaffirmations of the Loan Documents executed by the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Reallocation Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.19. The effectiveness of the Reallocation Amendment shall be subject to (x) the satisfaction of the conditions set forth in Section 2.19(b) below and (y) the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of the Reallocation Amendment.

(b)    In connection with the Canadian Reallocation, one or more Subsidiaries may become a Canadian Borrower subject to satisfaction of each of the following:

(i)    such Subsidiary shall be organized under the laws of Canada (or any province or territory thereof);

(ii)    the execution and delivery to the Administrative Agent (in each case in form and substance reasonably satisfactory to the Administrative Agent and its Canadian counsel) (A) by each such Subsidiary of a supplement, amendment or joinder to this Agreement and, to the extent requested by a Canadian Lender, Canadian Revolving Credit Notes, (B) by each such Subsidiary of a Canadian Security Agreement and any other Canadian Collateral Documents necessary and appropriate to create a perfected, first priority security interest (subject only to Liens permitted by Section 7.01) in, and lien on, the Canadian Collateral (together with any and all necessary and appropriate actions by each such Subsidiary in respect thereof), and (C) by a Responsible Officer of the Borrower Agent of a Borrowing Base Certificate for such Subsidiary effective as of not more than 30 days preceding the date on which such Subsidiary becomes a Canadian Borrower;

(iii)    the Administrative Agent shall have received (in each case in form and substance reasonably satisfactory to the Administrative Agent) such corporate governance and authorization documents as may be deemed necessary or advisable by the Administrative Agent and an opinion of counsel of each such Subsidiary;

(iv)    the completion of the Administrative Agent’s and each Canadian Lender’s due diligence to its reasonable satisfaction and of compliance procedures for applicable “know your customer” and anti-money laundering rules; provided that, prior to permitting such Subsidiary to borrow under the Canadian Revolving Credit Facility or obtain the issuance of any Canadian Letters of Credit hereunder, the Agent, in its discretion, shall have the right to conduct an appraisal and field examination with respect to such Subsidiary and the Canadian Collateral (which shall not be included in any limit on the number of field examinations or appraisals provided in Section 6.10), including, without limitation, of (x) such Subsidiary’s practices in the computation of its Borrowing Base and (y) the assets included in such Subsidiary’s Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, in each case, prepared on a basis reasonably satisfactory to the Administrative Agent and at the sole expense of such Subsidiary; and

(v)    it shall not be illegal, or violate the internal policies of any Lender and Affiliate of a Lender agreeing to provide any portion of the Canadian Reallocation, to lend to such Subsidiary or into the applicable jurisdiction, and such Subsidiary shall otherwise be reasonably acceptable to such Lenders.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.

(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. ~~(i)~~ (i) Any and all payments by or on account of any obligation of any ~~Borrower hereunder or~~Loan Party under any ~~other~~ Loan Document shall ~~to the extent permitted by applicable Laws~~ be made ~~free and clear of and~~ without ~~reduction~~deduction or withholding for any Taxes, except as required by applicable Laws. If~~, however,~~ any applicable Laws (as determined in the good faith discretion of the applicable Withholding Agent) require ~~any Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower or the Administrative Agent, as the case may be~~the deduction or withholding of any Tax from any such payment by the Withholding Agent, then the Withholding Agent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
~~(ii)~~ (ii) If any ~~Borrower~~Loan Party or the Administrative Agent shall be required by the Code ~~or other applicable Law~~ to withhold or deduct any Taxes, including both United States ~~federal~~Federal backup withholding and withholding taxes, from any payment (as determined in the good faith discretion of the Administrative Agent), then (A) ~~such Borrower or~~ the Administrative Agent shall withhold or make such deductions as are determined by ~~such Borrower or~~ the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) ~~such Borrower or~~ the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code ~~or other applicable Law~~, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Withholding Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment (as determined in the good faith discretion of the applicable Withholding Agent), then (A) such Withholding Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Withholding Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes ~~or Other Taxes~~, the sum payable by ~~such Borrower~~the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section~~) the Administrative Agent, Lender or L/C Issuer, as the case may be,~~ 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the ~~Borrowers~~Loan Parties. Without limiting the provisions of subsection (a) above, ~~each Borrower~~the Loan Parties shall timely pay ~~any Other Taxes~~ to the relevant Governmental Authority in accordance with applicable ~~law~~Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)    Tax Indemnifications. ~~(i)    Without limiting the provisions of subsection (a) or (b) above, each Borrower~~(i) Each of the Loan Parties shall, and ~~do~~does hereby, jointly and severally~~,~~ indemnify ~~the Administrative Agent, each Lender and each L/C Issuer~~each Recipient, and shall make payment in respect thereof within 10 ~~Business Days~~days after demand therefor, for the full amount of any Indemnified Taxes ~~or Other Taxes~~ (including Indemnified Taxes ~~or Other Taxes~~ imposed or asserted on or attributable to amounts payable under this Section~~) withheld or deducted by any Borrower or the Administrative Agent~~ 3.01) payable or paid by ~~the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any penalties, interest and~~such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes ~~or Other Taxes~~ were correctly or legally imposed or asserted by the relevant Governmental Authority. ~~Each Borrower shall also, and do~~A certificate, with reasonable supporting detail, setting forth the amount of such payment or liability delivered to the Borrower Agent by a Lender or a L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally~~,~~ indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or ~~an~~a L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required ~~by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the applicable Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error~~pursuant to Section 3.01(c)(ii) below, other than amounts attributable to the Administrative Agent’s gross negligence or willful misconduct.

~~(ii)    Without limiting the provisions of subsection (a) or (b) above, each~~(ii)     Each Lender and each L/C Issuer shall, and does hereby, severally indemnify ~~each Borrower and the Administrative Agent~~, and shall make payment in respect thereof within 10 ~~Business Days~~days after demand therefor, (x) the Administrative Agent against any ~~and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent and amounts paid by the Borrowers pursuant to clause (c)(i) above as a result of the failure of such Lender or L/C Issuer to pay any amount owed to the Administrative Agent pursuant to this clause (c)(ii)) incurred by or asserted against a Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such L/C Issuer, as the case may be, to such Borrower or the Administrative Agent pursuant to subsection (e)~~Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Party to do so), (y) the Administrative Agent and the Loan Party, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Party, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate, with reasonable supporting detail, setting forth the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or ~~such~~the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent ~~or any Borrower, as the case may be, under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.~~under this clause (ii).
(d)    Evidence of Payments. ~~Upon request by a Borrower or the Administrative Agent, as the case may be,~~As soon as practicable after any payment of Taxes by ~~such Borrower or the Administrative Agent~~any Loan Party to a Governmental Authority as provided in this Section 3.01, ~~such Borrower~~the applicable Loan Party shall deliver to the Administrative Agent ~~or the Administrative Agent shall deliver to such Borrower, as the case may be,~~ the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to ~~such Borrower or~~ the Administrative Agent.

(e)    Status of Lenders and L/C Issuers; Tax Documentation. ~~(i)    Each Lender and L/C Issuer~~(i) Any Lender or L/C Issuer that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the ~~applicable~~ Borrower Agent and ~~to~~ the Administrative Agent, at the time or times ~~prescribed by applicable Laws or when~~ reasonably requested by ~~such~~the Borrower Agent or the Administrative Agent, such properly completed and executed documentation prescribed by applicable ~~Laws~~Law or ~~by~~ the taxing authorities of ~~any~~a jurisdiction ~~and~~pursuant to such ~~other~~applicable Law or reasonably requested ~~information as will permit such Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s or L/C Issuer’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender or L/C Issuer by such Borrower pursuant to this Agreement or otherwise to establish such Lender’s or L/C Issuer’s status for withholding tax purposes in the applicable jurisdiction.~~by the Borrower Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or L/C Issuer, if reasonably requested by the Borrower Agent or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Agent or the Administrative Agent as will enable the Borrower Agent or the Administrative Agent to determine whether or not such Lender or L/C Issuer is subject to backup withholding or information reporting requirements and to enable the Borrower Agent or the Administrative Agent to comply with such requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable Law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s or L/C Issuer’s reasonable judgment such completion, execution or submission would subject such Lender or L/C Issuer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or L/C Issuer.
~~(ii)~~ (ii) Without limiting the generality of the foregoing, ~~if~~in the event that a Borrower is a ~~“United States person” within the meaning of Section 7701(a)(30) of the Code:~~U.S. Person,
(A)    any Lender or L/C Issuer that is a ~~“United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to such Borrower and the Administrative Agent duly executed, properly completed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender or L/C Issuer is subject to~~U.S. Person shall deliver to the Borrower Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), properly completed and executed copies of IRS Form W‑9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding ~~or information reporting requirements; and~~tax;

(B)    ~~each~~any Foreign Lender or L/C Issuer that is not a U.S Person (except in connection with a CAM Exchange (in which case such Foreign Lender shall comply with this Section 3.01(e)(ii)(B) to the extent practicable)~~) or Foreign L/C Issuer that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document~~ shall, to the extent it is legally entitled to do so, deliver to ~~such~~the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender ~~or Foreign L/C Issuer~~ becomes a Lender or L/C Issuer (other than as a result of a CAM Exchange) under this Agreement~~, on or prior to the date on which any such form of certification expires or becomes obsolete, and after the occurrence of any event requiring a change in the most recent form or certification previously delivered, but only if such Foreign Lender or Foreign L/C Issuer is legally entitled to do so~~ (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), whichever of the following is applicable:

(I)    ~~duly executed, properly completed originals of Internal Revenue Service Form W-8BEN or any successor thereto claiming eligibility for benefits of an income tax treaty to which the United States is a party,~~in the case of a Foreign Lender or L/C Issuer that is not a U.S Person claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed copies of IRS Form W-8BEN-E (or W-8BEN or successor forms, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed copies of IRS Form W-8BEN-E (or W-8BEN or successor form, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    ~~duly executed,~~ properly completed ~~originals of Internal Revenue Service~~and executed copies of IRS Form W-8ECI (or ~~any~~ successor ~~thereto,~~form);
~~(III)    duly executed, properly completed originals of Internal Revenue Service Form W-8IMY or any successor thereto and all required supporting documentation claiming (to the extent legally able to do so) exemption from or reduction in United States federal withholding tax,~~
(III)    ~~(IV)~~ in the case of a Foreign Lender or ~~Foreign~~ L/C Issuer that is not a U.S Person claiming the benefits of the exemption for portfolio interest under ~~section 871(h) or~~Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender ~~or Foreign L/C Issuer~~ is not ~~(A)~~ a “bank” within the meaning of ~~section~~Section 881(c)(3)(A) of the Code, ~~(B)~~ a “10 percent shareholder” of ~~such~~any Borrower within the meaning of ~~section~~Section 881(c)(3)(B) of the Code, or ~~(C)~~ a “controlled foreign corporation” described in ~~section~~Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) ~~duly executed,~~ properly completed ~~originals of Internal Revenue Service~~and executed copies of IRS Form W-8BEN~~,~~-E (or W-8BEN or successor forms, as applicable); or

(IV)    to the extent a Foreign Lender or L/C Issuer that is not a U.S Person is not the beneficial owner, properly completed and executed copies of IRS Form W-8IMY, accompanied by properly completed and executed IRS Form W-8ECI (or successor form), IRS Form W-8BEN-E (or W-8BEN or successor forms, as applicable), a U.S. Tax Compliance

Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender or L/C Issuer is a partnership and one or more direct or indirect partners of such Foreign Lender or L/C Issuer are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C)    ~~(V) duly executed, properly completed originals~~any Foreign Lender or L/C Issuer that is not a U.S Person shall, to the extent it is legally entitled to do so, deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or L/C Issuer becomes a Lender or L/C Issuer that is not a U.S Person under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Agent or the Administrative Agent), properly completed and executed copies of any other form prescribed by applicable ~~Laws~~Law as a basis for claiming exemption from or a reduction in ~~United States~~U.S. federal withholding ~~tax~~Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable ~~Laws~~Law to permit ~~such~~the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made~~.~~ and to enable the Borrower Agent or the Administrative Agent to comply with such requirements; and

~~(iii)    Each Lender (except an assignee Lender pursuant to a CAM Exchange under Section 8.04 (in which case any such Lender shall comply with this Section 3.01(e)(iii) to the extent practicable)) or L/C Issuer shall promptly (A) notify the applicable Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender or L/C Issuer, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that such Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender or L/C Issuer.~~
(D)    ~~(iv) FATCA Documentation. In the case of~~if a payment made to a Lender ~~or L/C Issuer that~~under any Loan Document would be subject to U.S. federal withholding ~~tax~~Tax imposed by FATCA ~~on payments made under this Agreement or any other Loan Document~~ if such Lender ~~or L/C Issuer fails~~were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, ~~as applicable),~~ as applicable), such Lender ~~or L/C Issuer shall provide~~shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower Agent or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Agent or the Administrative Agent as may be necessary for the ~~Borrower or~~Borrowers and the Administrative Agent to comply with ~~its~~their obligations under FATCA~~,~~ and to determine that such Lender ~~or L/C Issuer~~ has complied with such Lender’s ~~or L/C Issuer’s~~ obligations under FATCA~~,~~ or to determine the amount to deduct and withhold from ~~any such payments, provided that, notwithstanding any other provision of this subsection, no Lender or L/C Issuer shall be required to deliver any document pursuant to this subsection that such Lender or L/C Issuer, as the case may be, is not legally able to deliver.~~such payment. For purposes of this Section 3.01, “Law” or “Laws” shall include “FATCA” and solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or ~~an~~the L/C Issuer, or have any obligation to pay to any Lender or ~~any~~the L/C Issuer, any refund (including for purposes of this Section 3.01(f), any refund received in the form of a credit against future Taxes rather than received in cash) of Taxes withheld or deducted from funds paid for the account of such Lender or ~~such~~the L/C Issuer, as the case may be. If ~~the Administrative Agent, any Lender or any L/C Issuer~~any Recipient determines, in its reasonable discretion, that it has received a refund ~~(or credit against other taxes payable)~~ of any Taxes ~~or Other Taxes~~ as to which it has been indemnified by ~~a Borrower~~any Loan Party or with respect to which ~~a Borrower~~any Loan Party has paid additional amounts pursuant to this Section~~,~~ 3.01, it shall pay to such ~~Borrower~~Loan Party an amount equal to such refund ~~(or credit against other taxes payable)~~ (but only to the extent of indemnity payments made, or additional amounts paid, by ~~such Borrower~~a Loan Party under this Section 3.01 with respect to the ~~Taxes or Other~~ Taxes giving rise to such refund ~~or credit~~), net of all out-of-pocket expenses ~~of the Administrative Agent, such Lender or such L/C Issuer, as the case may be~~(including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund ~~or credit~~), provided that ~~such Borrower~~each Loan Party, upon the request of the ~~Administrative Agent, such Lender or such L/C Issuer~~Recipient, agrees to repay the amount paid over to such ~~Borrower~~Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the ~~Administrative Agent, such Lender or such L/C Issuer if the Administrative Agent, such Lender or such L/C Issuer~~Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require ~~the Administrative Agent, any Lender or any L/C Issuer~~any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any ~~Borrower~~Loan Party or any other Person.

(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or a L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02    Illegality. If any Lender determines ~~in good faith~~ that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund ~~Eurodollar Rate Loans or BA Rate Loans,~~or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate or BA Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the ~~London~~applicable interbank market, then, on notice thereof by such Lender to the ~~applicable Borrowers~~Borrower Agent through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue Eurodollar Rate Loans or BA Rate Loans ~~or~~, to convert ~~Base Rate Loans or Canadian~~ Base Rate Loans to Eurodollar Rate Loans, or to convert Canadian Prime Rate Loans to BA Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the ~~applicable~~ Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the ~~applicable Borrower~~Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans ~~or~~of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate) and convert all BA Rate Loans of such Lender to ~~Base Rate Loans, Canadian Base Rate Loans or~~ Canadian Prime Rate Loans~~, as applicable~~, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans or BA Rate Loans, as applicable, to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans or BA Rate Loans, as applicable, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the ~~applicable Borrower~~Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03    Inability to Determine Rates. If ~~the Required Lenders determine that for any reason~~ in connection with any request for a Eurodollar Rate Loan or a BA Rate Loan or a conversion to or continuation thereof ~~that (a) Dollar~~, (a) (i) the Administrative Agent determines that deposits are not being offered to banks in the ~~London~~applicable offshore interbank ~~eurodollar~~ market for the applicable amount and Interest Period of such Eurodollar Rate Loan~~, (b~~ or BA Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan or (iii) adequate and reasonable means do not exist for determining the BA Rate for any requested Interest Period with respect to a proposed BA Rate Loan Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent determines that for any reason the Eurodollar Rate or the BA Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or BA Rate Loan, ~~(c) the Reuters Screen CDOR Page is not available for the timely determination of the BA Rate, and the BA Rate cannot otherwise be determined in a timely manner in accordance with the definition of “BA Rate”, or (d) the Eurodollar Rate or BA Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or BA Rate Loan~~as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan or BA Rate Loan, the Administrative Agent will promptly so notify the ~~applicable Borrowers~~Borrower Agent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans ~~or BA Rate Loans shall be suspended~~and/or BA Rate Loans, as applicable, shall be suspended (to the extent of the affected Eurodollar Rate Loans, BA Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the ~~Required~~affected Lenders) revokes such notice. Upon receipt of such notice, the ~~applicable~~ Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or BA ~~Rate~~ Loans, as applicable (to the extent of the affected Eurodollar Rate Loans, BA Rate Loans or Interest Periods), or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans~~, Canadian Base~~ in respect of a request Borrowing of Eurodollar Rate Loans, or Canadian Prime Rate in respect of a requested Borrowing of BA Rate Loans, as applicable, in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this section, the Administrative Agent, in consultation with the Borrower Agent and the Required U.S. Lenders or the Required Canadian Lenders, as applicable, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent, Required U.S. Lenders or the Required Canadian Lenders, as applicable, notify the Administrative Agent and the Borrower Agent that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower Agent written notice thereof.
3.04    Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii)    subject any ~~Lender or any L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan or BA Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or~~Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans or BA Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Rate Loan or BA Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the applicable Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender or ~~an~~a L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the ~~applicable~~ Borrower Agent shall be conclusive absent manifest error. Each applicable Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that a Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof); provided further that, a Borrower shall not be required to compensate a Lender or an L/C Issuer for increased costs or reductions suffered more than nine months after such Change in Law, except that in the case of any such change having retroactive effect, such period shall be extended until nine months after the Lender becomes aware of such change.

(e)    Reserves on Eurodollar Rate Loans and BA Rate Loans. Each applicable Borrower shall pay to each Appropriate Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”) or Canadian Dollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan or BA Rate Loan, as applicable, in each case equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), ~~which~~and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the applicable Commitments or the funding of the Eurodollar Rate Loans or BA Rate Loans, as applicable, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such applicable Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided ~~a~~the Borrower Agent shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan, Canadian Base Rate Loan or Canadian Prime Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan, Canadian Base Rate Loan or Canadian Prime Rate Loan on the date or in the amount notified by the applicable Borrower;

(c)    any assignment of a Eurodollar Rate Loan or BA Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 11.13; or

(d)    the occurrence of a CAM Exchange pursuant to Section 8.04;

including any loss of anticipated profits (but excluding the Applicable Rate) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by each Borrower to the Appropriate Lenders under this Section 3.05, each Appropriate Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrowers through any Lending Office, provided that the exercise of this option shall not affect the obligation of any Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or ~~a~~requires any Borrower ~~is required~~ to pay any Indemnified Taxes or additional ~~amount~~amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the

Borrower Agent such Lender or such L/C Issuer shall, as applicable, ~~shall~~ use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or ~~Affiliates~~affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any ~~Appropriate~~ Lender or any L/C Issuer in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if ~~a~~any Borrower is required to ~~indemnify or~~ pay any Indemnified Taxes or additional ~~amount~~amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, ~~such~~the Borrower Agent may replace such Lender in accordance with Section 11.13.

3.07    Survival. All of the ~~Borrowers’~~ obligations of the Loan Parties under this Article III shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or a L/C Issuer, the termination of the Aggregate Commitments~~,~~ and the repayment, satisfaction or discharge of all other Obligations ~~hereunder and resignation of the Administrative Agent~~.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01    Conditions to Amendment and Restatement. The Existing Credit Agreement shall be amended and restated in its entirety as set forth herein upon the satisfaction of the following conditions precedent:

(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or in “pdf” or similar format (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)    executed counterparts of this Agreement in sufficient number for distribution to the Administrative Agent, from each Amended and Restated Lender and each Borrower;

(ii)    an amended and restated Note executed by each applicable Borrower in favor of each Amended and Restated Lender requesting an amended and restated Note;

(iii)    (A) a consent and affirmation agreement in respect of the U.S. Guaranty and the U.S. Security Agreement, duly executed by each U.S. Loan Party and (B) a consent and affirmation agreement in respect of the Canadian Guaranty and the Canadian Security Agreement, duly executed by each Canadian Loan Party;

(iv)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(v)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi)    a favorable opinion of Weil, Gotshal & Manges LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Required Lenders, with respect to such matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request (including enforceability of this Agreement and other applicable Loan Documents, no violation of certain laws and regulations and continued perfection of the Administrative Agent’s Liens in the Collateral);

(vii)    a favorable opinion of Borden Ladner Gervais LLP, or such other local counsel to the Loan Parties in Canada, addressed to the Administrative Agent and each Canadian Lender, in form and substance reasonably satisfactory to the Required Lenders, with respect to such matters concerning the Canadian Loan Parties and the Canadian Loan Documents as the Required Lenders may reasonably request;

(viii)    a certificate signed by a Responsible Officer of each of the Specified U.S. Borrower and the Canadian Borrower certifying (A) that the conditions specified in ~~Sections~~Section 4.02(a), (b) and (d) have been satisfied and (B) certifying as to the matters set forth in ~~Sections~~Section 4.01(c); and

(ix)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, the Swing Line Lenders or any Lender reasonably may require.

(b)    (i) All accrued fees required to be paid to the Administrative Agent, the Collateral Agent (including the fees and expenses of counsel (including any local counsel) for the Administrative Agent and the Collateral Agent) and the Original Bookrunner on or before the Effective Date shall have been paid and (ii) all fees required to be paid to the Amended and Restated Lenders on or before the Effective Date shall have been paid.

(c)    Receipt of all governmental, shareholder and third party consents and approvals necessary in connection with the Amendment and Restatement.

(d)    The Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(e)    To the extent that any Existing Lender shall be a Non-Continuing Lender, such Non-Continuing Lender shall be replaced (and the Commitments and Loans of such Non-Continuing Lender shall be assumed) by one or more Amended and Restated Lenders or additional Lenders pursuant to Section 11.13 of the Existing Credit Agreement.

Upon the Effective Date, the terms and condition of the Existing Credit Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety. This Agreement shall not in any way release or impair the rights, duties, obligations, Guaranties or Liens created pursuant to the Existing Credit Agreement or any other Loan Document (as defined therein) or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date, except as specifically modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, obligations, Guaranties and Liens are assumed, ratified and affirmed by each of the Loan Parties. The Guaranties, Liens and security granted in favor of the Secured Parties pursuant to the Collateral Documents to which each of the Loan Parties is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the Effective Date, except as specifically modified by the terms hereof or in connection herewith.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or reasonably satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)    The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (or in all respects in the case of any representations and warranties qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects in the case of any representations and warranties qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer or the applicable Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)    (i) The lesser of (A) the Total Borrowing Base and (B) the Revolving Credit Facility, exceeds the Outstanding Amount of the Revolving Credit Loans, Swing Line Loans and L/C Obligations at such time, after giving effect to such Credit Extension, (ii) the lesser of (A) the U.S. Borrowing Base and (B) the U.S. Revolving Credit Facility, exceeds the Outstanding Amount of the U.S. Revolving Credit Loans, U.S. Swing Line Loans and U.S. L/C Obligations at such time, after giving effect to such Credit Extension and (iii) the lesser of (A) the Canadian Borrowing Base and (B) the Canadian Revolving Credit Facility, exceeds the Outstanding Amount of the Canadian Revolving Credit Loans, Canadian Swing Line Loans and Canadian L/C Obligations at such time, after giving effect to such Credit Extension.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.
~~4.03    Effective Date.~~
~~(a)    Effective as of the Effective Date, in addition to the other amendments set forth herein, Schedule 2.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 2.01 to this Agreement.~~
~~(b)    Upon the effectiveness of this Agreement, with respect to the Amended and Restated Lenders:~~
~~(i)     Each U.S. Revolving Credit Lender (each, a “U.S. Assignor”) will automatically and without further act be deemed to have assigned to each other U.S. Revolving Credit Lender (each, a “U.S. Assignee”), and each such U.S. Assignee will automatically and without further act be deemed to have assumed, a portion of such U.S. Assignor’s participations under this Agreement in outstanding U.S. Letters of Credit and U.S. Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations under this Agreement in U.S.~~

~~Letters of Credit and (B) participations under this Agreement in U.S. Swing Line Loans held by each U.S. Revolving Credit Lender will equal the percentage of the aggregate U.S. Revolving Credit Commitments of all U.S. Revolving Credit Lenders represented by such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment;~~
~~(ii)     If, on the Effective Date, there are any U.S. Revolving Credit Loans outstanding, each U.S. Assignor will automatically and without further act be deemed to have assigned to each U.S. Assignee, and each such U.S. Assignee will automatically and without further act be deemed to have assumed, a portion of such U.S. Assignor’s U.S. Revolving Credit Loans such that, after giving effect to each such deemed assignment and assumption, the percentage of the aggregate outstanding U.S. Revolving Credit Loans held by each U.S. Revolving Credit Lender will equal the percentage of the aggregate U.S. Revolving Credit Commitments of all U.S. Revolving Credit Lenders represented by such U.S. Revolving Credit Lender’s U.S. Revolving Credit Commitment;~~
~~(iii)    Each Canadian Revolving Credit Lender (each, a “Canadian Assignor”) will automatically and without further act be deemed to have assigned to each other Canadian Revolving Credit Lender (each, a “Canadian Assignee”), and each such Canadian Assignee will automatically and without further act be deemed to have assumed, a portion of such Canadian Assignor’s participations under this Agreement in outstanding Canadian Letters of Credit and Canadian Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations under this Agreement in Canadian Letters of Credit and (B) participations under this Agreement in Canadian Swing Line Loans held by each Canadian Revolving Credit Lender will equal the percentage of the aggregate Canadian Revolving Credit Commitments of all Canadian Revolving Credit Lenders represented by such Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment;~~
~~(iv)     If, on the Effective Date, there are any Canadian Revolving Credit Loans outstanding, each Canadian Assignor will automatically and without further act be deemed to have assigned to each Canadian Assignee, and each such Canadian Assignee will automatically and without further act be deemed to have assumed, a portion of such Canadian Assignor’s Canadian Revolving Credit Loans such that, after giving effect to each such deemed assignment and assumption, the percentage of the aggregate outstanding Canadian Revolving Credit Loans held by each Canadian Revolving Credit Lender will equal the percentage of the aggregate Canadian Revolving Credit Commitments of all Canadian Revolving Credit Lenders represented by such Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment;~~
~~(v)    On or prior to the Effective Date, the Administrative Agent will notify each applicable U.S. Assignee and each applicable Canadian Assignee (collectively, the “Assignees”) of the net amounts payable by each such Assignee to effect the assignments contemplated by Sections 4.03(b)(ii) and (iv). On the Effective Date, each Assignee shall pay to the Administrative Agent in immediately available funds such amounts for the benefit of the applicable U.S. Assignors and the applicable Canadian Assignors (collectively, the “Assignors”). The Administrative Agent shall distribute such amounts to the applicable Assignors so that, after giving effect thereto, (A) the U.S. Revolving Credit Loans are held ratably by the Amended and Restated Lenders in accordance with the Amended and Restated Lenders’ respective U.S. Revolving Credit Commitments (after giving effect to this Agreement) and (B) the Canadian Revolving Credit Loans are held ratably by the Amended and Restated Lenders in accordance with the Amended and Restated Lenders’ respective Canadian Revolving Credit Commitments (after giving effect to this Agreement); and~~
~~(vi)    The assignments and assumptions contemplated by this Section 4.03 (A) shall be effected automatically upon effectiveness of this Agreement without further action by any Person and shall be deemed to have been consummated in accordance with Section 11.06 hereof and (B) shall be effected by book entry in the Register by the Administrative Agent in each case in such manner, and with such supporting documentation, as may be determined by the Administrative Agent.~~

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person (i) duly organized or formed and, except in the case of Excluded Subsidiaries and Foreign Subsidiaries (other than Canadian Subsidiaries), validly existing and (ii) in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except (1) in each case referred to in clause (a)(ii) (solely with respect to Subsidiaries that are not Loan Parties) or (c) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (2) in each case referred to in clause (a)(ii), as set forth on Schedule 5.01.

5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (b) through (c), to the extent that such conflict, breach, contravention, payment or violation could not reasonably be expected to have a Material Adverse Effect.

5.03    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by any Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) such approvals, consents, exemptions, authorizations, actions or filings the failure of which to be obtained or made could not reasonably be expected to have a Material Adverse Effect.

5.04        Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party hereto and thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

5.05    Financial Statements; No Material Adverse Effect.

(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Specified U.S. Borrower and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)    The unaudited consolidated balance sheet of the Specified U.S. Borrower and its Subsidiaries dated October 2, 2010, and the related consolidated statements of income or operations, stockholder’s investment and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied through the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Specified U.S. Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)    Since October 2, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to result in a Material Adverse Effect.

(d)    The consolidated forecasted balance sheets, statements of income and statements of cash flows of the Specified U.S. Borrower and its Subsidiaries for, and as of the end of, each fiscal year commencing after December 31, 2010 and ending on or prior to December 31, 2015 made available to the Administrative Agent prior to the Closing Date were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonably believed by the Specified U.S. Borrower to have been reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.

(e)    The consolidated forecasted balance sheets, statements of income and cash flows of the Specified U.S. Borrower and its Subsidiaries delivered pursuant to Section 4.01 of the Existing Credit Agreement or Section 6.01(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonably believed by the Specified U.S. Borrower to have been reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.

5.06    Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Specified U.S. Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07    No Default. None of the Specified U.S. Borrower or any Subsidiary is in default under any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.08    Ownership of Property; Liens.

(a)    Each Loan Party and each of its Subsidiaries has good record and indefeasible title in fee simple to, or valid leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by clauses (a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (n)(ii), (o), (p), (q), (r), (s), (t), (v), (w), (y) and (z) of Section 7.01.

(b)    Set forth on Schedule 5.08(b) is a complete and accurate list of all real property owned by any U.S. Loan Party or any of its Subsidiaries located in the United States and material to the conduct of the business of the U.S. Loan Parties, as of the Effective Date, showing as of the date hereof the street address (to the extent available), county or other relevant jurisdiction, state and record owner.

(c)    Set forth on Schedule 5.08(c)(i) is a complete and accurate list of all leases of domestic and Canadian real property material to the conduct of the business of the Loan Parties located in the U.S. or Canada under which any Loan Party or any of its Subsidiaries is the lessee as of the Effective Date, showing as of the date hereof the street address, county or other relevant jurisdiction (to the extent available), state, lessor and lessee.

5.09    Environmental Compliance. Except as specifically disclosed on Schedule 5.09,

(a)    Each Loan Party and each of its Subsidiaries, and each of their operations and properties is, and for the past three years, has been, in compliance with all applicable Environmental Laws except to the extent any non-compliance could not reasonably be expected to result in liabilities, costs and expenses in excess of $50,000,000.

(b)    Except as could not reasonably be expected to result in liabilities, costs and expenses in excess of $50,000,000, there are no pending actions, claims, notices of violation or potential responsibility, or proceedings alleging liability under or non-compliance with any Environmental Law on the part of any Loan Party or any of its Subsidiaries.

(c)    Except as could not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or, to the knowledge of any Loan Party formerly, owned or operated by any Loan Party or any of its Subsidiaries is listed or to the knowledge of any Loan Party proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state, provincial, territorial, municipal or local list; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries in each case, that would reasonably be expected to result in a material liability; (iii) there is no asbestos or asbestos-containing material in friable form or condition on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been Released on, under or from any property currently or, to their knowledge, formerly owned or operated by any Loan Party or any of its Subsidiaries except for such releases, discharges or disposal that were in material compliance with Environmental Laws.

(d)    None of the properties of the Loan Parties contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of or (ii) could give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(e)    Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or response or other corrective action relating to any actual or threatened Release of Hazardous Materials at, on, under or from any location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for any such investigations, assessments, responses or other actions that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(f)    All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which would not reasonably expected to result in a Material Adverse Effect.

5.10    Insurance. The properties of each Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Specified U.S. Borrower and its Subsidiaries) with such deductibles and covering such risks as are customarily carried by prudent companies engaged in similar businesses and owning similar properties in localities where each Loan Party or the applicable Subsidiary operates and as required by Section 6.07 and Section 6.18(b)(iii).

5.11    Taxes. Each Loan Party and its Subsidiaries have filed all federal, provincial, state, territorial, foreign and other tax returns and reports required to be filed, and have paid or made provision for all federal, provincial, state, territorial and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days, (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) the failure of which to file or pay could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.12    ERISA Compliance. Except as individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect:

(a)    Each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, or has been established pursuant to a prototype plan that has received a favorable opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of any Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)    There are no pending or, to the knowledge of any Borrower, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(c)    (i) Except with respect to a Reportable Event arising as a result of the Cases, no ERISA Event has occurred within the prior 2 years or is reasonably expected to occur; (ii) ~~no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived, and no application for a~~each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding ~~standard has been filed with respect to any Pension Plan~~standards under the Pension Funding Rules has been applied for or obtained; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (vi) the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $80,000,000 the fair market value of the assets of all such underfunded Pension Plans.

(d)    Each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable Governmental Authorities, and neither the Specified U.S. Borrower nor any Subsidiary have incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan.

5.13    Subsidiaries; Equity Interests; Loan Parties. As of the Fourth Amendment Effective Date, each Loan Party has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non‑assessable and are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01 and consensual Liens under Sections 7.01(n), (o), (p) and (q). As of the Fourth Amendment Effective Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Schedule 5.13.

5.14    Margin Regulations; Investment Company Act.

(a)    The Borrowers are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no Credit Extension will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Borrowers do not own any margin stock.

(b)    None of the Specified U.S. Borrower, any Person Controlling the Specified U.S. Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15    Disclosure. No report, financial statement, certificate or other information (including, without limitation, the Information Memorandum) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that (i) no representation is made with respect to general economic or industry information and (ii) with respect to projected financial information, the Specified U.S. Borrower represents only that such information was prepared in good faith based upon assumptions reasonably believed by the Specified U.S. Borrower to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

5.16    Compliance with Laws. Each Loan Party and its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17    Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights and other intellectual property rights (collectively, “IP Rights”) and franchises and operating licenses that are reasonably necessary for the operation of their respective businesses, without, to the knowledge of the Borrowers, conflict with the rights of any other Person, except to the extent such conflicts or failures to own or possess such rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any intellectual property rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18    Solvency. Each Loan Party that is not an Excluded Subsidiary is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

5.19    Casualty, Etc. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty that could reasonably be expected to have a Material Adverse Effect.

5.20    Perfection, Etc. All filings and other actions necessary or desirable to perfect and protect the Liens in the Collateral created under the Collateral Documents and to render such Liens opposable to third parties have been or will be, during the periods required by the Loan Documents, duly made or taken and are in full force and effect, and the Collateral Documents are effective to create in favor of (i) the Administrative Agent for the benefit of the U.S. Secured Parties and (ii) if applicable, the Administrative Agent for the benefit of the Canadian Secured Parties, a valid and, together with such filings and other actions, perfected first priority (in the case of ABL Priority Collateral) or second priority (in the case of Term Priority Collateral) Lien in the U.S. Collateral and the Canadian Collateral, respectively, securing the payment of the Secured Obligations (in the case of the U.S. Collateral) and the Canadian Obligations (in the case of the Canadian Collateral), subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created under the Loan Documents and permitted by Section 7.01.

5.21    ~~[Reserved]~~EEA Financial Institution. No Loan Party is an EEA Financial Institution.

5.22    Tax Shelter Regulations. The Specified U.S. Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Specified U.S. Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Specified U.S. Borrower so notifies the Administrative Agent, the Specified U.S. Borrower acknowledges that one or more of the Lenders may treat its Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, may maintain the lists and other records required by such Treasury Regulation.

5.23    OFAC; Anti-~~Terrorism Law~~Corruption Laws.

(a)    ~~No Loan Party and, to the knowledge of the Borrowers, none of their Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001,~~Neither any Borrower, nor any of its Subsidiaries, nor, to the knowledge of any Borrower or its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, the Public Law 107‑56 or the Proceeds of Crime (Money-Laundering) and Terrorist Financing Act (Canada)~~.~~ or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b)    ~~No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:~~The Borrowers and their respective Subsidiaries are in compliance with the United States Foreign Corrupt Practices Act of 1977 (except as otherwise disclosed on Schedule 5.23 hereto), the UK Bribery Act 2010, the Public Law 107‑56 or the Proceeds of Crime (Money-Laundering) and Terrorist Financing Act (Canada) and other similar anti-corruption legislation in other jurisdictions, except to the extent any non-compliance (i) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) has not had, and could not reasonably be expected to have, any adverse effect directly or indirectly on the Administrative Agent, any Lender or any other Secured Party, and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.

~~(i)    a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;~~
~~(ii)    to the knowledge of the Loan Parties, a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;~~

~~(iii)    a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;~~
~~(iv)    a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or~~
~~(v)    a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or similarly named by any similar foreign Governmental Authority.~~
~~(c)    No Loan Party and, to the knowledge of the Borrowers, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.~~
5.24    Accounts. Without limiting the provisions of Section 5.15 or the statements contained in any Borrowing Base Certificate, each Borrower hereby represents and warrants that the statements in each Borrowing Base Certificate are or will be when such Borrowing Base Certificate is delivered true and correct in all respects. The Administrative Agent may rely, in determining which Accounts are Eligible Receivables, on all statements and representations made by the Borrowers with respect thereto. Each Borrower warrants, with respect to each Account at the time it is shown as an Eligible ~~Receivables~~Receivable in a Borrowing Base Certificate, that:

(a)    it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b)    it arises out of a completed, bona fide sale and delivery of goods or performance of services in the ordinary course of business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)    it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to the Administrative Agent on request;

(d)    it is not subject to any offset, Lien (other than the Administrative Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the ordinary course of business and disclosed to the Administrative Agent; and it is absolutely owing by the Account Debtor, without any other contingency in any respect;

(e)    no purchase order, agreement, document or applicable Law effectively restricts assignment of the Account to the Administrative Agent (after giving effect to the provisions of the UCC or the PPSA, as applicable), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)    no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the ordinary course of business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to the Administrative Agent hereunder; and

(g)    to the best of each Borrower’s knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to a proceeding under any Debtor Relief Laws, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

5.25    Canadian Pension Plans. The following representations and warranties are made only on and after the Canadian Facility Effective Date: (a) the Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status and no Canadian Pension Plan provides benefits on a defined benefit basis except any Canadian Pension Plans assumed or established after the Closing Date pursuant to one or more Permitted Acquisitions~~. All~~; (b) all material obligations of each Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and Canadian Benefit Plans and any funding agreements therefor under the terms thereof or applicable Laws have been performed in a timely fashion, and Canadian Pension Plans which provide benefits on a defined benefit basis assumed or established after the Closing Date pursuant to one or more Permitted Acquisitions have no solvency deficiencies, except with respect to this clause (b) where (i) the failure to do so (or such solvency deficiencies) could not reasonably be expected to have a Material Adverse Effect and (ii) no Lien (other than Liens permitted pursuant to Section 7.01) is created thereby~~. No~~; (c) no Termination Event has occurred that could reasonably be expected to have a Material Adverse Effect~~. There~~; (d) there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans by any Loan Party or its Affiliates except where such withdrawals or applications could not reasonably be expected to have a Material Adverse Effect~~. There~~; (e) there are no material outstanding disputes involving any Loan Party or its Affiliates concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans except where such disputes could not reasonably be expected to have a Material Adverse Effect~~. Except~~; and (f) except as disclosed in Schedule 5.25 hereto or otherwise disclosed in writing after the date hereof to the Administrative Agent, in each case based on the most recent actuarial valuations filed with Government Authorities, each of the Canadian Pension Plans was fully funded on a solvency basis as of the date of such actuarial valuations.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than any contingent indemnification obligation as to which no claim has been asserted) shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit as to which arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made) shall remain outstanding, each of the Specified U.S. Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:
6.01    Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a)    as soon as available, but in any event within one hundred and five (105) days after the end of each fiscal year of the Specified U.S. Borrower (or, if earlier, the date on which the Specified U.S. Borrower’s Form 10 or 10-K would be required to be filed with the SEC (after giving effect to any extension permitted by the SEC)), a consolidated balance sheet of the Specified U.S. Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in stockholder’s investment, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young, LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)    as soon as available, but in any event within fifty (50) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Specified U.S. Borrower (or, if earlier, the date on which the Specified U.S. Borrower’s Form 10 or 10-Q would be required to be filed with the SEC (after giving effect to any extension permitted by the SEC)), a consolidated balance sheet of the Specified U.S. Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in stockholders’ investment, and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Specified U.S. Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Specified U.S. Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)    at any time that Excess Availability is less than ~~25~~25.0% of the Total Borrowing Base (as reflected in the most recent Borrowing Base Certificate delivered by the Borrower Agent to the Administrative Agent pursuant to Section 6.01(f) hereof), as soon as available, but in any event within forty-five (45) days after the end of each of the first 2 months of each fiscal quarter of the Specified U.S. Borrower, a consolidated balance sheet of the Specified U.S. Borrower and its Subsidiaries as of the end of such month, and the related consolidated statements of income or operations, for such month, in the form customarily prepared by management of the Specified U.S. Borrower for delivery to investors;

(d)    at the time of delivery of the financial statements provided for in Sections 6.01(a) and (b) above, a management’s discussion and analysis of the financial condition and results of operation for such fiscal quarter or fiscal year, as the case may be, as compared to the previous fiscal period; provided that a copy of the Specified U.S. Borrower’s Form 10 or 10-K or Form 10-Q for the applicable period shall be deemed to satisfy such requirement;

(e)    as soon as available, but in any event no later than seventy-five (75) days after the end of each fiscal year, forecasts prepared by management of the Specified U.S. Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets, income statements and cash flow statements of the Specified U.S. Borrower and its Subsidiaries. All forecasts delivered hereunder shall be prepared on an annual basis for the fiscal year following such fiscal year then ended);

(f)    On or before the 20th day after the end of each fiscal month of the Specified U.S. Borrower (unless such monthly Borrowing Base Certificate shall not be required to be furnished pursuant to the second succeeding sentence), the Borrower Agent shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to the Lenders) a Borrowing Base Certificate in respect of each of the U.S. Borrowing Base and, if applicable, the Canadian Borrowing Base, prepared as of the close of business of the previous month and at such other times as the Administrative Agent may request. All calculations of Excess Availability in any Borrowing Base Certificate shall originally be made by the Borrowers and certified by a Responsible Officer of each of the Specified U.S. Borrower and, if applicable, the Canadian Borrower, provided that the Collateral Agent may from time to time review and adjust any such calculation in its Credit Judgment to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve. Upon the Administrative Agent’s request upon the occurrence and during the continuation of a Cash Dominion Event, or at any time that Excess Availability is less than ~~15~~12.5% of the ~~Total Borrowing Base~~Line Cap for five (5) consecutive Business Days (as reflected in the most recent Borrowing Base Certificate delivered by the Borrower Agent to the Administrative Agent pursuant to this Section 6.01(f)), the Borrowers shall deliver to the Collateral Agent a weekly Borrowing Base Certificate within five (5) Business Days after the end of each calendar week (each calendar week deemed, for purposes hereof, to end on a Friday), updated to reflect each Borrowing Base as of the close of business on the last Business Day of the immediately preceding calendar week (it being understood that inventory amounts shown in such Borrowing Base Certificate will be based on the inventory amount for the most recently ended month and that the amount of Eligible Receivables shown in such Borrowing Base Certificate will be based on the amount of gross receivables set forth in the most recent biweekly report, less the amount of ineligible receivables reported for the most recently ended month) unless the ~~Collateral~~Administrative Agent otherwise agrees; provided that to the extent the weekly Borrowing Base Certificate for the last week of a calendar month shall include calculations for such month, no monthly Borrowing Base Certificate shall be required to be delivered for such month. Borrowing Base Certificates shall be delivered with such inventory back-up data, borrowing base validating information, supporting documentation and additional reports with respect to the U.S. Borrowing Base and the Canadian Borrowing Base as the Collateral Agent shall reasonably request.

6.02    Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender, in form and detail reasonably satisfactory to the Collateral Agent:

(a)    [Reserved];

(b)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Specified U.S. Borrower including (x) calculations demonstrating compliance with the Consolidated Fixed Charge Coverage Ratio, whether or not a Covenant Trigger Event has occurred and is continuing ~~and (y~~, (y) calculations demonstrating the Consolidated Total Leverage Ratio as of the applicable fiscal quarter end and (z) during each Covenant Trigger Event, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, if necessary for the determination of compliance with Section 7.11, a statement of reconciliation conforming such financial statements to GAAP and (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment or reinvestment under Section 2.05(b);

(c)    promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Specified U.S. Borrower, (ii) copies of all annual, regular, periodic and special reports and registration statements which the Specified U.S. Borrower (and any direct or indirect parent entity) may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and (iii) a copy of any final “management letter” received by any Loan Party from its certified public accountants identifying any significant deficiencies in the design or operation of internal controls which could materially adversely affect the Specified U.S. Borrower’s ability to record, process, summarize and report financial data, and the management’s responses thereto (provided that such disclosure by the Specified U.S. Borrower is authorized by such accountants (and the Specified U.S. Borrower agrees to request that such certified public accountants permit such disclosure));

(d)    promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business) from, or statements or reports furnished to, any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Junior Financing Documentation or the Term Loan Facility, in each case, in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e)    promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(f)    promptly after the assertion or occurrence thereof, notice of any occurrence, event or action that could result in any material Environmental Liability on the part of any Loan Party or any of its Subsidiaries or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit, in each case, that could reasonably be expected to result in liabilities, costs and expenses in excess of $50,000,000;

(g)    concurrently with any delivery of financial statements under Section 6.01(a), a certificate of a Responsible Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

(h)    promptly after U.S. Borrower has notified the Administrative Agent of any intention by U.S. Borrower to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

(i)    (A) upon request by the Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Loan Party or ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request; and (v) on or after the Canadian Facility Effective Date, each annual information return filed in accordance with the applicable pension standards legislation in connection with each Canadian Pension Plan (other than those provided pursuant to clause (B)); and (B) on or prior to the date of such filing, each annual information return filed in accordance with the applicable pension standards legislation in connection with each Canadian Pension Plan which provides benefits on a defined benefit basis;

(j)    promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as any Administrative Agent or any Lender may from time to time reasonably request; and

(k)    promptly after the application of net cash proceeds of any transaction or event in the manner contemplated by clause (b) of the definition of “Not Otherwise Applied”, a description of such application.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c), (d) or (e) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Specified U.S. Borrower posts such documents, or provides a link thereto on the Specified U.S. Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Specified U.S. Borrower’s behalf on IntraLinks/ IntraAgency or another relevant website, if any, to which each Lender and ~~each~~the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by an Administrative Agent); provided that (i) the Specified U.S. Borrower shall deliver paper or electronic copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering such copies is given by the ~~each~~ Administrative Agent or such Lender and (ii) the Specified U.S. Borrower shall notify (which may be by facsimile or electronic mail) ~~each~~the Administrative Agent of the posting of any such documents and provide to ~~each~~the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance U.S. Borrower shall be required to provide paper or electronic copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Original Bookrunner will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent, the Original Bookrunner, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Original Bookrunner shall ~~be entitled to~~ treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03    Notices. Promptly after obtaining knowledge thereof notify the Administrative Agent for further distribution to each Lender:

(a)    of the occurrence of any Default;

(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any other litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws and or in respect of IP Rights, or (iv) the occurrence of any ERISA Event or similar event of noncompliance with respect to a Foreign Plan; and

(c)    of the (i) occurrence of any Disposition of Collateral for which a Borrower is required to make a mandatory prepayment pursuant to Section 2.05 or (ii) receipt of any Extraordinary Receipt for which a Borrower is required to make a mandatory prepayment or reinvestment pursuant to Section 2.05.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Specified U.S. Borrower setting forth details of the occurrence referred to therein and stating what action the Specified U.S. Borrower or other applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations. Except in the case of Excluded Subsidiaries and Foreign Subsidiaries that are not Canadian Subsidiaries, pay, discharge or otherwise satisfy within 30 days after the date when the same shall become due (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless and to the extent that (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrowers or such Subsidiary or (ii) the failure to pay the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless and to the extent that (i) such claims are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrowers or such Subsidiary or (ii) the failure to pay the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.05    Preservation of Existence, Etc. (a) Except in the case of Excluded Subsidiaries and Foreign Subsidiaries that are not Canadian Subsidiaries (provided that such exclusion of Canadian Subsidiaries shall not apply prior to the Canadian Facility Effective Date), preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05 or~~,~~ (except in the case of the Specified U.S. Borrower and, if applicable, the Canadian Borrower) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06    Maintenance of Properties. Except in the case of Excluded Subsidiaries and Foreign Subsidiaries that are not Canadian Subsidiaries, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice, except to the extent, in the case of each of clauses (a) and (b), that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07    Maintenance of Insurance. Maintain (a) with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Specified U.S. Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons and (b) without limitation to the foregoing the insurance arrangements in respect of the Collateral required by the Security Agreements. If any portion of any building on real property subject to any Mortgage is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), then the applicable Loan Party (or its relevant Subsidiary) shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09    Books and Records. Maintain proper books of record and account, in which full, true and correct entries shall be made of all financial transactions and matters involving the assets and business of the Specified U.S. Borrower or such Subsidiary, as the case may be, to enable the preparation of the financial statements in accordance with GAAP.

6.10    Inspections; Appraisals.

(a)    Permit the Administrative Agent from time to time, subject (except when an Event of Default has occurred and is continuing) to reasonable notice and normal business hours, to visit and inspect the properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither the Administrative Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower. Borrowers acknowledge that all inspections, appraisals and reports are prepared by the Administrative Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)    Reimburse the Administrative Agent for all charges, costs and expenses of the Administrative Agent in connection with (i) examinations of any Loan Party’s books and records or any other financial or Collateral matters as the Administrative Agent deems appropriate, once per fiscal year; and (ii) appraisals of Inventory once per fiscal year (or, in each case with respect to clauses (i) and (ii), ~~(x)~~ two times per fiscal year if ~~the second audit and/or appraisal occurs during a period when Excess Availability is less than 50% of the Total Borrowing Base and (y) three~~

~~times per fiscal year if the third audit and/or appraisal occurs during a period when Excess~~during such fiscal year Specified Availability is at any time less than ~~15~~20.0% of the ~~Total Borrowing Base~~Line Cap); provided, however, that if an examination or appraisal is (x) conducted in connection with the Canadian Facility Effective Date or (y) initiated while an Event of Default has occurred and is continuing, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Borrowers specifically agree to pay the Administrative Agent’s then standard charges for each day that an employee of the Administrative Agent or its branches or Affiliates is engaged in any examination activities, and shall pay the standard charges of the Administrative Agent’s internal appraisal group. This Section shall not be construed to limit the Administrative Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

6.11    Use of Proceeds. The Borrowers will use the proceeds of each Credit Extension (i) to refinance and replace the Original Credit Agreement, (ii) for working capital and other general corporate purposes of the Specified U.S. Borrower and its Subsidiaries, (iii) for the payment of fees and expenses incurred in connection with the Transactions and the Amendment and Restatement and (iv) to pay all other amounts expressly permitted under the Approved Plan of Reorganization.

6.12    Covenant to Guarantee Obligations and Give Security. (a) Upon the formation or acquisition of any new direct or indirect Subsidiaries (other than Excluded Subsidiaries) by any U.S. Loan Party or upon any Domestic Subsidiary ceasing to meet the definition of an Excluded Subsidiary or upon the acquisition of any Material Real Estate, or, subject to the terms of the Intercreditor Agreement, upon the granting of any Lien to secure the Term Loan Facility (in which case if the assets covered thereby do not constitute ABL Priority Collateral the provisions of this Section shall be deemed to refer to a second-priority security interest junior to the Lien securing the Term Loan Facility on the terms set forth in the Intercreditor Agreement), the Borrower Agent shall promptly notify the Administrative Agent thereof and if such property, in the reasonable judgment of the Administrative Agent, shall not already be subject to a perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, then the applicable Loan Parties shall, in each case at the applicable Borrower’s expense:

(i)    in connection with the formation or acquisition of a Subsidiary (other than an Excluded Subsidiary) or upon any Domestic Subsidiary which was an Excluded Subsidiary ceasing for any reason to meet the definition thereof, within thirty (30) days after such formation, acquisition, or change of status or such longer period as the Administrative Agent may agree in its sole discretion, (A) cause each such Subsidiary that is not a Foreign Subsidiary (or a Subsidiary of a Foreign Subsidiary) to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents, and (B) subject to Section 6.12(d), deliver all certificates representing the Pledged Equity of each such Subsidiary directly owned by a U.S. Loan Party, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank, and all instruments evidencing the Pledged Debt of each such Subsidiary owned by a U.S. Loan Party, indorsed in blank to the Administrative Agent, together with, if requested by the Administrative Agent, supplements to the U.S. Security Agreement with respect to the pledge of any Equity Interests or Indebtedness; provided that no U.S. Loan Party shall be required to pledge any Equity Interests in any Foreign Subsidiary which, when aggregated with all of the other Equity Interests in such Foreign Subsidiary pledged by any U.S. Loan Party, would result in more than ~~66~~66.0% of the total combined voting power of all classes of Equity Interests in ~~a~~such Foreign Subsidiary entitled to vote being pledged to the Administrative Agent, on behalf of the Secured Parties, under the Loan Documents,

(ii)    within ten (10) days after such request, formation or acquisition, or such longer period as the Administrative Agent may agree in its sole discretion, furnish to the Administrative Agent a Perfection Certificate Supplement,

(iii)    within thirty (30) days after such request, formation or acquisition or change of status, or such longer period as the Administrative Agent may agree in its sole discretion, duly execute and deliver, and cause each such Subsidiary that is not a Foreign Subsidiary (or a Subsidiary of a Foreign Subsidiary) to duly execute and deliver, to the Administrative Agent Mortgages encumbering Material Real Estate, Security Agreement Supplements, IP Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the U.S. Security Agreement, IP Security Agreement and Mortgages), securing payment of all the Obligations and constituting Liens on all such properties of the type that would be covered by the U.S. Collateral Documents,

(iv)    within thirty (30) days after such request, formation, acquisition or change of status, or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion, take, and cause such Subsidiary that is not a Foreign Subsidiary (or a Subsidiary of a Foreign Subsidiary) to take, whatever action (including, without limitation, the recording of Mortgages on Material Real Estate, the filing of UCC or PPSA financing statements, the giving of notices and the endorsement of notices on title documents and delivery of stock and membership interest certificates and the delivery of fully-executed Deposit Account Control Agreements, Securities Account Control Agreements and Commodity Account Control Agreements) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid, subsisting and perfected Liens on the properties purported to be subject to the Mortgages on Material Real Estate, Security Agreement Supplements, IP Security Agreement Supplements and security agreements delivered pursuant to this Section 6.12,

(v)    within thirty (30) days after the request of the Administrative Agent, or such longer period as the Administrative Agent may agree in its sole discretion, deliver to the Administrative Agent, signed copies of opinions, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters in relation to compliance with this Section 6.12(a) as the Administrative Agent may reasonably request,

(vi)    as promptly as practicable after the request of the Administrative Agent, to the applicable Administrative Agent with respect to each parcel of real property on which Mortgages on Material Real Estate that is the subject of such request, Mortgage Policies and, to the extent available, land surveys and environmental assessment reports, and

(vii)    at any time upon the reasonable request of the Administrative Agent, promptly, or such longer period as the Administrative Agent may agree in its sole discretion, execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Security Agreement Supplements, IP Security Agreement Supplements and security agreements.

(b)    Upon a Canadian Reallocation, a Canadian Increase or the formation or acquisition thereafter of any new direct or indirect Subsidiaries that are Canadian Subsidiaries (other than Excluded Subsidiaries) by any Canadian Loan Party, the Canadian Borrower shall promptly notify the Administrative Agent thereof and the Canadian Borrower shall, subject to applicable Laws, in each case, at the Canadian Borrower’s expense:

(i)    in connection with a Canadian Reallocation, a Canadian Increase or the formation or acquisition thereafter of a Subsidiary that is not an Excluded Subsidiary, within thirty (30) days after such formation, acquisition or change of status or such longer period as the Administrative Agent may agree in its sole discretion, cause each such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Canadian Loan Parties’ obligations under the Loan Documents,

(ii)    within ten (10) days after such request, formation, acquisition or change of status, or such longer period as the Administrative Agent may agree in its sole discretion, furnish to ~~each~~the Administrative Agent a Perfection Certificate Supplement,

(iii)    within thirty (30) days after such request, formation or acquisition or change of status, or such longer period as the Administrative Agent may agree in its sole discretion, duly execute and deliver (if it has not already done so), and cause each such Subsidiary that is a Canadian Subsidiary to duly execute and deliver, to the Administrative Agent new Canadian Security Agreements and/or supplements thereto and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Canadian Security Agreement), securing payment of all the Canadian Obligations under the Loan Documents and constituting Liens on all such properties of the type that would be covered by the Canadian Collateral Documents,

(iv)    within thirty (30) days after such request, formation, acquisition or change of status, or such longer period, not to exceed an additional sixty (60) days, as the Administrative Agent may agree in its sole discretion, take, and cause such Canadian Subsidiary or its parent to take (if it has not already done so), whatever action (including, without limitation, the filing of PPSA or UCC financing statements and other similar filings in all applicable jurisdictions) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid, subsisting and perfected Liens on the assets of the type constituting ABL Priority Collateral purported to be subject to the Canadian Security Agreement and other security agreements delivered pursuant to this Section 6.12(b), and

(v)    within thirty (30) days after the request of the Administrative Agent, or such longer period as the Administrative Agent may agree in its sole discretion, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Canadian Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters in relation to compliance with this Section 6.12(b) as the Administrative Agent may reasonably request;

(c)    At any time upon the reasonable request of the Administrative Agent, promptly or within such longer period as the Administrative Agent may agree in its sole discretion, execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, hypothecs, leasehold mortgages, leasehold deeds of trust, Security Agreement Supplements, IP Security Agreement Supplements and other security and pledge agreements.

(d)    Notwithstanding the foregoing, (~~x~~i) the Administrative Agent shall not perfect its Lien in any assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of perfecting such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Secured Parties of the security afforded thereby, (~~y~~ii) the Loan Parties shall not be required to take any action to pledge any Equity Interests of a Foreign Subsidiary under the laws of a jurisdiction other than the United States or any state thereof, the District of Columbia or Canada or any province or territory thereof, unless such Foreign Subsidiary (~~i~~A) is pledged to secure the Term Loan Facility or (~~ii~~B) has either (~~A~~1) gross revenues (on a consolidated basis with its Subsidiaries) for the most recently ended period of four consecutive fiscal quarters equal to or greater than 2.5% of the consolidated gross revenues of the Specified U.S. Borrower and its Subsidiaries for such period or (~~B~~2) total assets (on a consolidated basis with its Subsidiaries) at the end of the most recently completed fiscal quarter equal to or greater than 2.5% of consolidated total assets of the Specified U.S. Borrower and its Subsidiaries as at such date (any such Subsidiary described in the forgoing clauses (~~i~~A) and (~~ii~~B), a “Material Foreign Subsidiary”) ~~and~~, (~~z~~iii) in no event shall any Loan Party be required to take any action in order to pledge any Equity Interests of any Subsidiary or any other Person organized under the laws of the People’s Republic of China~~.~~ and (iv) any real property that is or becomes Material Real Property shall be subject to a Mortgage only at the request of the Administrative Agent if the Administrative Agent shall determine, in its reasonable discretion, that the cost, burden, difficulty and consequence of obtaining such Mortgage are outweighed by the benefit afforded thereby.

6.13    Compliance with Environmental Laws.

(a)    Except, in each case, to the extent that the failure to do so could not reasonably be expected to result in liabilities, costs and expenses in excess of $50,000,000, (i) comply, and take all commercially reasonable steps to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (ii) obtain and renew all Environmental Permits necessary for its operations and properties; and (iii) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to address Hazardous Materials at, on, under or emanating from any of its properties, in accordance with the requirements of all applicable Environmental Laws.

(b)    If a Default caused by reason of a breach of Section 5.09 or Section 6.13(a) shall have occurred and be continuing for more than 20 days without the Borrowers and their Subsidiaries commencing activities reasonably necessary to cure such Default or contest, in good faith, the asserted basis for such Event of Default, at the written request of the Administrative Agent, provide to the Lenders within 45 days after such request (or such longer period as the Administrative Agent may agree in its sole discretion), at the expense of the Loan Party, an environmental assessment report for any property owned or operated by any Borrower or any of its Subsidiaries, including, where appropriate, any soil and/or groundwater sampling, reasonably relating to any matters that are the subject of such Default, prepared by an environmental consulting firm of the Borrowers’ reasonable selection and in a form reasonably acceptable to the applicable Administrative Agent and indicating as relevant the presence or absence of Hazardous Materials and the estimated cost to address any non-compliance with or conduct any response or other corrective action with respect to such Hazardous Material required under any Environmental Law.

6.14    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re‑file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder or (C) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document, and cause each of its Subsidiaries to do so.

6.15    Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property of the Loan Parties material to the business of the Loan Parties, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any receipt of any notice of material default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such material default, and cause each of its Subsidiaries to do so, except, in any case, (a) where the failure to do so, either individually or in the aggregate, could not be reasonably likely to result in a Material Adverse Effect or (b) for terminations, lapses and amendments in the ordinary course of business.

6.16    ~~[Reserved]~~Anti-Corruption Laws; Notices.

(a)    (i) Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Public Law 107‑56 or the Proceeds of Crime (Money-Laundering) and Terrorist Financing Act (Canada) and other similar anti-corruption legislation in other jurisdictions, except to the extent any non-compliance (A) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) has not had, and could not reasonably be expected to have, any adverse effect directly or indirectly on the Administrative Agent, any Lender or any other Secured Party and (ii) maintain policies and procedures reasonably designed to promote and achieve compliance with such laws.

(b)    Provide the Administrative Agent (i) substantially simultaneously with the delivery to any Governmental Authority, any notice or other correspondence to a Governmental Authority self-reporting any possible violation of any Sanctions, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Public Law 107‑56 or the Proceeds of Crime (Money-Laundering) and Terrorist Financing Act (Canada) or any other similar anti-corruption legislation, (ii) promptly as practicable but in any event not more than three (3) Business Days after receipt thereof, any notice or other correspondence from any Governmental Authority claiming any alleged or actual violation of any Sanctions, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Public Law 107‑56 or the Proceeds of Crime (Money-Laundering) and Terrorist Financing Act (Canada) or any other similar anti-corruption legislation and (iii) promptly upon receipt, any other material correspondence to or from any Governmental Authority with respect to any alleged or actual violations of any Sanctions, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Public Law 107‑56 or the Proceeds of Crime (Money-Laundering) and Terrorist Financing Act (Canada) or any other similar anti-corruption legislation.

6.17    Designation as Senior Debt. ~~Designate~~To the extent permitted thereunder, designate all Obligations as “Designated Senior Indebtedness” under, and as defined in, all applicable Junior Financing Documentation.

6.18    Collateral Administration.

(a)    Administration of Accounts.

(i)    Records and Schedules of Accounts. Each Loan Party shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may request. The Borrower Agent shall also provide to the Administrative Agent, on or before the 20th day of each month, a detailed aged trial balance of all Loan Party Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as the Administrative Agent may reasonably request. If Accounts in an aggregate face amount of $5,000,000 or more cease to be Eligible Receivables, the Borrower Agent shall notify the Administrative Agent of such occurrence promptly (and in any event within three Business Days) after any Loan Party has knowledge thereof.

(ii)    Taxes. If an Account of any Loan Party includes a charge for any Taxes, the Administrative Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Loan Party if such Loan Party does not do so and to charge the Borrowers therefor; provided, however, that neither the Administrative Agent nor the Lenders shall be liable for any Taxes that may be due from the Loan Parties or with respect to any Collateral.

(iii)    Account Verification. Whether or not a Default or Event of Default or a Cash Dominion Event exists, the Administrative Agent shall have the right at any time, in the name of the Administrative Agent, any designee of the Administrative Agent or any Loan Party, to verify the validity, amount or any other matter relating to any Accounts of the Loan Party by mail, telephone or otherwise. The Loan Parties shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

(iv)    Maintenance of Accounts. The Loan Parties shall maintain one or more Dominion Accounts, each pursuant to a lockbox or other arrangement acceptable to Administrative Agent. The Loan Parties shall enter into Deposit Account Control Agreements with each bank at which a Deposit Account (other than an Excluded Account) is maintained by which such bank shall, upon the occurrence and during the continuation of a Cash Dominion Event, immediately transfer to the U.S. Payment Account all monies deposited to a Dominion Account constituting proceeds of U.S. Collateral and, if applicable, to the Canadian Payment

Account all monies deposited to a Dominion Account constituting proceeds of Canadian Collateral. All funds deposited in each Dominion Account shall be subject to the Administrative Agent’s Lien. The Loan Parties shall obtain the agreement (in favor of and in form and content reasonably satisfactory to the Administrative Agent) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. The Administrative Agent and the Lenders shall not assume any responsibility to any Loan Party for such lockbox arrangement or, upon the occurrence and during the continuation of a Cash Dominion Event, any Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

(v)    Collection of Accounts; Proceeds of Collateral. All Payment Items received by any Loan Party in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Loan Party as trustee of an express trust for the Administrative Agent’s benefit; such Loan Party shall immediately deposit same in kind in a Dominion Account for application to the applicable Obligations in accordance with the terms of this Agreement and the applicable Security Agreement. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right to notify Account Debtors of any Loan Party that Accounts have been assigned to the Administrative Agent and to collect Accounts directly in its own name and to charge to the Borrowers the collection costs and expenses incurred by the Administrative Agent or Lenders, including reasonable attorneys’ fees. Upon the occurrence and during the continuation of a Cash Dominion Event, all monies properly deposited in the U.S. Payment Account shall be deemed to be voluntary prepayments of U.S. Obligations and applied in accordance with Section 2.05(b)(xi)(A) to reduce outstanding Obligations and, if applicable, all monies properly deposited in the Canadian Payment Account shall be deemed to be voluntary prepayments of Canadian Obligations and applied in accordance with Section 2.05(b)(xi)(B) to reduce outstanding Canadian Obligations.

(vi)    Disposition Proceeds Account. Neither the Specified U.S. Borrower nor any of its Subsidiaries shall deposit any funds or credit any amounts into any “Disposition Proceeds Account” (as defined in the Intercreditor Agreement), other than proceeds of “Term Loan First Lien Collateral” (as defined in the Intercreditor Agreement).

(b)    Administration of Inventory.

(i)    Records and Reports of Inventory. Each Loan Party shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to the Collateral Agent inventory and reconciliation reports in form reasonably satisfactory to the Collateral Agent, on such periodic basis as the Collateral Agent may request. Each Loan Party shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by the Collateral Agent when an Event of Default exists) or periodic cycle counts consistent with historical practices, and shall provide to the Collateral Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as the Collateral Agent may reasonably request. The Collateral Agent may participate in and observe each physical count.

(ii)    Returns of Inventory. No Loan Party shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the ordinary course of business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; and (c) the Collateral Agent is promptly notified if the aggregate value of all Inventory returned in any month exceeds $5,000,000.

(iii)    Acquisition, Sale and Maintenance. The Loan Parties shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

6.19    Maintenance of Cash Management System.

(a)    The applicable schedule to the Perfection Certificate sets forth all Deposit Accounts maintained by the Loan Parties, including all Dominion Accounts. Each Loan Party shall be the sole account holder of each Deposit Account (other than an Excluded Account) and shall not allow any other Person (other than the Administrative Agent) to have control over or a Lien on (except for any nonconsensual Liens permitted under Section 7.01(m) or (u)) a Deposit Account (other than an Excluded Account) or any property deposited therein.

(b)    Upon the occurrence and during the continuation of a Cash Dominion Event, the Loan Parties shall cause any and all funds and financial assets held in or credited to each deposit account and each securities account to be swept into the U.S. Payment Account or, if applicable, the Canadian Payment Account, as applicable, on a daily basis (or at other frequencies as agreed by the Administrative Agent).

~~6.20    Mortgage Amendments~~
~~. Within 90 days after the Second Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent duly executed amendments in respect of the Mortgages for the real properties located at (i) 115 East Oklahoma Avenue, Okarche, Oklahoma (sometimes referred to as 15 East Oklahoma Avenue), (ii) 4700, 4821, 4840 and 4841 North Sewell Avenue, Oklahoma City, Oklahoma and (iii) 1181 Trapp Road, St. Paul, Minnesota, together in each case with recordation fees necessary to cause such amendments to be duly filed in each applicable jurisdiction.~~
ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than any contingent indemnification obligation as to which no claim has been asserted) shall remain unpaid or unsatisfied, or any Letter of Credit (other than Letters of Credit as to which arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made) shall remain outstanding, each Borrower shall not, nor shall they permit any of their Subsidiaries to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or authorize the filing under the UCC, the PPSA, the Civil Code of Quebec or similar law of any jurisdiction a financing statement or similar filing or registration that names the Borrowers or any of their respective Subsidiaries as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement or similar filing or registration, other than the following:

(a)    Liens pursuant to any Loan Document;

(b)    Liens securing the Term Loan Facility or Term Loan Incremental Equivalent Debt (as the amounts thereof may be increased in compliance with Section 7.03) and any Permitted ~~Refinancing~~Refinancings thereof, subject to the terms of the Intercreditor Agreement;

(c)    Liens existing on the Fourth Amendment Effective Date and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof; provided that in the case of this clause (i), individual PPE Financing provided by one lender or its Affiliates may be cross-collateralized to other PPE Financing provided by such lender or its Affiliates on customary terms and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is not prohibited by Section 7.03;

(d)    Liens for Taxes, assessments or governmental charges which are not required to be paid pursuant to Section 6.04;

(e)    statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, processors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Lien, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(f)    (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation (including obligations in respect of letters of credit or bank guarantees issued in lieu of such pledges or deposits), other than any Lien imposed by ERISA or, after the Canadian Facility Effective Date, in respect of any employer contribution due but not yet paid under Canadian Pension Plans pursuant to the terms thereof or applicable Laws or in respect of any solvency deficiencies in an aggregate amount greater than the Threshold Amount under Canadian Pension Plans, if any, which provide benefits on a defined benefit basis, (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations (including obligations in respect of letters of credit or bank guarantees supporting such reimbursement or indemnification obligations) owing to insurance carriers providing property, casualty or liability insurance to the Specified U.S. Borrower or any of its Subsidiaries and (iii) Liens on (A) the unearned portion of any insurance premiums securing the financing of insurance premiums in the ordinary course of business and (B) insurance policies and the proceeds thereof securing the financing of insurance premiums with respect thereto in the ordinary course of business; provided, that, to the extent that such proceeds constitute proceeds of or payments in respect of ABL Priority Collateral, the consent of the Collateral Agent shall have been obtained;

(g)    deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including obligations in respect of letters of credit or bank guarantees issued in lieu of such pledges or deposits) incurred in the ordinary course of business and not in connection with Indebtedness for money borrowed;

(h)    zoning restrictions, easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;

(i)    Liens securing judgments not constituting an Event of Default under Section 8.01(h);

(j)    Liens securing Indebtedness permitted under Section 7.03(b)(vi); provided that (i) such Liens attach concurrently with or within one hundred eighty (180) days after the purchase, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases and the proceeds and products thereof; provided that in the case of clauses (ii) and (iii) individual PPE Financing provided by one lender or its Affiliates may be cross-collateralized to other PPE Financing provided by such lender or its Affiliates on customary terms;

(k)    leases, licenses, subleases or sublicenses in respect of property (other than property constituting ABL Priority Collateral) granted to others in the ordinary course of business and not interfering in any material respect with the business of the Specified U.S. Borrower or any of its Subsidiaries;

(l)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(m)    Liens (i) that are customary rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (B) relating to pooled deposit or sweep accounts of the Specified U.S. Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Specified U.S. Borrower or any Subsidiary or (ii) that are rights of set-off relating to purchase orders and other agreements entered into with customers of the Specified U.S. Borrower or any Subsidiary in the ordinary course of business;

(n)    (i) Liens ~~(i)~~ on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(h), (n) ~~and~~, (o) or (p) to be applied against the purchase price for such Investment, and (ii) Liens consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(o)    Liens on property of any Foreign Subsidiary (on or after the Canadian Facility Effective Date, other than a Canadian Subsidiary) securing Indebtedness of such Foreign Subsidiary to the extent permitted under Section 7.03(b)(vii) (which may include the Equity Interests of such Foreign Subsidiary to the extent not pledged under the Loan Documents);

(p)    Liens not extending to any ABL Priority Collateral in favor of the Specified U.S. Borrower or a Subsidiary of the Specified U.S. Borrower securing Indebtedness permitted under Section 7.03(b)(v); provided that if such Liens are on any property of a U.S. Loan Party, such Liens are in favor of a U.S. Loan Party and if such Liens are on any property of a Canadian Loan Party, such Liens are in favor of a Loan Party;

(q)    Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary after the Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof); provided that, in the case of this clause (ii), individual PPE Financing provided by one lender or its Affiliates may be cross-collateralized to other PPE Financing provided by such lender or its Affiliates on customary terms and (iii) the Indebtedness secured thereby is permitted under Section 7.03(b)(vi) or Section 7.03(b)(xvii) (and is permitted to be secured);

(r)    Liens not extending to any ABL Priority Collateral arising from precautionary UCC or PPSA financing statement (or the foreign equivalent thereof) filings regarding operating leases entered into by the Specified U.S. Borrower or any of its Subsidiaries as lessees in the ordinary course of business;

(s)    any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business permitted by this Agreement;

(t)    Liens not extending to any ABL Priority Collateral arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Specified U.S. Borrower or any of its Subsidiaries in the ordinary course of business permitted by this Agreement;

(u)    Liens not extending to any ABL Priority Collateral encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(v)    Permitted Encumbrances;

(w)    other Liens securing Indebtedness and other obligations outstanding in an aggregate principal amount not to exceed $75,000,000; provided that (i) no such Liens shall be senior to or pari passu with the Liens of the Secured Parties with respect to the ABL Priority Collateral and (ii) to the extent that any such Liens extend to the ABL Priority Collateral, such Liens shall be subject to an intercreditor agreement on terms no less favorable in any material respect to the Lenders than those in the Intercreditor Agreement;

(x)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02;

(y)    the Lien against the real property located at 1620 Mid-American Industrial Court, Boonville, Missouri; and

(z)    Liens on property rented to, or leased by, any Subsidiary pursuant to a sale-leaseback transaction permitted under Section 7.05(f).

7.02    Investments. Make or hold any Investments, except:

(a)    Investments held by the Specified U.S. Borrower or such Subsidiary in Cash Equivalents;

(b)    loans or advances to officers, directors or employees of the Specified U.S. Borrower and its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(c)    Investments (i) by the Specified U.S. Borrower or any of its Subsidiaries in any U.S. Loan Party (including any new Subsidiary which becomes a U.S. Loan Party), (ii) after the Canadian Facility Effective Date, if any, by any Canadian Loan Party (x) in any other Canadian Loan Party and (y) in any Foreign Subsidiary that is a Subsidiary but not a Loan Party in an aggregate amount not to exceed $10,000,000 at any time outstanding (or, if Excess Availability at the time any such Investment is made and after giving effect thereto would be ~~15~~15.0% or more of the Total Borrowing Base, additional amounts ~~but not to exceed $50,000,000 in the aggregate at anytime outstanding),~~in any fiscal year in the aggregate (when combined with the analogous additional amounts under clause (iv) below for such fiscal year) not to exceed the greater of (A) $50,000,000 and (B) 5.0% of Consolidated Tangible Assets; provided that any unused amounts under this clause (ii) or clause (iv) below in any fiscal year may be carried over to any subsequent fiscal year or years; provided further that (1) after giving effect to any carry-forward under this (ii) and/or clause (iv) below, in no event shall the aggregate amount of Investments made pursuant to such clauses (ii) and (iv) of this Section 7.02(c) exceed $100,000,000 in the aggregate in any fiscal year unless such Investments in excess of such amount shall also satisfy the Applicable Conditions) and (2) as of the Fourth Amendment Effective Date, the aggregate carry-forward deemed to be available hereunder from years prior to the fiscal year ending December 31, 2016 shall be deemed to be $99,504,000, (iii) by any Subsidiary that is not a Loan Party in any other Subsidiary, (iv) subject in all respects to the provisos of clause (ii) above, by the Specified U.S. Borrower or any Subsidiary that is a Loan Party in any Subsidiary that is not a U.S. Loan Party in an aggregate amount not to exceed $10,000,000 at any time outstanding (or, if Excess Availability at the time any such Investment is made and after giving effect thereto would be ~~15~~15.0% or more of the Total Borrowing Base, additional amounts ~~not to exceed $50,000,000 in the aggregate at any time outstanding)~~in any fiscal year in the aggregate (when combined with analogous additional amounts under clause (ii) above for such fiscal year) not to exceed the greater of (A) $50,000,000 and (B) 5.0% of Consolidated Tangible Assets; and (v) by the Specified U.S. Borrower or any Subsidiary in any Foreign Subsidiary consisting of (A) the contribution of Equity Interests of any other Foreign Subsidiary held directly by the Specified U.S. Borrower or such Subsidiary in exchange for Indebtedness, Equity Interests or a combination thereof of the Foreign Subsidiary to which such contribution is made, provided that if such Equity Interests are of a Canadian Loan Party, such contribution is to a Canadian Loan Party; or (B) the exchange of Equity Interests in any Foreign Subsidiary for Indebtedness of such Foreign Subsidiary;

(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

(e)    to the extent constituting Investments, transactions expressly permitted under Sections 7.01, 7.03(b)(iii), (iv) or (v) (other than subclause (C)(2) thereof), 7.04, 7.05 (other than clauses (b), (d), (g), (h), (l) and (o) thereof) and 7.06;

(f)    Investments existing on the Fourth Amendment Effective Date and set forth on Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 7.02;

(g)    Investments in Swap Contracts permitted under Section 7.03;

(h)    the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or at least ~~50~~50.0% of the Equity Interests in a Person that, upon the consummation thereof, will be owned directly by the Specified U.S. Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(h) (each, a “Permitted Acquisition”):

(i)    each applicable Loan Party and any such newly created or acquired Subsidiary shall comply with the applicable requirements of Section 6.12;

(ii)    the board of directors of such acquired Person or its selling equity holders in existence at the time such purchase or acquisition is commenced shall have approved such purchase or other acquisition;

(iii)    immediately before and immediately after giving effect to any such purchase or other acquisition, the Applicable Conditions shall have been satisfied;

(iv)    with respect to any such purchase or acquisition to be consummated at any time on or after Canadian Facility Effective Date, in no event shall the aggregate amount of solvency deficiencies for the Canadian Loan Parties under the Canadian Pension Plans which provide benefits on a defined benefit basis at any time exceed the Threshold Amount;

(v)    the Specified U.S. Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, at least one (1) Business Day prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (h) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

(vi)    except to the extent the purchase price therefor is paid by a Foreign Subsidiary, the fair market value of all property acquired in Permitted Acquisitions which is contributed to or owned by Subsidiaries that are not U.S. Loan Parties, or do not become U.S. Loan Parties immediately after giving effect to such acquisition, shall be deemed to be a permitted Investment only to the extent made pursuant to Sections 7.02(c)(iv), 7.02(n), 7.02(o) or 7.02(~~o~~p)~~;~~(ii).

(i)    Investments that the Specified U.S. Borrower has elected to be treated as Restricted Payments pursuant to and to the extent permitted by Section 7.06;

(j)    Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers consistent with past practices;

(k)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l)    the licensing, sublicensing or contribution of IP Rights pursuant to joint marketing arrangements in the ordinary course of business;

(m)    loans and advances to any direct or indirect parent entity of the Specified U.S. Borrower in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to any direct or indirect parent entity of the Specified U.S. Borrower in accordance with Section 7.06;

(n)    other Investments so long as immediately before and immediately after giving effect to any such Investment, (i) no Event of Default has occurred and is continuing, (ii) Excess Availability shall exceed ~~15~~15.0% of the Total Borrowing Base and (iii) the Specified U.S. Borrower shall be in compliance with the covenant set forth in Section 7.11 (whether or not such covenant is otherwise applicable under this Agreement at such time) and shall have delivered to the Administrative Agent a pro forma Compliance Certificate demonstrating such compliance; ~~and~~

(o)    other Investments in an aggregate amount not to exceed ~~$15,000,000~~the greater of (x) $30,000,000 and (y) 3.0% of Consolidated Tangible Assets per fiscal year; provided that any unused amounts under this clause (o) in any fiscal year may be carried forward ~~and used to make Investments in the immediately succeeding fiscal year (with such carried forward amount deemed utilized first in such succeeding year)~~to any subsequent fiscal year or years; provided further that ~~after giving effect to any such carry-forward, in no event shall~~, to the extent that the aggregate amount of any Investments made pursuant to this ~~Section 7.02~~clause (o) ~~exceed $30,000,000~~ in any fiscal year~~.~~ would exceed $75,000,000, such Investments in excess of such amount shall also satisfy the Applicable Conditions; and

(p)     (i) Investments in joint ventures that engage in the same or any similar business as any business engaged in by the Specified U.S. Borrower and its Subsidiaries so long as immediately before and immediately after giving effect to any such Investment, the Applicable Conditions shall have been satisfied and (ii) Investments with respect to Permitted Acquisitions not to exceed, for clauses (i) and (ii) taken together, the greater of (x) $100,000,000 and (y) 10.0% of Consolidated Tangible Assets of the Specified U.S. Borrower in the aggregate outstanding at any one time.

7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)    in the case of the Specified U.S. Borrower:

(i)    the Term Loan Facility or Term Loan Incremental Equivalent Debt, in an aggregate principal amount not to exceed ~~$475,000,000~~ at any time outstanding the sum of $475,000,000 plus the Permitted Term Loan Incremental Amount, and any Permitted Refinancings thereof;

(ii)    Permitted Subordinated Indebtedness; and

(iii)    the 2021 Senior Unsecured Notes ~~and~~, any Permitted Refinancings thereof and any refinancings thereof permitted under Section 7.14(a)(vi); and

(b)    in the case of Specified U.S. Borrower and its Subsidiaries:

(i)    Indebtedness of the Loan Parties under the Loan Documents;

(ii)    [Reserved];

(iii)    Indebtedness outstanding on the Fourth Amendment Effective Date and listed on Schedule 7.03(b) and any modifications, amendments, restatements, amendments and restatements, refinancings, refundings, renewals or extensions thereof; provided that (A) the amount of such Indebtedness is not increased at the time of such modification, amendment, restatement, amendment and restatement, refinancing, refunding, renewal or extension except (x) by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing or (y) as otherwise permitted pursuant to this Section 7.03, and (B) the terms and conditions (including, if applicable, as to collateral and subordination) of any such modified, amended, restated, amended and restated, extending, refunding or refinancing Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, amended, restated, amended and restated, extended, refunded or refinanced;

(iv)    Guarantees of the Specified U.S. Borrower and its Subsidiaries in respect of Indebtedness of the Specified U.S. Borrower or such Subsidiary otherwise permitted under Section 7.03(a)(i), (ii) or (iii) or this Section 7.03(b); provided that (i) if such Guarantee is a Guarantee of Indebtedness of a U.S. Loan Party by any Subsidiary, such Subsidiary is a U.S. Loan Party or such Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the U.S. Guaranty, (ii) on or after Canadian Facility Effective Date, if such Guarantee is a Guarantee of Indebtedness of a Canadian Loan Party by any Subsidiary, such Subsidiary is a Loan Party or such Subsidiary shall have also provided a Guarantee of the Canadian Obligations substantially on the terms set forth in the Canadian Guarantee, (iii) if such Guarantee is of Indebtedness of a Subsidiary that is not a U.S. Loan Party, such Guarantee would be permitted as an Investment under Section 7.02 and (iv) if such Indebtedness is subordinated to the Obligations, such Guarantee shall be also be subordinated to the Obligations on terms no less favorable to the Lenders;

(v)    Indebtedness of (A) any U.S. Loan Party owing to any other Loan Party, (B) any Canadian Loan Party owing to any other Loan Party, (C) any Subsidiary that is not a Loan Party owing to (1) any other Subsidiary that is not a Loan Party ~~or~~, (2) any direct or indirect parent entity of the Specified U.S. Borrower or (3) a Loan Party in respect of an Investment permitted under Section 7.02(c), (n), (o) or (~~o~~p), and (D) any Loan Party owing to any Subsidiary which is not a Loan Party or to any direct or indirect parent entity of such Loan Party; provided that (i) all such Indebtedness of any Loan Party in this clause (v)(D) (other than Indebtedness of such Loan Party owing to any direct or indirect parent of the Specified U.S. Borrower) must be expressly subordinated to the Obligations and/or the Canadian Obligations on the terms set forth in the Guaranties, as applicable, and be represented by the Intercompany Note and (ii) all such Indebtedness of any Loan Party in this clause (v)(D) owing to any direct or indirect parent of the Specified U.S. Borrower must be expressly subordinated to the Obligations and/or the Canadian Obligations on terms reasonably satisfactory to the Administrative Agent;

(vi)    Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, repair, replacement or improvement of fixed or capital assets within the limitations set forth in Section 7.01(j) and any Permitted Refinancing thereof; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (~~x~~A) $~~30,000,000~~50,000,000 and (~~y~~B) ~~3.0~~5.0% of Consolidated Tangible Assets;

(vii)    Indebtedness of Foreign Subsidiaries (on or after Canadian Facility Effective Date, other than Canadian Subsidiaries) in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding ~~$75,000,000~~the greater of (x) $100,000,000 and (y) 10.0% of Consolidated Tangible Assets;

(viii)    Indebtedness in respect of Swap Contracts designed to hedge against foreign exchange rates, commodities pricing risks, or interest rate risks incurred in the ordinary course of business and not for speculative purposes;

(ix)    unsecured Indebtedness consisting of (A) promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Specified U.S. Borrower (or any direct or indirect parent company or any Subsidiary thereof) ~~as~~ permitted by Section 7.06~~;~~ or (B) deferred compensation payable to officers, directors or employees of the Specified U.S. Borrower and its Subsidiaries in the ordinary course of business consistent with past practice;

(x)    unsecured Indebtedness incurred by the Specified U.S. Borrower or its Subsidiaries in a Permitted Acquisition or Disposition under agreements providing for customary adjustments of the purchase price;

(xi)    cash management obligations and other Indebtedness in respect of endorsements for collection or deposit, netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts provided that such Indebtedness is extinguished within ten Business Days after its incurrence;

(xii)    unsecured Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $100,000,000 ~~at any time outstanding~~and (y) 10.0% of Consolidated Tangible Assets; provided that such Indebtedness may be secured by Liens permitted under Section 7.01(w);

(xiii)    Indebtedness under ~~the Term Loan Facility or~~ any Permitted Specified Indebtedness in an aggregate principal amount not to exceed $200,000,000 at any time outstanding and in each case any Permitted Refinancings thereof;

(xiv)    Indebtedness consisting of (A) the financing of insurance premiums, (B) take-or-pay obligations contained in supply arrangements and (C) customary indemnification obligations, in each case, incurred in the ordinary course of business and not in connection with debt for money borrowed;

(xv)    Indebtedness incurred by the Specified U.S. Borrower or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit or bank guarantees issued in the ordinary course of business in respect of workers compensation, unemployment insurance and other social security legislation, or health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims in the ordinary course of business; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(xvi)    obligations in respect of performance, surety, appeal or similar bonds and performance and completion guarantees provided by the Specified U.S. Borrower or any of its Subsidiaries (including those in favor of customs and revenue Governmental Authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods) or obligations in respect of letters of credit or bank guarantees related thereto, in each case in the ordinary course of business consistent with past practice and not in connection with debt for money borrowed; ~~and~~

(xvii)    (A) Indebtedness of the Specified U.S. Borrower or a Subsidiary assumed in connection with any Permitted Acquisition (and not created in contemplation thereof) not to exceed ~~$100,000,000~~(i) $75,000,000 in the aggregate principal amount outstanding at any time ~~(of which (x) no more than $50,000,000~~plus (ii) an additional $75,000,000 in aggregate principal amount outstanding at any time so long as after giving effect to any incurrence of Indebtedness pursuant to this clause (A)(ii) on a pro forma basis, the Consolidated Total Leverage Ratio shall not be greater than 5.75 to 1.0 (provided that (x) no more than (i) $75,000,000 of this Indebtedness assumed pursuant to this clause (A)(ii) (taken in the aggregate with Indebtedness under clause (B)(ii) below that matures within such period) may have a maturity date or any mandatory principal payments prior to the date that is 181 days after the Maturity Date and (y) no more than $~~20,000,000 may be secured~~25,000,000 in aggregate principal amount outstanding may be secured by assets other than assets acquired in such in connection with such Permitted Acquisition (and Indebtedness pursuant to this clause (y) shall not be secured by any ABL Priority Collateral ~~or any other property besides a single asset or group of related assets specifically identified in the documentation for such Indebtedness)~~ (“Permitted Acquired Debt”) ~~and~~; (B) Indebtedness of the Specified U.S. Borrower and not Guaranteed by any Subsidiary owed to the seller of any property acquired in a Permitted Acquisition on an unsecured subordinated basis (on terms (1) no less favorable to the Lenders than the terms customary for senior subordinated debt securities of comparable issuers issued in the capital markets at such time and placed by nationally recognized investment banks, in each case as reasonably determined by the ~~Collateral~~Administrative Agent or (2) reasonably acceptable to the ~~Collateral Agent) and of which no more than $50,000,000~~Administrative Agent) not to exceed (i) $25,000,000 in aggregate principal amount outstanding at any time plus (ii) additional such unsecured, subordinated and un-Guaranteed Indebtedness owed to such a seller so long as after giving effect to any incurrence of Indebtedness pursuant to this clause (B)(ii) on a pro forma basis, the Consolidated Total Leverage Ratio shall not be greater than 5.75 to 1.0 (provided that no more than $75,000,000 in aggregate principal amount outstanding of the Indebtedness incurred pursuant to this clause (B)(ii) (taken in the aggregate with Indebtedness under clause (A)(ii) above that matures within such period) shall have any maturity or mandatory principal payments prior to the date that is 181 days after the Maturity Date (“Permitted Seller Notes”); and (C) any Indebtedness incurred to effectuate a Permitted Refinancing of any Indebtedness previously incurred pursuant to clause (A) or (B) above;

(xviii)    (x) Indebtedness (including pre-existing Indebtedness assumed in an acquisition), if the Fixed Charge Coverage Ratio (as defined in the Term Loan Credit Agreement as in effect as of the Fourth Amendment Effective Date) as of the date of incurrence of such Indebtedness and after giving effect thereto is at least 2.0 to 1.0; provided, however, that the aggregate principal amount outstanding of Indebtedness pursuant to this Section 7.03(b)(xviii) that may be incurred or Guaranteed by Subsidiaries that are not Loan Parties shall not exceed the greater of (i) $75,000,000 and (ii) 7.5% of Consolidated Tangible Assets; provided further that Indebtedness in an aggregate principal amount outstanding of not more than the greater of (i) $50,000,000 and (ii) 5.0% of the Consolidated Tangible Assets of such Indebtedness shall mature, have any scheduled payments of principal, or have any mandatory prepayments, redemptions or offers to purchase (other than customary change of control or asset sale prepayment, redemption or offer to purchase events), in each case prior to the Maturity Date and (y) any Permitted Refinancing of any Indebtedness previously incurred pursuant to the immediately preceding clause (x) or this clause (y).

7.04    Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any other Person, except that, so long as no Default exists or would result therefrom:

(a)    any Subsidiary may merge with (i) the Specified U.S. Borrower (including a merger, the purpose of which is to reorganize the Specified U.S. Borrower into a new jurisdiction which is a State of the United States of America), provided that the Specified U.S. Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Specified U.S. Borrower pursuant to documents reasonably acceptable to the Administrative Agent, or (ii) any one or more other Subsidiaries, provided that when any U.S. Subsidiary Guarantor is merging with another Subsidiary, the U.S. Subsidiary Guarantor shall be the continuing or surviving Person;

(b)    any Canadian Subsidiary may merge or amalgamate with (i) the Canadian Borrower (including a merger or amalgamation, the purpose of which is to reorganize the Canadian Borrower into a new jurisdiction which is a province or territory of Canada), provided that the Canadian Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the Canadian Borrower pursuant to documents reasonably acceptable to the Administrative Agent, or (ii) any one or more other Subsidiaries, provided that when any Canadian Subsidiary Guarantor is merging or amalgamating with another Subsidiary, a Guarantor shall be the continuing or surviving Person;

(c)    (i) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary dissolution, liquidation or otherwise) to the Specified U.S. Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must be a Loan Party or become a Loan Party in connection with such transaction and if the transferee is not the Specified U.S. Borrower or a U.S. Subsidiary Guarantor, such transfer must be in the ordinary course of business consistent with past practice, and (ii) any Subsidiary that is not a U.S. Subsidiary Guarantor may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Canadian Borrower or another Subsidiary; provided that if the transferor in such transaction is a Canadian Loan Party, then the transferee must be a Loan Party;

(d)    any Subsidiary may merge or amalgamate with or Dispose of all or substantially all of its assets to any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that if the Person surviving such transaction shall be a Subsidiary, such Person and each of its Subsidiaries shall have complied with the applicable requirements of Section 6.12;

(e)    a merger, amalgamation, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than clause (e) thereof); and

(f)    any Subsidiary may liquidate, dissolve or wind up its affairs; provided that (i) the Specified U.S. Borrower determines in good faith that such liquidation, dissolution or winding up is in the best interest of the Specified U.S. Borrower and is not materially disadvantageous to the Lenders and (ii) in connection with such liquidation, dissolution or winding up, any assets of such Subsidiary remaining after its settling its liabilities are distributed to each owner of Equity Interests of such Subsidiary pro rata in accordance with such owner’s relative ownership interests.

7.05    Dispositions. (i) Make any Disposition or (ii) enter into any agreement to make any Disposition (unless, in the case of this clause (ii), all Obligations (other than contingent Obligations in respect of unasserted indemnity claims) would be repaid in cash and all Commitments would terminate substantially simultaneously with the consummation of such Disposition or such Disposition is conditioned upon obtaining the requisite Lender consent hereunder), except:

(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Specified U.S. Borrower and its Subsidiaries;

(b)    Dispositions of Inventory in the ordinary course of business;

(c)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)    Dispositions of property by any Subsidiary to the Specified U.S. Borrower or to a Subsidiary; provided that (A) if the transferor of such property is a U.S. Loan Party either (i) the transferee is a U.S. Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02 and (B) if the transferor of such property is a Canadian Loan Party either (i) the transferee is a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e)    Dispositions permitted by Sections 7.04 and 7.06;

(f)    Dispositions by the Specified U.S. Borrower and its Subsidiaries of property pursuant to sale-leaseback transactions; provided that (i) the fair market value of all property so Disposed of ~~shall not exceed $25,000,000~~ from and after the Closing Date shall not exceed the greater of (x) $50,000,000 and (y) 5.0% of Consolidated Tangible Assets, and (ii) the purchase price for such property shall be paid to the Specified U.S. Borrower or such Subsidiary for not less than ~~75~~75.0% cash consideration;

(g)    Dispositions of cash and Cash Equivalents;

(h)    Dispositions of (i) defaulted Accounts of financially-troubled debtors in connection with the collection or compromise thereof, (ii) Accounts of Subsidiaries of the Specified U.S. Borrower that are not Loan Parties in connection with the collection or compromise thereof and (iii) with 10 days’ prior notice to the Administrative Agent, other Accounts as to which the applicable Loan Party or other Subsidiary has reasonable concerns as to credit quality;

(i)    licensing or sublicensing of IP Rights in the ordinary course of business;

(j)    leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Specified U.S. Borrower and its Subsidiaries;

(k)    transfers of property subject to casualty events upon receipt of the net cash proceeds of such casualty event;

(l)    Dispositions by the Specified U.S. Borrower and its Subsidiaries not otherwise permitted under this Section 7.05~~; provided that~~ so long as (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, (ii) ~~to the extent that the aggregate fair market value of all property Disposed of in reliance on this clause (l) exceeds $100,000,000~~ the purchase price for such property shall be paid to the Specified U.S. Borrower or such Subsidiary for not less than 75.0% Cash Consideration and (iii) each such Disposition satisfies the conditions set forth in one of the following clauses: (A) the fair market value of such Disposition, together with the fair market values all other Dispositions made under this clause (A) since the Fourth Amendment Effective Date, does not exceed $125,000,000 in the aggregate since the Closing Date ~~(excluding any property Disposed of in a Disposition or series of related Dispositions involving property with an aggregate fair market value of less than $5,000,000)~~and, if such Disposition included $15,000,000 or more of ABL Priority Collateral, the Specified U.S. Borrower shall have delivered to the Administrative Agent ~~(x)~~a pro forma Borrowing Base Certificate giving effect to such Disposition on or prior to the effective date of such Disposition; or (B) such Disposition satisfies the Payment Conditions and the Specified U.S. Borrower shall have delivered to the Administrative Agent (x) if such Disposition included $15,000,000 or more of ABL Priority Collateral, a pro forma Borrowing Base Certificate giving effect to such Disposition and (y) a certificate certifying compliance with the Payment Conditions both before and after giving effect to such Disposition~~, and (iii) the purchase price for such property shall be paid to the Specified U.S. Borrower or such Subsidiary for not less than 75% cash consideration~~;

(m)    Dispositions of assets set forth on Schedule 7.05;

(n)    voluntary terminations of Swap Contracts; ~~and~~

(o)    the issuance or Disposition of Equity Interests of any Subsidiary, whether in a single transaction or a series of related transactions, to the extent constituting an Investment in a joint venture engaged in a line of business permitted under Section 7.07; provided that the aggregate fair market value of all such Investments and all property Disposed of in reliance on this clause (o) shall not exceed ~~$25,000,000~~the greater of (x) $30,000,000 and (y) 3.0% of Consolidated Tangible Assets over the term of this Agreement; and provided further that any such joint venture formed by the issuance or Disposition of Equity Interests of any Subsidiary shall be deemed to be an Investment or Disposition in an amount equal to the fair market value of 100% of the Equity Interests of such Subsidiary; and

(p)    Dispositions of Accounts by the Specified U.S. Borrower and its Subsidiaries pursuant to a Permitted Factoring Facility;

provided, however, that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(d)(A)(i), (d)(B)(i), (e), (h), (l) and (m)), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 (other than to a Loan Party), such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall, and shall be authorized to, take any actions deemed appropriate in order to effect the foregoing. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 by a U.S. Loan Party to a Canadian Loan Party, as long as such Collateral shall be subject to the Liens created by the Loan Documents securing the Canadian Obligations, such Collateral shall be sold free and clear of the Liens securing the U.S. Obligations.
7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a)    each Subsidiary may make Restricted Payments to the Specified U.S. Borrower and to Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Specified U.S. Borrower and any Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests);

(b)    the Specified U.S. Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c)    the Specified U.S. Borrower and any Subsidiary of the Specified U.S. Borrower may make Restricted Payments, the proceeds of which will be used to repurchase the Equity Interests of the Specified U.S. Borrower (or its direct or indirect parent entity) from, or to make a Restricted Payment to any direct or indirect parent entity of the Specified U.S. Borrower to enable it to repurchase its Equity Interests from, directors, employees or members of management of any direct or indirect parent entity of the Specified U.S. Borrower, the Specified U.S. Borrower or any Subsidiary (or their estate, heirs, family members, spouse and/or former spouse), in an aggregate amount not in excess of $7,500,000 in any calendar year plus the proceeds of any key-man life insurance maintained by any direct or indirect parent entity of the Specified U.S. Borrower, the Specified U.S. Borrower or any of its Subsidiaries; provided that the Specified U.S. Borrower may carry-over and make in any subsequent calendar year or years, in addition to the amount for such calendar year, the amount not utilized in the prior calendar year or years up to a maximum of $15,000,000;

(d)    to the extent constituting Restricted Payments, the Specified U.S. Borrower and its Subsidiaries may enter into transactions expressly permitted by Section 7.04, 7.08, or 7.14;

(e)    the Specified U.S. Borrower and any Subsidiary of the Specified U.S. Borrower may make Restricted Payments to any direct or indirect parent entity of the Specified U.S. Borrower:

(i)    the proceeds of which will be used to pay the tax liability for the relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of any direct or indirect parent entity of the Specified U.S. Borrower attributable to the Specified U.S. Borrower and its Subsidiaries determined as if the Specified U.S. Borrower and its Subsidiaries filed separately;

(ii)    the proceeds of which shall be used to make a Restricted Payment to any direct or indirect parent entity of the Specified U.S. Borrower to enable it to pay operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $3,000,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of any direct or indirect parent entity of the Specified U.S. Borrower, in each case to the extent attributable to the ownership or operations of the Specified U.S. Borrower and its Subsidiaries;

(iii)    the proceeds of which shall be used to make a Restricted Payment to any direct or indirect parent entity of the Specified U.S. Borrower to enable it to pay its franchise taxes (to the extent not constituting taxes of the nature described in clause (i) of this Section 7.06(e)), to the extent attributable to the ownership or operations of the Specified U.S. Borrower and its Subsidiaries;

(iv)    to finance (or to make a Restricted Payment to a direct or indirect parent entity to finance) any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made concurrently with the closing of such Investment and (B) such direct or indirect parent entity of the Specified U.S. Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Specified U.S. Borrower or its Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Specified U.S. Borrower or its Subsidiaries in order to consummate such Investment; or

(v)    the proceeds of which shall be used by any direct or indirect parent entity of the Specified U.S. Borrower to pay fees and expenses (other than to Affiliates) certified to the Administrative Agent by an Officer of the Specified U.S. Borrower and related to any unsuccessful equity or debt offering, to the extent that the proceeds from such equity or debt offering were intended to directly benefit the Specified U.S. Borrower and its Subsidiaries;

(f)    in addition to the foregoing Restricted Payments, the Specified U.S. Borrower may make additional Restricted Payments to holders of its Equity Interests, so long as before and after giving effect thereto (i) the Payment Conditions shall have been satisfied and (ii) the Specified U.S. Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate demonstrating such compliance; provided that no proceeds from any Permitted Specified Indebtedness or from the Term Loan Facility or the 2021 Senior Unsecured Notes shall be permitted to directly or indirectly finance any Restricted Payment permitted under this Section 7.06(f);

(g)    repurchases of Equity Interests of the Specified U.S. Borrower deemed to occur upon the non-cash exercise of stock options and warrants; and

(h)    so long as no Default shall have occurred and be continuing or would result therefrom, the Specified U.S. Borrower may make Restricted Payments with the net cash proceeds from any Permitted Equity Issuance (to the extent constituting Specified Issuance Proceeds) received since the Closing Date or the net cash proceeds up to $25,000,000 of Permitted Subordinated Debt received since the Closing Date, in each case, to the extent Not Otherwise Applied (provided that the Specified U.S. Borrower must provide the Administrative Agent with prompt notice of the application of such proceeds following such transaction as required by Section 6.02(k)) and to the extent such proceeds were received within 180 days prior to the date of such Restricted Payment and held in segregated account pending application pursuant to this clause (h).

7.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Specified U.S. Borrower and its Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.

7.08    Transactions with Affiliates. Enter into any transaction of any kind involving consideration in excess of $2,500,000 with any Affiliate of the Specified U.S. Borrower, whether or not in the ordinary course of business, other than (a) transactions (i) between or among U.S. Loan Parties, (ii) between or among Canadian Loan Parties, (iii) between or among Canadian Loan Parties and U.S. Loan Parties on terms substantially as favorable to the U.S. Loan Parties as would be obtainable by the U.S. Loan Parties at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (iv) between or among ~~Canadian~~ Loan Parties and Subsidiaries that are not Loan Parties on terms substantially as favorable to the ~~Canadian~~ Loan Parties as would be obtainable by the ~~Canadian~~ Loan Parties at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (v) between or among Subsidiaries that are not Loan Parties and (vi) between or among the Loan Parties, the Subsidiaries and/or any joint venture in which any of them owns an interest, in each case, in the ordinary course of business, (b) on fair and reasonable terms substantially as favorable to the applicable Borrower or such Subsidiary as would be obtainable by the applicable Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees, expenses and other payments made in connection with the consummation of the Transactions, (d) equity issuances by the Specified U.S. Borrower or any Subsidiary permitted under Section 7.06, (e) loans and other transactions among the Specified U.S. Borrower and its Subsidiaries to the extent permitted under Section 7.06, Section 7.01(p), clauses (b), (c), (e), (f), (k), (l) and (m) of Section 7.02, clauses (b)(iii), (iv), (v) and (xii) of Section 7.03, Section 7.04 or Section 7.05(d), (f) customary fees paid to any directors of the Specified U.S. Borrower (or any direct or indirect parent company of the Specified U.S. Borrower to the extent reasonably related to the operation of the Specified U.S. Borrower) and reimbursement of reasonable out-of-pocket costs of the directors of the Specified U.S. Borrower (or any direct or indirect parent company of the Specified U.S. Borrower to the extent reasonably related to the operation of the Specified U.S. Borrower), (g) the Specified U.S. Borrower and its Subsidiaries may enter into employment and severance arrangements with officers and employees in the ordinary course of business, (h) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Specified U.S. Borrower and the Subsidiaries (or any direct or indirect parent company of the Specified U.S. Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Specified U.S. Borrower and its Subsidiaries, as determined in good faith by the board of directors of the Specified U.S. Borrower or senior management thereof, (i) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect and (j) dividends, redemptions and repurchases permitted under Section 7.06.

7.09    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary of the Specified U.S. Borrower to make Restricted Payments to the Specified U.S. Borrower or any Guarantor or to otherwise transfer property to or invest in any Borrower or any Guarantor, except for any agreement in effect (i) on the Closing Date and described on Schedule 7.09 hereto, (ii) at the time any Person becomes a Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary, (iii) representing Indebtedness of a Subsidiary which is not a Loan Party which is permitted by Section 7.03, or (iv) in connection with any Disposition permitted by Section 7.05 relating solely to the assets to be disposed of, and except (for the avoidance of doubt) the Term Loan Credit Agreement, the 2021 Senior Unsecured Notes Indenture, and any credit agreement, indenture or similar agreement or instrument governing any Incremental Equivalent Debt, Permitted Acquired Debt, Permitted Specified Debt or Permitted Subordinated Indebtedness otherwise incurred in compliance with this Agreement (provided that, with respect to any Incremental Equivalent Debt, Permitted Acquired Debt, Permitted Specified Debt or Permitted Subordinated Indebtedness entered into after the Fourth Amendment Effective Date or any amendment, restatement, supplement or other modification to the Term Loan Credit Agreement or the 2021 Senior Unsecured Notes Indenture as in existence on the Fourth Amendment Effective Date, such restrictions shall not be materially more restrictive than those set forth in the Term Loan Agreement, except that the Term Loan Credit Agreement, the 2021 Senior Unsecured Notes Indenture, and any credit agreement, indenture or similar agreement or instrument governing any Incremental Equivalent Debt, Permitted Acquired Debt, Permitted Specified Debt or Permitted Subordinated Indebtedness may

restrict the creation or assumption of Liens to secure the Revolving Credit Facility obligations to the same extent as the Revolving Credit Facility restricts the creation or assumption of Liens to secure the respective obligations under the Term Loan Credit Agreement, the 2021 Senior Unsecured Notes Indenture, and any credit agreement, indenture or similar agreement or instrument governing any Incremental Equivalent Debt, Permitted Acquired Debt, Permitted Specified Debt or Permitted Subordinated Indebtedness), and (b) of the Specified U.S. Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Revolving Credit Facility and the Obligations or under the Loan Documents except for (i) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property subject to a Lien permitted by Section 7.01 or (ii) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto; provided, however, that clauses (a) and (b) shall not prohibit Contractual Obligations that (i) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (ii) apply only to the property or assets securing Indebtedness permitted to be secured by such property or assets by Section 7.01 and Section 7.03, (iii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (v) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or (vi) are restrictions or conditions imposed by Law; provided, further, that any amendment, restatement, amendment and restatement, modification, renewal, extension or (in the case such Contractual Obligations are set forth in an agreement evidencing Indebtedness) refunding or refinancing otherwise permitted hereunder of any Contractual Obligations that are permitted by clause (a) or (b) above shall be permitted under this Section 7.09, so long as such amendment, restatement, amendment and restatement, modification, renewal, extension, refunding or refinancing does not further limit the ability of any Subsidiary of the Specified U.S. Borrower to make Restricted Payments or to otherwise transfer property to or invest in any Borrower or any Guarantor, or further limit the ability the Specified U.S. Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Revolving Credit Facility and the Obligations or under the Loan Documents, or otherwise expand the scope of such Contractual Obligation.

7.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund ~~Indebtedness~~indebtedness originally incurred for such purpose.

7.11    Consolidated Fixed Charge Coverage Ratio. At any time when a Covenant Trigger Event shall have occurred and be continuing, permit the Consolidated Fixed Charge Coverage Ratio as of the end of the most recently completed Measurement Period of the Specified U.S. Borrower for which financial statements have been delivered by the Specified U.S. Borrower pursuant to Section 6.01 and for each Measurement Period thereafter until such Covenant Trigger Event shall cease to be continuing, to be less than 1.0:1.0.

7.12    Amendments of Organization Documents. Amend any of its Organization Documents in a manner materially adverse to the Administrative Agent or the Lenders.

7.13    Accounting Changes. Make any change in the periods covered by the Specified U.S. Borrower’s fiscal year.

7.14    Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the date that occurs 30 days before the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest and mandatory prepayments of principal and interest shall be permitted) ~~any of~~ the 2021 Senior Unsecured Notes, Permitted Specified Indebtedness, Permitted Seller Notes, Permitted Acquired Debt or Permitted Subordinated Indebtedness (collectively, “Junior Financing”) or Indebtedness in respect of the Term Loan Facility, or make any payment in violation of any subordination terms of any Junior Financing Documentation, except so long as no Default shall have occurred and is continuing or would result therefrom (i) the prepayment, redemption, purchase or defeasance of any such Junior Financing or Indebtedness in respect of the

Term Loan Facility with the net cash proceeds of any Specified Issuance Proceeds that are Not Otherwise Applied (provided that the Specified U.S. Borrower must provide the Administrative Agent with prompt notice of the application of such proceeds following such transaction as required by Section 6.02(k)) to the extent that such proceeds were received within 180 days prior to the date of such prepayment, redemption, purchase or defeasance and held in a segregated account pending application pursuant to this Section 7.14, (ii) the conversion of any Junior Financing or Indebtedness in respect of the Term Loan Facility to Equity Interests (other than Disqualified Equity Interests), (iii) the prepayment, redemption, purchase or defeasance of any such Junior Financing or Indebtedness in respect of the Term Loan Facility, so long as immediately before and immediately after giving effect thereto the Applicable Conditions shall have been satisfied ~~or~~, (iv) the prepayment, redemption, purchase or defeasance of any Junior Financing or Indebtedness in respect of the Term Loan Facility to the extent constituting a Permitted Refinancing thereof, (v) the prepayment of Indebtedness in respect of the Term Loan Facility, so long as before and after giving effect thereto (A) the Payment Conditions shall have been satisfied and (B) the Specified U.S. Borrower shall have delivered to the Administrative Agent a pro forma Compliance Certificate demonstrating such compliance and (vi) the prepayment, redemption, purchase or defeasance of the 2021 Senior Unsecured Notes, in whole or in part, with the proceeds of Indebtedness under the Term Loan Facility or Term Loan Incremental Equivalent Debt, provided that in each case such payment is also permitted under the ~~2018 Senior Unsecured Notes Indenture,~~ 2021 Senior Unsecured Notes Indenture and Term Loan Credit Agreement, (b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent or the Lenders any term or condition of any Junior Financing Documentation or (c) amend, modify or change any term or condition of any Term Loan Facility Document (A) that has the effect of increasing the amount of mandatory prepayments of the Term Loan Facility determined by reference to “excess cash flow” or “free cash flow” (or any similar formation; but excluding, for the avoidance of doubt, mandatory prepayments determined by reference to proceeds received from financing or investing activities) of the Specified U.S. Borrower or any of its Subsidiaries or (B) that would have the effect of shortening the maturity date or Weighted Average Life of the Term Loan Facility, or modifying any other term or condition of the Term Loan Facility, in each case if such maturity date or Weighted Average Life, or other term or condition, as so amended, modified or changed, would not have been permitted hereunder in a Permitted Refinancing of the Term Loan Facility.

7.15    Equity Interests of the Specified U.S. Borrower and Subsidiaries.

(a)    (i) Permit the Specified U.S. Borrower or any of its Subsidiaries to own directly or indirectly less than 100% of the Equity Interests of (x) any Subsidiary that is a Loan Party or (y) any of the Domestic Subsidiaries except as a result of or in connection with a transaction permitted by Section 7.04 or 7.05 or an Investment in any Person permitted under Section 7.02;

(b)    Permit the Specified U.S. Borrower or any of its Subsidiaries to own directly or indirectly less than ~~80~~80.0% of the Equity Interests of any of the Foreign Subsidiaries which are Subsidiaries except (A) to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests of Foreign Subsidiaries or (B) as a result of or in connection with a transaction permitted by Section 7.04 and 7.05 or an Investment in any Person permitted under Section 7.02; or

(c)    Create, incur, assume or suffer to exist any Lien on any Equity Interests of any Borrower (other than Liens pursuant to the Loan Documents and non-consensual Liens arising solely by operation of law and customary restrictions in joint venture agreements).

7.16    Designation of Senior Debt. Designate any Indebtedness of the Specified U.S. Borrower or any of its Subsidiaries other than the Facilities, the Term Loan Facility, the Term Loan Incremental Equivalent Debt or Permitted Refinancings of any of the foregoing as “Designated Senior Debt” (or any comparable term) under, and as defined in, any applicable Junior Financing Documentation.

7.17    Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity

(including any individual or entity participating in the transaction, whether as Lender, Original Bookrunner, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.18    Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Public Law 107‑56 or the Proceeds of Crime (Money-Laundering) and Terrorist Financing Act (Canada) and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default. Any of the following shall constitute an “Event of Default”:

(a)    Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three ~~days~~Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within seven days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)    Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (with respect to the Specified U.S. Borrower, the Canadian Borrower or to the extent such failure is not of a type described in the proviso to Section 8.01(c)(ii), any other Borrower), 6.18(a)(iv), (v) or (vi), 6.19 or Article VII; or

(c)    Other Defaults. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.10 on its part to be performed or observed and such failure continues for two ~~days~~Business Days; (ii) any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.01(f) or Section 6.05(a) (with respect to any Borrower other than the Specified U.S. Borrower or the Canadian Borrower) on its part to be performed or observed and such failure continues for five Business Days, provided that in the case of any term, covenant or agreement contained in Section 6.05(a), such failure is of a type that can be cured within five Business Days and such failure would not materially adversely impact the Secured Parties’ Liens on or rights and remedies with respect to any Collateral; (iii) any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01(b), (c), (d) or (e), Section 6.02(b) or Section 6.18 (other than ~~Sections 6.18~~clause (a)(ii), (iv), (v), (vi) or (b)(ii)) on its part to be performed or observed and such failure continues for five days; (iv) any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.01(a) on its part to be performed or observed and such failure continues for fifteen days; (v) any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.07 on its part to be performed or observed and such failure continues for 10 days; or (vi) any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b), (c)(i), (c)(ii), (c)(iii), (c)(iv) or (c)(v) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Specified U.S. Borrower; or

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)    Cross-Default. (i) Any Non-Excluded Party (A) fails to make any payment (after giving effect to any applicable grace periods, cures or waivers) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, in each case with the giving of notice if required but after giving effect to any applicable grace periods, cures or waivers, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Non-Excluded Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Non-Excluded Party is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Non-Excluded Party as a result thereof is greater than the Threshold Amount; or

(f)    Proceedings under Debtor Relief Laws, Etc. Any Non-Excluded Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, monitor, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, monitor, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)    Inability to Pay Debts; Attachment. (i) Any Non-Excluded Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy; or

(h)    Judgments. There is entered against any Non-Excluded Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, and (B) there is a period of 45 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan, Multiemployer Plan or (on and after the Canadian Facility Effective Date) a Canadian Pension Plan which has resulted or could reasonably be expected to result in liability of the Borrowers under Title IV of ERISA to the Pension Plan, Multiemployer Plan, Canadian Pension Plan (on and after the Canadian Facility Effective Date) or the PBGC or other applicable Governmental Authority in an aggregate amount in excess of the Threshold Amount, (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount or (iii) on or after the Canadian Facility Effective Date, a Termination Event shall occur which, in the Administrative Agent’s determination, constitutes grounds for the termination under any Law, of any Canadian Pension Plan or for the appointment by the appropriate Governmental Authority of a trustee for any Canadian Pension Plan, or if any Canadian Pension Plan shall be terminated or any such trustee shall be requested or appointed, or if any Canadian Loan Party is in default with respect to payments to a Multiemployer Plan or Canadian Pension Plan resulting from its complete or partial withdrawal from such Canadian Pension Plan, in each case, where the liability of the Canadian Borrower is or could reasonably be expected to be in an aggregate amount in excess of the Threshold Amount, or any Canadian Loan Party fails to make any employer contribution when due in respect of a Canadian Pension Plan or has solvency deficiencies in an aggregate amount greater than the Threshold Amount under Canadian Pension Plans, if any, which provide benefits on a defined benefit basis and such failure or solvency deficiency gives rise to a Lien; or

(j)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any Affiliate of a Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)    Change of Control. There occurs any Change of Control; or

(l)    Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 2.19, 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

(m)    Subordination. (i) The subordination provisions of the documents evidencing or governing any subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuers or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02    Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)    upon written notice to the Borrower Agent, declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)    ~~declare~~upon written notice to the Borrower Agent, declare (provided that the failure to give, or the sufficiency of, such written notice shall not affect the validity of any such declaration) the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(c)    upon written notice to the Borrower Agent, require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the ~~then Outstanding~~Minimum Collateral Amount ~~thereof~~with respect thereto); and

(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents and applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Specified U.S. Borrower under any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the occurrence and during the continuance of an Event of Default, at the election of the Administrative Agent or the Required Lenders (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17, 2.18 and 8.04, be applied by the Administrative Agent in the following order:
(a)    With respect to amounts received from or on account of any U.S. Loan Party, or in respect of any U.S. Collateral,

First, to payment of that portion of the U.S. Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the U.S. Obligations constituting fees, indemnities and other amounts (other than principal, interest, U.S. Letter of Credit fees and commitment fees) payable to the U.S. Lenders and the U.S. L/C Issuers (including fees, charges and disbursements of counsel to the respective U.S. Lenders and the U.S. L/C Issuers payable under the Loan Documents and amounts payable under Article III (in each case, other than fees, indemnities and other amounts, and amounts then payable under Article III, arising under Secured Cash Management Agreements and Secured Hedge Agreements), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the U.S. Obligations (other than FILO Obligations, if any) constituting accrued and unpaid U.S. Letter of Credit fees, commitment fees and interest on the U.S. Loans, U.S. L/C Borrowings and other U.S. Obligations (other than the FILO Obligations, if any) arising under the Loan Documents, ratably among the U.S. Lenders and the U.S. L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, (i) to payment of that portion of the U.S. Obligations (other than FILO Obligations) constituting unpaid principal of the U.S. Loans, the U.S. L/C Borrowings and Pari Passu Bank Product Obligations and (ii) to the Administrative Agent for the account of the U.S. L/C Issuers, to Cash Collateralize that portion of U.S. L/C Obligations comprising the aggregate undrawn amount of U.S. Letters of Credit, ratably among the U.S. Lenders, the U.S. L/C Issuers, the U.S. Hedge Banks and the U.S. Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Canadian Obligations, if any, in the order set forth in Section 8.03(b);
Sixth, to the payment of that portion of the FILO Obligations, if any, constituting accrued and unpaid commitment fees and interest under the FILO Tranche, ratably among the FILO Lenders in proportion to the respective amounts described in this clause Sixth payable to them;
Seventh, to payment of that portion of the FILO Obligations, if any, constituting unpaid principal under the FILO Tranche, ratably among the FILO Lenders in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to payment of that portion of the U.S. Obligations then owing in respect of Bank Products to the extent that such U.S. Obligations do not constitute Pari Passu Bank Product Obligations; and
Last, the balance, if any, after all of the Obligations have been paid in full in cash, to the Borrowers or as otherwise required by Law.
(b)    ~~With~~If applicable, with respect to amounts received from or on account of any Canadian Loan Party or in respect of any Canadian Collateral, or, after all of the U.S. Obligations set forth in clauses first through fourth above have been paid in full in cash in accordance with Section 8.03(a), from or on account of any U.S. Loan Party, or in respect of any U.S. Collateral,
First, to payment of that portion of the Canadian Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Canadian Obligations constituting fees, indemnities and other amounts (other than principal, interest, Canadian Letter of Credit fees and commitment fees) payable to the Canadian Lenders and the Canadian L/C Issuers (including fees, charges and disbursements of counsel to the respective Canadian Lenders and the Canadian L/C Issuers arising under the Loan Documents and amounts payable under Article III (in each case, other than fees, indemnities and other amounts, and amounts then payable under Article III, arising under Secured Cash Management Agreements and Secured Hedge Agreements), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Canadian Obligations (other than the FILO Obligations) constituting accrued and unpaid Canadian Letter of Credit fees, commitment fees and interest on the Canadian Loans, Canadian L/C Borrowings and other Canadian Obligations (other than FILO Obligations) arising under the Loan Documents, ratably among the Canadian Lenders and the Canadian L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, (i) to payment of that portion of the Canadian Obligations (other than the FILO Obligations) constituting unpaid principal of the Canadian Loans, the Canadian L/C Borrowings and Pari Passu Bank Product Obligations and (ii) the Administrative Agent for the account of the Canadian L/C Issuers, to Cash Collateralize that portion of Canadian L/C Obligations comprising the aggregate undrawn amount of Canadian Letters of Credit, ratably among the Canadian Lenders, the Canadian L/C Issuers, the Canadian Hedge Banks and the Canadian Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the FILO Obligations, if any, in the order set forth in Section 8.03(a);
Sixth, to payment of that portion of the Canadian Obligations then owing in respect of Bank Products to the extent that such Canadian Obligations do not constitute Pari Passu Bank Product Obligations; and
Last, the balance, if any, after all of the Obligations have been paid in full in cash, to the Borrowers or as otherwise required by Law.
Subject to Section 2.03(b), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to Section 8.03(a), clause Fourth above, and Section 8.03(b), clause Fourth above, shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
8.04    Collection Allocation Mechanism.

(a)    On the CAM Exchange Date, (i) each U.S. Revolving Credit Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Administrative Agent in accordance with Section 2.04(A)(c)(ii)) participations in the U.S. Swing Line Loans in an amount equal to such U.S. Revolving Lender’s Applicable Percentage of each U.S. Swing Line Loan outstanding on such date, (ii) each U.S. Revolving Credit Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Administrative Agent in accordance with Section 2.03) participations in the Outstanding Amount of U.S. L/C Obligations with respect to each U.S. Letter of Credit in an amount equal to such U.S. Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such U.S. Letter of Credit, (iii) each Canadian Revolving Credit Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Administrative Agent in accordance with Section 2.04(B)(c)(ii)) participations in the Canadian Swing Line Loans in an amount equal to such Canadian Lender’s Applicable Percentage of each Canadian Swing Line Loan outstanding on such date, (iv) each Canadian Revolving Credit Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Administrative Agent in accordance with Section 2.03) participations in the Outstanding Amount of Canadian L/C Obligations with respect to each Canadian Letter of Credit in an amount equal to such Canadian Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Canadian Letter of Credit, (v) simultaneously with the automatic conversions pursuant to clause (vi) below, the Lenders shall automatically and without further act (and without regard to the provisions of Section 11.04) be deemed to have exchanged interests in the Loans (other than the Swing Line Loans) and participations in the Swing Line Loans and Letters of Credit, such that in lieu of the interest of each Lender in each Loan, and L/C Obligations in which it shall participate as of such date (including such Lender’s interest in the Obligations, Guaranties and Collateral of each Loan Party in respect of each such Loan and L/C Obligations), such Lender shall hold an interest in every one of the Loans (other than the Swing Line Loans) and a participation in every one of the Swing Line Loans and all of the L/C Obligations (including the Obligations, Guaranties and Collateral of each Loan Party in respect of each such Loan), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof and (vi) simultaneously with the deemed exchange of interests pursuant to clause (v) above, the interest in the Loans denominated in Canadian Dollars to be received in such deemed exchange shall be converted into Obligations denominated in Dollars and on and after such date all amounts accruing and owed to Lenders in respect of such Obligations shall accrue and be payable in Dollars at the rates otherwise applicable hereunder. Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Loan or any participation in any Swing Line Loan or Letter of Credit. Each Loan Party agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes evidencing its interests in the Loans so executed and delivered; provided, however, that the failure of any Loan Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b)    As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by Administrative Agent pursuant to any Loan Document in respect of any of the Obligations, and each distribution made by the Administrative Agent in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of an Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

(c)    The provisions of this Section 8.04 are solely an agreement among the Lenders for the purpose of allocating risk and the Borrowers have no additional obligations with respect thereto.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01    Appointment and Authority.

(a)    Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America (including with respect to the Canadian Revolving Credit Facility, acting through Bank of America-Canada Branch) to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for Sections 9.06 and 9.10, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrowers nor any other Loan Parties shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)    Each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank), the Collateral Agent and each of the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender, such Collateral Agent and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c)    For the purposes of creating a solidarité active in accordance with Article 1541 of the Civil Code of Quebec between each Secured Party, taken individually, on the one hand, and the Administrative Agent, on the other hand, each Loan Party and each such Secured Party acknowledges and agrees with the Administrative Agent that such Secured Party and the Administrative Agent are hereby conferred the legal status of solidary creditors of each such Loan Party in respect of all Obligations owed by each such Loan Party to the Administrative Agent and such Secured Party hereunder and under the other Loan Documents (collectively, the “Solidary Claim”) and that, accordingly, but subject (for the avoidance of doubt) to Articles 1542 and 1543 of the Civil Code of Québec, each such Loan Party is irrevocably bound towards the Administrative Agent and each Secured Party in respect of the entire Solidary Claim of the Administrative Agent and such Secured Party. As a result of the foregoing, the parties hereto acknowledge that the Administrative Agent and each Secured Party shall at all times have a valid and effective right of action for the entire Solidary Claim of the Administrative Agent and such Secured Party and the right to give full acquittance for it. Accordingly, and without limiting the generality of the foregoing, the Administrative Agent, as solidary creditor with each Secured Party, shall at all times have a valid and effective right of action in respect of the Solidary Claim and the right to give a full acquittance for same. By its execution of the Loan Documents to which it is a party, each such Loan Party and Secured Party not a party hereto shall also be deemed to have accepted the stipulations hereinabove provided. The parties further agree and acknowledge that such Liens (hypothecs) under the Collateral Documents and the other Loan Documents shall be granted to the Administrative Agent, for its own benefit and for the benefit of the Secured Parties, as solidary creditor as hereinabove set forth.

9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders, Required U.S. Lenders or Required Canadian Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of ~~its~~their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed to not have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower, a Lender or an L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution)

believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is reasonably satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05    Delegation of Duties.

(a)    The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more individual(s) or institution(s) as separate trustee(s), co-trustee(s), collateral agent(s), collateral sub-agent(s) or collateral co-agent(s) (any such additional individual or institution being referred to herein as a “Supplemental Collateral Agent”) appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(b)    In the event that the Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article and of Section 11.04 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

(c)    Should any instrument in writing from any Loan Party be required by any Supplemental Collateral Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Collateral Agent.

9.06    Resignation of Administrative Agent.

(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the ~~Borrowers~~Borrower Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the ~~Specified U.S.~~ Borrower Agent’s consent (such consent not to be unreasonably withheld and provided that no such consent shall be required if (x) an Event of Default shall have occurred and be continuing or (y) the successor agent to be appointed is a Lender or an Affiliate of a Lender), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and

Canada. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above~~;~~, provided that ~~if the~~in no event shall any such successor Administrative Agent ~~shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then~~be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall ~~nonetheless~~ become effective in accordance with such notice ~~and (a~~on the Resignation Effective Date.

(b)    With effect from the Resignation Effective Date (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any ~~Collateral~~collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such ~~Collateral~~collateral security until such time as a successor Administrative Agent is appointed) and (~~b)~~2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments ~~and~~, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, ~~and all determinations provided to be made by the Administrative Agent shall instead be made by the Required Lenders,~~ until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above ~~in this Section~~. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring ~~(or retired)~~Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) . The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(c)    Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06, shall also constitute its resignation as L/C Issuer and Swing Line Lender; provided that the ~~Specified U.S.~~ Borrower Agent may appoint the successor L/C Issuer or Swing Line Lender so long as such successor is a Lender other than a Defaulting Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of ~~the~~a L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(b). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Sections 2.04(A)(c) or 2.04(B)(c). Upon the appointment by the Borrower Agent of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Original Bookrunner, ~~Syndication Agents or~~ Joint Lead Arrangers, Joint Bookrunners or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender, a Swing Line Lender or an L/C Issuer hereunder.

9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.
9.10    Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b)    to release any Guarantor from its obligations under the Guaranties if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or becomes a joint venture permitted by and as described in Section 7.05(o); and

(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(b), (c), (d), (f), (g), (h), (j), (k), (m), (n), (o), (q), (s), (t), (u), (v) or (w).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under a Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranties, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
9.11    Secured Cash Management Agreements and Secured Hedge Agreements. (a) No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents; provided that, the Lenders agree that they will not amend, modify or waive (x) the provisions of Section 8.03 in a manner that disproportionately and adversely affects the Hedge Banks as a group or (y) the provisions of any Loan Document in a manner that disproportionately renders unsecured the Hedge Banks as a group (it being understood that a release of Liens that is applicable to all Lenders in accordance with Section 9.10 shall not be restricted by the terms of this proviso), in the case of each of clauses (x) and (y), without the consent of Lenders who are, or who are Affiliates of Persons who are, Hedge Banks holding a majority of the then outstanding Obligations under the Secured Hedge Agreements (as measured by the Swap Termination Value thereof). Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other reasonably satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Upon the request of the Administrative Agent at any time, the Hedge Banks and the Cash Management Banks shall provide to the Administrative Agent a summary of outstanding obligations under any Cash Management Agreements or Swap Contracts secured by a Lien on any asset of any Loan Party, as of such date as may be reasonably requested by the Administrative Agent, showing the aggregate amount of such obligations determined on a marked-to-market basis and such other information reasonably requested by the Administrative Agent. At the request of the Administrative Agent from time to time, the Hedge Banks and the Cash Management Banks shall provide to the Administrative Agent copies of any Cash Management Agreements or Swap Contracts pursuant to which obligations secured by a Lien on any asset of any Loan Party have been incurred.

(b)    Notwithstanding anything herein to the contrary, (i) Bank Product Debt arising in respect of any Bank Product shall not constitute “U.S. Obligations” or “Canadian Obligations”, as the case may be, unless and until the applicable Hedge Bank or Cash Management Bank and the Borrower Agent shall have provided written notice to the Administrative Agent of (A) the existence of such Bank Product, (B) the Bank Product Amount in respect thereof, and (C) the methodology to be used by such parties in determining the Bank Product Debt owing from time to time thereunder and (ii) Bank Product Debt arising in respect of any Bank Product shall not constitute “U.S. Obligations” or “Canadian Obligations”, as the case may be, to the extent that such Bank Product Debt exceeds the Bank Product Amount designated in respect of such Bank Product in accordance with this Section 9.11(b). The Bank Product Amount with respect to any Bank Product may be changed from time to time upon written notice to the Administrative Agent by the applicable Secured Party and the Borrower Agent, provided that the effect of such change shall be subject to the definition of Pari Passu Bank Product Obligations.
(c)    Upon each designation of a Bank Product Amount pursuant to Section 9.11(b), and without duplication, the Collateral Agent shall establish a Bank Product Reserve for the full amount of such Bank Product Amount pursuant to the definition of “Availability Reserve” herein.
ARTICLE X
[RESERVED]

ARTICLE XI
MISCELLANEOUS

11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the ~~applicable~~ Borrower ~~or the applicable Loan Party~~Agent, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender, it being understood that amendments, waivers, consents or other modifications of conditions precedent, covenants, Defaults or Events of Default or of mandatory reductions in the Commitments shall not be deemed to constitute an increase in any Commitment;

(b)    increase the ~~aggregate~~Aggregate Commitments under the Revolving Credit Facility to an amount greater than $~~400,000,000~~450,000,000 without the consent of the Collateral Agent;

(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments, if any) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d)    reduce the principal amount of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender ~~entitled to such amount~~directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e)    change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby;

(f)    change any provision of this Section 11.01 or the definition of “Required Lenders”, “Required U.S. Lenders”, “Required Canadian Lenders”~~,~~ or “Supermajority Lenders~~” or the “Required Initial Lenders~~” without the written consent of each Lender;

(g)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender (unless all Obligations (other than contingent Obligations in respect of unasserted indemnity claims) have been paid in full in cash and the Aggregate Commitments terminated);

(h)    release all or substantially all of the value of the Guaranties, without the written consent of each Lender, it being understood that the release of any Subsidiary from a Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(i)    amend, modify or waive any provision of this Agreement, in each case governing the rights of the Lenders under any Facility, without the written consent of Lenders holding a majority in interest of the obligations under such Facility, if such amendment, modification or waiver, or such provision, by its express terms applies only to such Facility (or only to the Lenders thereunder) and if such amendment, modification or waiver adversely affects the Lenders under such Facility;

(j)    [Reserved];

(k)    change or otherwise modify the eligibility criteria, eligible asset classes, reserves, sublimits in respect of any Borrowing Base, or add new asset categories to any Borrowing Base, or otherwise cause any Borrowing Base to be increased, in each case without the written consent of the Supermajority Lenders; provided that this clause (k) shall not limit the discretion of the Collateral Agent to change, establish or eliminate any reserves, to add assets acquired in a Permitted Acquisition to any Borrowing Base or to otherwise exercise its discretion or Credit Judgment in respect of any determination expressly provided hereunder to be made by the Collateral Agent in its discretion or Credit Judgment, all to the extent otherwise set forth herein; or

(l)    amend, modify or change the provisions of Section 8.04 or the definition of “CAM Percentage” without the written consent of each Lender.

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) any Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) any condition set forth in Section 4.01 (other than Section 4.01(b)(ii)) and, in the case of the initial Credit Extension, Section 4.02, and the provisions of Section 7.08 (solely to the extent that any such amendment or waiver relates principally to transfer pricing of the Specified U.S. Borrower and its Subsidiaries), may be amended or waived by the written consent of only the Collateral Agent and the Loan Parties; and (vi) Schedule 2.01 may be modified from time to time and technical and conforming modifications to the Loan Documents may be made to the extent necessary to effectuate any Commitment Increase or Incremental Amendment pursuant to Section 2.16, in each case with the prior written consent of the Administrative Agent, each applicable L/C Issuer, each applicable Swing Line Lender, the Loan Parties and each Lender or Eligible Assignee participating in such Commitment Increase pursuant to documentation satisfactory to the Administrative Agent without the consent of any other Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender or Affiliated Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders and Affiliated Lenders), except that (x) the Commitment of any Defaulting Lender or Affiliated Lender may not be increased or extended without the consent of such Lender, (y) the principal amount of, or rate of interest applicable to, any Loan or L/C Borrowing and the fees or other amounts payable hereunder or under any Loan Document to any such Defaulting Lender or Affiliated Lender may not be reduced without the consent of such Lender and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender or Affiliated Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Lender.
~~If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).~~Notwithstanding any provision herein to the contrary, but subject to Sections 2.16 and 2.19, as applicable, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower Agent (i) to add one or more additional revolving credit or term loan facilities to this Agreement (including, without limitation, a Canadian Reallocation or Canadian Increase), and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
Subject to the restrictions set forth in the foregoing subparagraphs 11.01(a) to (l), but notwithstanding anything else to the contrary contained in this Section 11.01, (a) with respect to any provision contained in this Agreement relating to any Facility, the Administrative Agent, the Borrowers and a majority in interest of the Lenders under such Facility shall be permitted to amend such provision, without the consent of any other Lender, solely to the extent reasonably necessary or advisable to (i) comply with applicable Law relating to such Facility or (ii) better implement the intentions of this Agreement with respect to such Facility, and, in the case of any amendment made pursuant to this clause (ii), solely to the extent that such amendment does not impair the rights, obligations or interests of any other Lender under this Agreement in any material respect and (b) if at any time ~~on or before the date that is sixty (60) days after the Effective Date,~~ the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document; provided that the Administrative Agent shall have the right (but not the obligation) to give prior notice of such amendment to the Lenders, in which case such amendment shall become effective only if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
11.02    Notices; Effectiveness; Electronic Communications.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by ~~telecopier~~facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrowers, the Borrower Agent, the Administrative Agent, the Collateral Agent, the L/C Issuers or the Swing Line Lenders, to the address, ~~telecopier~~facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)    if to any other Lender, to the address, ~~telecopier~~facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by ~~telecopier~~facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next ~~business day~~Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
Each Loan Party located outside of the U.S. hereby irrevocably appoints the Borrower Agent as its agent to receive on behalf of such Loan Party and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Loan Party in care of the Borrower Agent at the Borrower Agent’s address specified in this Agreement, and such Loan Party hereby irrevocably authorizes and directs the Borrower Agent to accept such service on its behalf. As an alternative method of service, each Loan Party also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Loan Party at its address specified in this Agreement.
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lenders, the L/C Issuers or the Borrowers may each, in ~~their~~its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), ~~provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient,~~ and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or the Original Bookrunner or any of their Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or any other Loan Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of ~~the Borrowers’~~any Borrower’s, any Loan Party’s or the Administrative Agent’s or the Original Bookrunner’s transmission of Borrower Materials or notices through the ~~Internet~~platform, any other electronic platform or electronic messaging service, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any other Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each Borrower, the Administrative Agent, each L/C Issuer and each Swing Line Lender may change its address, ~~telecopier~~facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, ~~telecopier~~facsimile or telephone number for notices and other communications hereunder by notice to the Borrower Agent, the Administrative Agent, the applicable L/C Issuer and the applicable Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, ~~telecopier~~facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States federal or state securities Laws.

(e)    Reliance by the Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of a Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or any Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Original Bookrunner, Administrative Agent, the Collateral Agent and each of their respective Affiliates (including the reasonable and documented fees, out-of-pocket charges and disbursements of one firm of counsel for the Administrative Agent, the Collateral Agent and the Original Bookrunner, taken as a whole (and, in the case of the preparation and negotiation of this Agreement, one firm of counsel for the Collateral Agent), of one firm of local counsel retained by the Administrative Agent in each relevant local jurisdiction and of one firm of special counsel retained by the Administrative Agent for each relevant specialty), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out‑of‑pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Without limitation of the forgoing, promptly following demand therefor (subject to applicable Law), the Borrowers shall pay (a) all fees and expenses of the Administrative Agent, the Collateral Agent and the Lenders required pursuant to this Section 11.04(a), the Commitment Letter or any Fee Letter, and (b) all fees and expenses of the Administrative Agent, the Collateral Agent and the Lenders in their respective capacities as agents and/or lenders under the Existing Credit Agreement and owing from the Specified U.S. Borrower or any of its Subsidiaries pursuant to the Existing Credit Agreement, in each case, that are accrued and unpaid as of the date hereof.

(b)    Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonably related expenses (but limited in the case of legal fees to the reasonable and documented fees, out-of-pocket charges and disbursements of one counsel for the Indemnitees, taken as a whole, and, if reasonably necessary, one firm of local counsel retained by the Indemnitees, taken as a whole in each relevant material jurisdiction; provided that in the event of a potential or actual conflict of interest among any of the Indemnitees, the Borrowers shall pay for the reasonable and documented fees, out-of-pocket charges and disbursements of one additional counsel for such Indemnitees, taken as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any such Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, any Swing Line Lender or any Related Party of any of the foregoing, and without limiting the obligation of the Borrowers to do so, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, such Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) ~~or~~, any L/C Issuer or any Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) ~~or~~, any L/C Issuer or any Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, and acknowledges that no other Loan Party, any Subsidiary of a Loan Party or any Affiliate of any Loan Party shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(c) shall survive the resignation of the Administrative Agent, any L/C Issuer and any Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05    Payments Set Aside. To the extent that any payment by or on behalf of a Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment ~~under any Facility~~(in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such Assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the applicable Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to any Swing Line Lender’s rights and obligations in respect of the applicable Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)    the consent of the applicable Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)    the consent of the applicable L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)    the consent of the applicable Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Borrower. No such assignment shall be made to a Borrower or any Borrower’s Affiliates or Subsidiaries. Notwithstanding the foregoing, assignments to Affiliates of the Specified U.S. Borrower (other than any Subsidiaries of the Specified U.S. Borrower) shall be permitted, provided that (a) no such assignee shall have any right to approve or disapprove any amendment, waiver or consent hereunder or the other Loan Documents, except that the Commitment of such assignee may not be increased or extended without the consent of such assignee and (b) such assignee agrees in writing not to exercise any of the rights afforded to a Lender pursuant to Section 11.01, except solely to the extent relating to a Lender’s right to consent to extensions or increases in the Commitment of such Lender pursuant to Section 11.01(a) (any such assignee being referred to herein as an “Affiliated Lender”).

(vi)    No Assignment to Natural Persons or Defaulting Lenders. No such assignment shall be made to (A) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A) or (B) a natural ~~person~~Person (or to a holding company, investment vehicle or trust for, or owned for the primary benefit of, a natural Person.

(vii)    Defaulting Lenders. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Agent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii)    No Tax Withholding. Except during any period during which an Event of Default shall have occurred and be continuing, no assignment may be made to any Person unless such Person certifies (in accordance with the applicable certification methods set forth in Section 3.01(e)) to the Administrative Agent and the Borrower Agent that, as of the time of such assignment, all payments by or on account of any obligation of any Loan Party under any Loan Document may be made to such Person without deduction or withholding for any Taxes.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations and stated interest thereon owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders ~~may~~shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement~~, notwithstanding notice to the contrary~~. The Register shall be available for inspection by the Borrowers and any Lender (solely to the extent of the provisions related to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, owned and operated for the primary benefit of, a natural Person) or any Borrower or any Borrower’s Affiliates or Subsidiaries or any Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. ~~Subject to subsection (e) of this Section, each~~Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to ~~Section 11.06(b)~~subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender~~,~~; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender ~~having sold~~that sells a participation ~~in any of its obligations under this Agreement~~shall, acting solely for this purpose as ~~an~~a non-fiduciary agent of the Borrowers, ~~shall establish and maintain at its address referred to in Section 11.02 (or at such other address as such Lender shall notify the Borrowers) a record of ownership, in which such Lender shall register by book entry (A)~~maintain a register on which it enters the name and address of each ~~such participant (and each change thereto, whether by assignment or otherwise) and (B) the rights, interests or obligations of each such participant in any obligation under this Agreement, in any Commitment and in any right to receive any payment hereunder~~Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the applicable Borrower gives its prior written consent to such entitlement in connection with the sale of the participation to such Participant. A Participant shall not be entitled to the benefits of Section 3.01 unless the applicable Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of such Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Bank of America (and/or Bank of America-Canada Branch, as applicable) may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as U.S. L/C Issuer and Canadian L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as U.S. Swing Line Lender and Canadian Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower Agent shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower Agent to appoint any such successor shall affect the resignation of Bank of America (and/or Bank of America-Canada Branch, as applicable) as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America (and/or Bank of America-Canada Branch, as applicable) resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(b)). If Bank of America (and/or Bank of America-Canada Branch, as applicable) resigns as Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Rate Loans, as applicable, or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04. Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America (and/or Bank of America-Canada Branch, as applicable) with respect to such Letters of Credit.

11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to its Affiliates and to its Affiliates’ partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in connection with the transactions contemplated hereby or otherwise with the consent of the Borrower Agent, (c) to the extent required or requested by any regulatory authority purporting to have jurisdiction over ~~it~~such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (d) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (provided that, to the extent permitted thereby and practicable, prompt prior written notice of such disclosure will be provided to the Specified U.S. Borrower), (e) to any other party hereto, (f) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement~~,~~ or any Eligible Assignee invited to be a Lender pursuant to Section 2.16 or 2.19, as applicable, or (ii) any actual or prospective counterparty (or its ~~advisors~~Related Parties) to any swap ~~or~~, derivative or other transaction ~~relating to any Borrower and its obligations or (iii) any of its Affiliates that is an actual or prospective provider of cash management services to any Borrower or any Borrower’s Subsidiaries (including with respect to treasury, depository, overdraft, credit and debit card, electronic funds transfer and other cash management arrangements), (h~~under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder, (h) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or their Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (i) with the consent of the Borrower Agent or applicable Borrower or (~~i~~j) to the extent such Information (~~i~~x) becomes publicly available other than as a result of a breach of this Section or (~~ii~~y) becomes available to the Administrative Agent, the Collateral Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower or a Person known by the Administrative Agent, the Collateral Agent, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by a confidentiality agreement with a Borrower. In addition, the Administrative Agent, the Collateral Agent, the Original Bookrunner and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Collateral

Agent and the Lenders in connection with the administration and management of this Agreement ~~and~~, the other Loan Documents and the Commitments.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof (other than as a result of a breach of this Section 11.07). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender ~~or~~, such L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch ~~or~~, office or Affiliate of such Lender or such L/C Issuer different from the branch ~~or~~, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the ~~applicable~~ Borrower Agent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. No Lender shall set off against any Dominion Account without the prior consent of Administrative Agent. In the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. Without limiting the generality of the foregoing, if any provision of any of the Loan Documents would obligate Canadian Loan Parties to make any payment of interest with respect to the Canadian

Obligations in an amount or calculated at a rate which would be prohibited by applicable Law or would result in the receipt of interest with respect to the Canadian Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Canadian Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid to the applicable recipient under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the applicable recipient which would constitute interest with respect to the Canadian Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then Canadian Loan Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the applicable recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the applicable recipient to the applicable Canadian Loan Party. Any amount or rate of interest with respect to the Canadian Obligations referred to in this Section 11.09 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolving Credit Loans to the Canadian Borrower remain outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Closing Date to the date of payment in full of the Canadian Obligations, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive, absent manifest error, for the purposes of such determination.

11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, together with the provisions of the Commitment Letter that are stated to survive the execution hereof ~~and~~, the Fee Letters and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an originally executed counterpart of a signature page of this Agreement by ~~telecopy or in “pdf” or similar format by~~facsimile or other electronic ~~mail~~imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder (other than contingent Obligations in respect of unasserted indemnity claims) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby, (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions and (c) without limiting the generality of the foregoing~~,~~ provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lenders, as applicable, the then such provisions shall be deemed to be in effect only to the extent not so limited. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13    Replacement of Lenders. If ~~any Lender requests compensation under Section 3.04~~the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, or if a Lender determines that it has become unlawful to provide or maintain Eurodollar Rate Loans or BA Rate ~~Loans, or if a Borrower is required to indemnify or pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01,~~Loan, or if any Lender is a Defaulting Lender or ~~if any other circumstance exists hereunder that gives a Borrower the right to replace a~~a Non-Consenting Lender ~~as a party hereto~~, then the ~~applicable Borrower~~Borrowers may, at ~~its~~their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)    such Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; ~~and~~

(d)    such assignment does not conflict with applicable Laws; and

(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling a Borrower to require such assignment and delegation cease to apply. In connection with any replacement under this Section 11.13, if any ~~non-consenting~~Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such ~~non-consenting~~Non-Consenting Lender or Defaulting Lender, then such ~~non-consenting~~Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the ~~non-consenting~~Non-Consenting Lender or Defaulting Lender.
11.14    Governing Law; Jurisdiction; Etc.

(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY ~~SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF~~AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, ~~IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT,~~ AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING ~~WILL~~MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT~~; PROVIDED THAT~~ . EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. ~~EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.~~

(c)    WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent ~~and~~, the Original Bookrunner and the Lenders are arm’s-length commercial transactions between the Borrowers, the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent ~~and~~, the Original Bookrunner and the Lenders on the other hand, (B) each Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent ~~and~~, the Original Bookrunner and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, ~~nor~~ the Original Bookrunner~~,~~ nor any Lender has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Original Bookrunner and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent ~~nor~~, the Original Bookrunner nor any Lender has any obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent ~~and~~, the Original Bookrunner or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in ~~any Assignment and Assumption or in any amendment or other modification hereof (including~~or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.~~.~~

11.18    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA ~~Patriot~~PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” ~~an~~and anti-money laundering rules and regulations, including the Act.

11.19    Judgment Currency. If, for the ~~purpose~~purposes of obtaining judgment in any court, it is necessary to convert ~~an amount~~a sum due hereunder ~~in the~~or any other Loan Document in one currency ~~in which it is due (the “Original Currency”)~~ into another currency ~~(the “Second Currency”)~~, the rate of exchange ~~applied~~used shall be that at which~~,~~ in accordance with normal banking procedures~~,~~ the Administrative Agent could purchase ~~in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2)~~the first currency with such other currency on the Business ~~Days~~Day preceding that on which final judgment is given. ~~Each Loan Party agrees that its~~ The obligation of each Borrower in respect of any ~~Original Currency~~such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment ~~or payment in such other currency~~in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that~~,~~ on the Business Day following ~~the date~~receipt by the Administrative Agent ~~receives payment~~or such Lender, as the case may be, of any sum ~~so~~ adjudged to be so due ~~hereunder~~ in the ~~Second~~Judgment Currency, the Administrative Agent ~~may,~~or such Lender, as the case may be, may in accordance with normal banking procedures~~, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been~~ purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the ~~amount~~sum originally due ~~in the Original Currency, each Loan Party~~to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such ~~payment or~~ judgment, to indemnify the Administrative Agent ~~and the Appropriate Lenders against such loss. The term “rate of exchange” in this Section 11.19 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase~~or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

11.20    Language. The parties have requested that this Agreement and the other documents contemplated hereby or relating hereto be drawn up in the English language. Les parties ont requis que cette convention ainsi que tous les documents qui y sont envisagés ou qui s’y rapportent soient rédigés en langue anglaise.

11.21    Intercreditor Agreement. Reference is made to the Intercreditor Agreement. Each Lender hereunder (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Administrative Agent, to enter into the Intercreditor Agreement as the “collateral agent” thereunder on behalf of such Lender. The foregoing provisions are intended as an inducement to the Lenders under the Credit Agreement to extend credit and such Lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

11.22    Amendment and Restatement. It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrowers and the other Loan Parties outstanding thereunder.

11.23    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution;
and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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